                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

Internet Communications Corporation
(Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        Pursuant to Exchange Act Rule 0-11(c)(1), a fee of $2,739.25 was
        paid, representing 1/50th of one percent of the value of the Registrant's securities being transferred to the sole shareholder of the company being acquired by the Registrant.
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        $13,196,240
     5) Total fee paid:
        $2,739.25
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:

        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:


     3) Filing Party:


     4) Date Filed:

                       INTERNET COMMUNICATIONS CORPORATION
                      7100 EAST BELLEVIEW AVENUE, SUITE 201
                        GREENWOOD VILLAGE, COLORADO  80111
                           TELEPHONE - (303) 770-7600

- --------------------------------------------------------------------------------


                     NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON SEPTEMBER 12, 1996


- --------------------------------------------------------------------------------


TO THE SHAREHOLDERS OF INTERNET COMMUNICATIONS CORPORATION:


      A Special Meeting of Shareholders of Internet Communications Corporation, a Colorado corporation (the "Company"), will be held at the Company's offices at 7100 East Belleview Avenue, Suite 201, Greenwood Village, Colorado 80111, on September 12, 1996 at 1:00 p.m., Denver Time, to consider and take action on:


      1.     A proposal to adopt the 1995 Non-Employee Director Stock Option
Plan.

      2.     A proposal to adopt the 1996 Incentive Stock Plan.

      3. A proposal to approve the Amended and Restated Acquisition Agreement (the "Acquisition Agreement") among the Company, Internet Acquisition One, Inc. ("Merger Sub") and Interwest Group, Inc. ("Group") and certain transactions related thereto pursuant to which Merger Sub will merge (the "Merger") into Interwest Communications C.S. Corporation ("Interwest"), a wholly-owned subsidiary of Group. As a result of the Merger, the Company will own all the outstanding shares of capital stock of Interwest and Group will receive a number of shares of the Company's common stock, no par value ("Company Common Stock"), that will in general be equal to 49% of the number of shares of Company Common Stock that will be issued and outstanding after giving effect to the closing of the Merger.

      4. A proposal to amend the Articles of Incorporation to increase the number of authorized shares of the Company Common Stock from 4,500,000 shares to 20,000,000 shares.

      5. A proposal to amend the Articles of Incorporation to remove the requirement that there be at least six directors prior to dividing the Board of Directors into three Classes, each of which, after an interim arrangement, will serve for staggered three year terms, and to permit removal of directors before expiration of their terms of office only for cause.

      6. A proposal to amend the Articles of Incorporation to provide for increased voting requirements for certain corporate actions including the sale of the Company's assets, mergers and dissolution and to remove the requirement for shareholder approval of pledges of assets; and to provide for mandatory indemnification of directors and officers in every case in which a corporation is entitled under Colorado law to indemnify directors and officers.

      7.     A proposal to elect five Directors.

      8. Such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

      The discussion of the proposals of the Board of Directors set forth above is intended only as a summary, and is qualified in its entirety by the information relating to the proposals set forth in the accompanying Proxy Statement.

      Only shareholders of record at the close of business on August 6, 1996, will be entitled to notice of and to vote at this special meeting, or any adjournment or adjournments thereof.


      Date:  August 12, 1996                By Order of the Board of
                                            Directors:



                                            Thomas C. Galley, President

      YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

YOUR VOTE IS IMPORTANT

      The discussion of the proposals of the Board of Directors set forth above is intended only as a summary, and is qualified in its entirety by the information relating to the proposals set forth in the accompanying Proxy Statement.

      Only shareholders of record at the close of business on August 6, 1996, will be entitled to notice of and to vote at this special meeting, or any adjournment or adjournments thereof.


      Date:  August 12, 1996                By Order of the Board of
                                            Directors:



                                            Thomas C. Galley, President

      YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

YOUR VOTE IS IMPORTANT

                      INTERNET COMMUNICATIONS CORPORATION

                               PROXY STATEMENT
                      FOR SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 12, 1996




      THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH A SOLICITATION OF PROXIES (IN THE FORM ENCLOSED) BY THE BOARD OF DIRECTORS OF INTERNET COMMUNICATIONS CORPORATION (THE "COMPANY") TO BE USED AT THE SPECIAL MEETING OF SHAREHOLDERS (THE "SPECIAL MEETING") AT 1:00 P.M. (DENVER TIME), ON SEPTEMBER 12, 1996 AT THE COMPANY'S OFFICES AT 7100 E. BELLEVIEW AVE., SUITE 201, GREENWOOD VILLAGE, COLORADO 80111. THE PROXY AND PROXY STATEMENT WILL BE MAILED TO SHAREHOLDERS ON OR ABOUT AUGUST 12, 1996. THE SPECIAL MEETING WILL BE HELD IN LIEU OF THE ANNUAL MEETING NORMALLY HELD IN MAY OF EACH YEAR.



                              REVOCABILITY OF PROXY

      If the enclosed Proxy is executed and returned, it will be voted on the proposals as indicated by the shareholder. The Proxy may be revoked by the shareholder at any time prior to its use by notice in writing to the Secretary of the Company, by executing a later dated proxy and delivering it to the Company prior to the meeting or by voting in person at the meeting.

                                  SOLICITATION

      The cost of preparing, assembling and mailing the Notice of Meeting, Proxy Statement and Proxy (the "Proxy Materials"), miscellaneous costs with respect to the Proxy Materials and solicitation of the Proxies will be paid by the Company. The Company also may use the services of its directors, officers and employees to solicit Proxies, personally or by telephone and telegraph, but at no additional salary or compensation. The Company intends to request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the Proxy Materials to those persons for whom they hold such shares and request authority for the execution of the Proxies. The Company will reimburse them for the reasonable out-of-pocket expenses incurred by them in so doing.

TABLE OF CONTENTS

                                                                            PAGE


Revocability of Proxy..........................................................3
Solicitation...................................................................3
Cautionary Statement Pursuant to Safe Harbor Provisions of the Private
      Securities Litigation Reform Act of 1995.................................5
Voting Securities..............................................................5
Security Ownership of Certain Beneficial Owners and Management.................6
Directors and Executive Officers of the Company................................8
Directors Meetings and Standing Committees.....................................9
Compliance with Section 16(a) of the Securities Exchange Act of 1934..........10
Price Range of the Company Common Stock.......................................10
Executive Compensation........................................................11
Proposal One, A Proposal to Approve the 1995 Non-employee Director Stock
      Option Plan.............................................................12
Proposal Two, A Proposal to Approve the 1996 Incentive Stock Plan.............14
Proposal Three, A Proposal to Approve the Amended and Restated Acquisition
      Agreement and Related Transactions......................................17
Proposal Four, A Proposal to Amend the Articles of Incorporation to
      Increase the Number of Authorized Shares of Company Common Stock to
      20,000,000 Shares ......................................................36
Proposal Five, A Proposal to Amend the Articles of Incorporation Concerning
      Classification of Directors and Election for Staggered Terms............39
Proposal Six, A Proposal to Amend the Articles of Incorporation to
      Increase the Voting Requirement by the Company's Shareholders in
      Certain Corporate Actions and to Provide for Mandatory
      Indemnification of Directors and Officers...............................41
Proposal Seven, A Proposal to Elect Five Directors............................44
Company's Relationship With Independent Certified Public Accountants..........45
Financial Information.........................................................45
Other Matters.................................................................45
Shareholder Proposals.........................................................46

Appendices:
A -- 1995 Option Plan
B -- 1996 Option Plan
C -- Amended and Restated Acquisition Agreement
D -- Financial Statements
E -- Form 10-KSB
F -- Form 10-QSB



                                      -5

         CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE
               PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

      This Proxy Statement contains "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements include statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements in this Proxy Statement are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.

      With regard to the Company, the most important factors include, but are not limited to the following:

       -     Changing technology

       -     Competition
              -     Companies of varying sizes similar to the Company
              -     Manufacturers' direct sales forces
              -     Telecom/Cable Providers
              -     Consulting companies

       -     Possible future government regulation

       -     Competition for talented employees

       -     The Company's ability to finance its growth

      With regard to Interwest, the most important factors include, but are not limited to the matters discussed under "Interwest - Risks Relating to Interwest's Business."

                              VOTING SECURITIES

      Shareholders of record at the close of business on August 6, 1996 will be entitled to vote on all matters. On the record date the Company had 2,400,686 shares of Company Common Stock outstanding. The holders of the Company Common Stock are entitled to one vote per share. The Company has no class of voting securities outstanding other than the Company Common Stock. One third of the issued and outstanding shares of the Company Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum at any shareholders' meeting. Adoption of Proposals One and Two will require that the votes cast favoring the action must exceed the votes cast opposing the action. Adoption of Proposals Three, Four and Five will require the affirmative vote of the holders of a majority of the shares outstanding. Adoption of Proposal Six will require the affirmative vote of the holders of two-thirds of the shares outstanding. In the election of directors (Proposal Seven), that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, are elected to the board of directors. The failure to return a properly executed proxy card or to vote in person ("abstention") at the Special Meeting will have the same effect as a vote against proposals Three, Four, Five and Six. Similarly, "broker non-votes" (referring to instances where a broker or other nominee physically indicates on the proxy that, because it has not received instructions from beneficial owners, it does not have discretionary authority as to certain shares of Company Common Stock to vote on the proposal) will have the same effect as a vote against Proposals Three, Four, Five and Six. Abstentions and broker non-votes will have no effect on Proposals One, Two and Seven. The proxies named in the enclosed proxy card may, at the direction of the Board, vote to adjourn or postpone the Special Meeting to another time or place for the purpose of soliciting additional proxies necessary for approval of a proposal or otherwise.

           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of August 6, 1996 with respect to each Officer and Director and each person known by the Company to be the beneficial owner of more than five percent of the Company Common Stock. The table also sets forth such information on a pro forma basis (i) assuming consummation of the Merger and (ii) assuming conversion of the Note after the Merger. Messrs. Couzens, Smith and Slater are expected to be designated as directors by Group upon consummation of the Merger.




                             PRE-MERGER OWNERSHIP               POST-MERGER OWNERSHIP                POST MERGER/NOTE
                           --------------------------         --------------------------------       CONVERSION OWNERSHIP
                                                                                                     -----------------------------
                           AMOUNT OF                          AMOUNT OF                              AMOUNT OF
                           BENEFICIAL    PERCENT OF           BENEFICIAL          PERCENT OF         BENEFICIAL       PERCENT OF
                           OWNERSHIP     CLASS                OWNERSHIP           CLASS              OWNERSHIP        CLASS
                           ------------------------------------------------------------------------------------------------

THOMAS C. GALLEY           677,178(1)      26.4%              677,178(1)            14.4%             677,178           13.5%
7100 E. Belleview Ave.
Suite 201
Greenwood Village,
Colorado  80111

ARNELL J. GALLEY           677,178(2)      26.4%              677,178(2)            14.4%             677,178           13.5%
7100 E. Belleview Ave.
Suite 201
Greenwood Village,
Colorado  80111

DALE R. MORRISON           118,000          4.6%              118,000                2.5%             118,000            2.4%
7100 E. Belleview Ave.
Suite 201
Greenwood Village,
Colorado  80111

PETER A. GUGLIELMI           5,333(3)          *                5,333(3)                *               5,333               *
4951 Indiana Avenue
Lisle, Illinois 60532


                                      -8-


WILLIAM J. MAXWELL             -               *                  -                     *                 -                 *
9605 East Maroon Circle
Suite 100
Englewood, CO  80112

BENJAMIN T. KELLY            7,500(4)          *                7,500(4)                *               7,500               *
7100 E. Belleview Avenue
Suite 201
Greenwood Village, CO
80111

John M. Couzens (5)
Robert L. Smith(5)
Craig D. Slater(5)
INTERWEST GROUP, INC.(6)       -             -              2,306,541               49.0%           2,606,541           52.1%

ALL DIRECTORS AND OFFICERS 808,011         31.4%            3,114,552               66.1%           3,414,552           68.2%
   AS A GROUP(7)



- -------------------
- -------------------
*     Less than one percent.
(1) Includes 476,320 shares of Company Common Stock owned beneficially and of record, 132,358 shares owned beneficially by virtue of his wife's ownership of said shares, 29,000 shares owned beneficially and of record in joint tenancy with his wife, presently exercisable options to purchase 25,000 shares owned beneficially and of record and options to purchase 14,500 shares owned beneficially by virtue of wife's ownership of said options. These do not include 75,000 options owned beneficially and of record and 43,500 options owned beneficially by virtue of his wife s ownership, which will vest over the next three years.
(2) Includes 132,358 shares of Company Common Stock owned beneficially and of record, 476,320 shares owned beneficially by virtue of her husband's ownership of said shares, 29,000 shares owned beneficially and of record in joint tenancy with her husband, presently exercisable options to purchase 14,500 shares owned beneficially and of record and options to purchase 25,000 shares owned beneficially by virtue of her husband's ownership of said options. These do not include 43,500 options owned beneficially and of record and 75,000 options owned beneficially by virtue of her husband s ownership, which will vest over the next three years.
(3) Mr. Guglielmi has an option to purchase 10,000 shares of which 3,333 will be exercisable in July 1996, 1997 and 1998.
(4)   Includes options presently exercisable to purchase 7,500 shares.
      Excludes 22,500 options which will vest over the next three years.

(5) Messrs. Couzens, Smith and Slater are expected to be designated as directors by Group upon consummation of the Merger. Each of them disclaims beneficial ownership of these shares.
(6) Philip F. Anschutz, the sole shareholder of a corporate parent of Group, 555 17th Street, Suite 2400, Denver, Colorado 80202, will exercise sole voting and dispositive control over these shares.
(7) Five persons as of August 6, 1996; eight persons assuming consummation of the Merger and the election to the Board of Messrs. Couzens, Smith and Slater.

      Except with respect to the Merger described in Proposal Three below, there is no arrangement known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

                   DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

      The Directors and Executive Officers of the Company are as follows:


Name                 Age     Positions and Offices Held
- ----                 ---     --------------------------

Thomas C. Galley     40      President, Chief Executive Officer and Director

Arnell J. Galley     40      Secretary, Director of Corporate Services and
Director

Peter A. Guglielmi   53      Director

Dale R. Morrison     40      Director

William J. Maxwell   54      Director

Benjamin T. Kelly    50      Treasurer and Chief Financial Officer


      The following sets forth biographical information as to the business experience of each Officer and Director of the Company for at least the past five years.

      THOMAS C. GALLEY - PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR.   In
1986, Mr. Galley co-founded Internet Datacomm, Inc., which was subsequently acquired and merged into the Company, and since February 1990, has served as the Company's President, Chief Executive Officer and member of its Board of Directors.

      ARNELL J. GALLEY - SECRETARY, DIRECTOR OF CORPORATE SERVICES AND DIRECTOR. Ms. Galley co-founded Internet Datacomm, Inc. in 1986 which was subsequently acquired and merged into the Company. Since February 1990, Ms. Galley has served as the Company's Secretary and a member of its Board of Directors, and previously held the positions of Secretary, Treasurer and Vice President of IDI. She currently holds the position of Director of Corporate Services.

      PETER A. GUGLIELMI - DIRECTOR. Mr. Guglielmi was appointed to the Company s Board of Directors on July 24, 1995. Currently and for the past five years, Mr. Guglielmi has served as President of Tellabs International, Inc., a major supplier of hardware products to the telecommunications industry. Previously, he was Executive Vice President of Finance and Operations for Tellabs International.

      DALE R. MORRISON - DIRECTOR. Mr. Morrison became associated with Internet DataComm, Inc. in July 1986 in the position of Vice President. Since February 1990, Mr. Morrison has served as a director. From February 1990 until his resignation on June 30, 1994, he served as the Company's vice president. Since that time, he has devoted his efforts primarily to managing his personal investment portfolio and serving as a frequent advisor to the Company's senior management. Mr. Morrison holds a Bachelor of Science Degree in Business Management from the University of Northern Colorado.

      WILLIAM J. MAXWELL - DIRECTOR. Mr. Maxwell was elected to the Company s Board of Directors on June 12, 1996. Mr. Maxwell is an executive vice president of IntelCom Group and president and chief executive officer of ICG Telecom Group, Inc., which is one of the country's leading competitive local exchange carriers. Prior to joining ICG in December 1992, Mr. Maxwell was senior marketing executive of WilTel Inc. in Tulsa, Oklahoma (now a subsidiary of WorldCom, Inc.), a full-service telecommunications company providing voice, video and data products and services nationwide.

      BENJAMIN T. KELLY - TREASURER AND CHIEF FINANCIAL OFFICER. Mr. Kelly became associated with the Company in August, 1995 in the position of Chief Financial Officer and on September 16, 1995, was appointed the Company's Treasurer. Prior to joining the Company, Mr. Kelly was president of BenchMark Consulting Group from May, 1992 to August, 1995. During that period, he served as consulting chief financial officer and as a general management consultant to a number of computer software firms. Prior to founding BenchMark Consulting Group, Mr. Kelly served from 1983 to 1992 as controller, chief financial officer, and then executive vice president of Precision Visuals, Inc., a developer and marketer of visual data analysis software. He holds a Bachelor of Science in Business Administration from Creighton University and a MBA from the University of Denver. He is also licensed as a Certified Public Accountant in the State of Colorado.

      If Proposals Three, Four and Five described below in this Proxy Statement are approved by the Company s Shareholders at the Special Meeting and the other conditions specified in the Acquisition Agreement are satisfied, the Company expects to close the Merger promptly thereafter, as the result of which Interwest would become a wholly-owned subsidiary of the Company. The Board of Directors would then increase the number of directors from five directors to eight directors and fill the vacancies created thereby by electing three persons designated by Group, which is the sole shareholder of Interwest as of the date of this Proxy Statement. Group has advised the Company that Group currently expects to designate for election John M. Couzens, Robert L. Smith and Craig D. Slater. See "Interwest - Management of Interwest" for information regarding Messrs. Couzens, Smith and Slater.

      DIRECTOR COMPENSATION. The members of the Board of Directors do not receive compensation for serving as members of the Board except that Messrs. Guglielmi and Maxwell each receive $6,000 per year and $1,500 per meeting.

                DIRECTORS  MEETINGS AND STANDING COMMITTEES

      During 1996, four meetings of the Board of Directors were held. With the exception of Mr. Morrison, all Directors attended 100% of the meetings of the Board. The Company currently has no audit, nominating or compensation committees.

EMPLOYMENT AGREEMENTS

      On May 1, 1994, the Company entered into an employment agreement with its president, Thomas C. Galley, which extends until January 31, 1999. Under the agreement, Mr. Galley is to receive a base salary of $180,000 which increases by 15% per year on February 1st of each subsequent year. Mr. Galley is also to receive a bonus of between 4% to 6% of earnings before taxes and bonus based on the following:


      Before Tax Net Profit                                          Bonus Percentage of
      as Percentage of Sales                                         Before Tax Net Profits
      ----------------------                                         ----------------------

      3% or less of gross sales                                      4% of before tax net profit


                                     -13-


      More than 3% but less than 5% of gross sales                   5% of before tax net profit

      More than 5% of gross sales                                    6% of before tax net profit


      The agreement is cancelable for cause, and may be terminated by the Company for reasons other than cause. Should either of these events occur, Mr. Galley will receive as his severance compensation an amount equal to his annual base salary payable over thirty-six months.

      Each of the other executive officers has signed a non-compete agreement with the Company. There are non-compete and confidentiality agreements with sales account executives and engineers. Such agreements generally provide that in the event of the employee's termination the employee will not (i) compete with the Company for a period of two years after the termination of employment within a radius of 100 miles of any office of the Company or any subsidiary of the Company; (ii) solicit, directly or indirectly, any customer of the Company or any subsidiary of the Company for a period of three years; (iii) release Company trade secrets and proprietary information; and (iv) if terminated by the Company, without cause, the employee is entitled to 10 days' severance compensation. Executive compensation for officers other than the President, is determined on an annual basis by the Board of Directors and is based upon operating results and department budgets for the upcoming fiscal year.

      Thomas C. Galley and Arnell J. Galley are husband and wife. There are no other family relationships between any Director or Executive Officer of the Company.

      Officers of the Company are currently elected annually by, and serve at the discretion of, the Board of Directors.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, if any, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of equity securities of the Company. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, all of the Company's Officers and Directors have complied with all applicable Section 16(a) filing requirements. This statement is based solely on a review of the copies of such reports furnished to the Company by its Officers and Directors and their written representations that such reports accurately reflect all reportable transactions and holdings.

                    PRICE RANGE OF THE COMPANY COMMON STOCK

      The Company Common Stock is traded on the NASDAQ Small-Cap Market under the symbol "INCC." In the previous years and prior to June 13, 1994, Warrants to purchase Company Common Stock were traded under the symbol, "INCCW." All Warrants not exercised by June 13, 1994 expired under their own terms on that date.

      The following table represents the range of high and low bid prices in dollars for the Company Common Stock and Warrants for the eight fiscal quarters ended January 31, 1996:


                                                Quarter Ended
           ----------------------------------------------------------------------------------------
                Apr. 30, 94           Jul. 31, 94           Oct. 31, 94           Jan. 31, 95
                -----------           -----------           -----------           -----------
Security      High       Low        High       Low        High       Low        High       Low
Common        9.88       5.63       6.00       3.13        6.3       3.88       8.25       3.63
Warrants      4.13        .44        .63        .03        N/A        N/A        N/A        N/A


                                                Quarter Ended
           ----------------------------------------------------------------------------------------
                Apr. 30, 94           Jul. 31, 94           Oct. 31, 94           Jan. 31, 95
                -----------           -----------           -----------           -----------
Security      High       Low        High       Low        High       Low        High       Low
Common        6.75       4.25       6.50       3.90       7.75       4.12       6.50       3.50
Warrants       N/A        N/A        N/A        N/A        N/A        N/A        N/A        N/A


                                  EXECUTIVE COMPENSATION

      The following table sets forth the total remuneration paid during the Company's last fiscal year ended January 31, 1996 and the prior two years to the Chief Executive Officer, the only executive officer whose total cash and non-cash compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE


                                    Annual Compensation                        Long Term Compensation Awards
                    ---------------------------------------------------------------------------------------------------------------

                                                                   Other                                                       All
        Name                                                       Annual       Restricted                      LTIP         Other
         and                                                      Compen-         Stock          Options/       Pay-       Compen-
      Principal                      Salary         Bonus          sation        Award(s)          SARs         outs        sation
       Position        Year(1)         ($)           ($)             ($)           ($)            (#)(2)         ($)        ($)(3)
- ------------------------------------------------------------------------------------------------------------------------------------

Thomas C. Galley,      1996          $156,000       $     0        $    0           N/A            None          N/A        $9,000
President              1995          $175,816       $     0        $    0            -             None            -        $9,000
                       1994          $145,000       $25,460        $    0            -            50,000           -        $9,000


(1)   Periods presented are for the years ended January 31.
(2) Number of shares of Company Common Stock subject to options granted during the year indicated.
(3) Represents personal use of company car and other benefits valued at $750 per month (1996, 1995 and 1994) per month.

STOCK OPTION GRANTS IN FISCAL YEAR ENDED JANUARY 31, 1996.

      In April 1996, the Board of Directors authorized the exchange of the Company s then outstanding non-qualified options for new options, which are proposed to be approved as incentive stock options. The old options were to expire at the end of April 1996. The new options will expire in April 2006. In connection with this exchange, Mr. Galley exchanged 50,000 options, which were fully vested and exercisable at $2.00 per share, for 100,000 options exercisable at $4.125 (110% of the market price of unrestricted Company Common Stock on the date of grant), of which 25% were immediately vested and 25% will become vested in each of the next three years. The Board of Directors granted the new options as the prior granted options were to expire and to provide all employees the benefits of an incentive stock option plan. However, if the incentive stock option plan is not approved, the new options will remain outstanding as non-qualified stock options.

AGGREGATE OPTIONS EXERCISED DURING 1995 AND OPTION VALUES AT JANUARY 31, 1996

      The following table sets forth certain information regarding options to purchase shares of Company Common Stock exercised during the Company's fiscal year ended January 31, 1996 and the number and value of exercisable and unexercisable options to purchase shares of Company Common Stock held as of the end of the Company's fiscal year by the Executive Officer of the Company named in the Summary Compensation Table:

 AGGREGATE OPTIONS EXERCISED DURING 1995 AND OPTION VALUES AT JANUARY 31, 1996


                                                                                 Value of
                                                            Number of           Unexercised
                                                           Unexercised         In-the-Money
                                                            Options at           Options at
                           Shares                            1/31/96              1/31/96
                          Acquired          Value          Exercisable/         Exercisable/
     Name                on Exercise       Realized       Unexercisable       Unexercisable(1)(2)
     ----                -----------       --------       -------------       -------------------

Thomas C. Galley            None             --           50,000/50,000       $75,000/$75,000


- ---------------

(1) Value of exercisable/unexercisable in-the-money options is equal to the difference between the fair market value per share of Company Common Stock of $3.50 at January 31, 1996, and the option exercise price per share multiplied by the number of shares subject to options.
(2) On April 17, 1996, the Company initiated a program under which all employees holding unexercised non-qualified stock options would allow the unexercised non-qualified stock options to expire and would be issued new incentive stock options at fair market value in accordance with the incentive stock plan to be submitted for shareholder approval. Under this program, Mr. Galley surrendered 50,000 non-qualified stock options, which were exercisable at $2.00 per share and was issued 100,000 shares of incentive stock options at 110% of the fair market value, or $4.125 per share.

                                    PROPOSAL ONE

           A PROPOSAL TO APPROVE THE 1995 NON-EMPLOYEE DIRECTOR STOCK
                                    OPTION PLAN

    The Board of Directors intends to present at the Special Meeting a proposal to approve the adoption of the Company's 1995 Non-Employee Director Stock Option Plan (the "1995 Plan") and to reserve an aggregate of 40,000 shares of Company Common Stock for future issuance thereunder to non-employee Directors of the Company who are newly elected on or after July 24, 1995. Messrs. Guglielmi and Maxwell are currently eligible to participate in the 1995 Plan. After consummation of the Merger, Mr. Slater will be eligible to participate in the 1995 Plan.

    The Board of Directors adopted the 1995 Plan on July 24, 1995, subject to its approval by the shareholders of the Company at the Annual or a Special Meeting. A copy of the 1995 Plan is attached as Appendix A to this Proxy Statement.

    The 1995 Plan is intended to provide incentives to non-employee Directors who contribute to the success of the Company by offering them the opportunity to acquire an ownership interest in the Company.

The Board of Directors believes that this will help to align the interests of the Company's Directors with the interests of the Company's Shareholders. Only non-employee Directors of the Company are eligible to receive options under the 1995 Plan. An option under which a total of 10,000 shares of Company Common Stock may be purchased shall be automatically granted to each non-employee Director upon his or her election to the Board, subject to the following vesting schedule:

         Board Membership
         Years After Grant Date             Exercisable Percentage of Shares
         ----------------------             --------------------------------

         One Year                                       33 1/3%
         Two Years                                      66 2/3%
         Three Years                                    100%

    On each anniversary of the date a non-employee director was elected to the Board, the Director will be granted a fully vested option to purchase 2,000 shares so long as the Director is still serving on the Board on such anniversary date as a non-employee Director. The exercise price is the closing bid price for the Stock as reported on NASDAQ on the date of grant.

    Options granted under the 1995 Plan are not transferable (except by the laws of descent and distribution) and, with certain exceptions, may be exercised by the optionee only during the period of his or her tenure as a Director or within three months after termination of service on the Board of Directors. Any shares subject to options that expire or otherwise terminate without having been exercised in full are available for future grant under the 1995 Plan. An option is exercised by written notice to the Company specifying the number of shares as to which the option is exercised and payment of the exercise price in cash or by surrendering shares of Company Common Stock with a fair market value equal to the exercise price.

    ADMINISTRATION OF THE PLAN.  The 1995 Plan is administered by the Board of
Directors.   The Board also has the power to interpret the 1995 Plan and the provisions in the instruments evidencing grants made under the 1995 Plan, and is empowered to make all other determinations deemed necessary or advisable for the administration of the 1995 Plan. Unless sooner terminated by the Company, the 1995 Plan will terminate on July 24, 2005. No options can be granted after that date, although options granted before the 1995 Plan terminates will expire in accordance with their terms, even if after the 1995 Plan termination date.

    ADJUSTMENT. In the event a change, such as a stock split, is made in the Company's capitalization which results in an exchange or other adjustment of each share of Company Common Stock for or into a greater or lesser number of shares, appropriate adjustments will be made to unexercised options and in the exercise price and in the number of shares subject to each outstanding option. The Board of Directors also may make provisions for adjusting the number of underlying outstanding options in the event the Company effects one or more reorganizations, recapitalizations, right offerings, or other increases or reductions of shares of the Company's outstanding Company Common Stock. Options may provide that in the event of the dissolution or liquidation of the Company, a corporate separation or division or the merger or consolidation of the Company, the holder may exercise the option on such terms as it may have been exercised immediately prior to such dissolution, corporate separation or division or merger or consolidation. The 1995 Plan also provides that in the event of a tender offer or exchange offer for the Company, certain mergers or consolidations, or certain changes in control of the Company or of its Board of Directors, outstanding options previously subject to vesting provisions will vest immediately.

    TAX MATTERS. The Company believes that, under the applicable provisions of the Internal Revenue Code, as amended and the regulations of the United States Treasury Department currently in effect, all grants to non-employee Directors will be considered non-qualified stock options and therefore, the recipients are subject to United States Federal income tax upon the exercise of an option. The Company may deduct for tax reporting purposes the difference between the fair market value and the exercise price of the option on the date of exercise.

    CURRENT MARKET VALUE OF SECURITIES UNDERLYING OPTIONS UNDER GRANT. The current market value of securities underlying the options outstanding as of July 29, 1996 under the Non-Employee Director Stock Option Plan was $18,331 based on the average of the bid and asked prices as reported on NASDAQ.

    BOARD RECOMMENDATION TO SHAREHOLDERS AND VOTE REQUIRED. The Board of Directors recommends that the 1995 Plan be approved and adopted. To approve the 1995 Plan, the votes cast favoring the action must exceed the votes cast opposing the action. The Officers and Directors of the Company have advised the Company that they plan to vote their shares of Company Common Stock in favor of Proposal One.

                                  PROPOSAL TWO


             A PROPOSAL TO APPROVE THE 1996 INCENTIVE STOCK PLAN


    The Board of Directors intends to present at the Special Meeting a proposal to approve the adoption of the Company's 1996 Incentive Stock Plan (the "1996 Plan") and to reserve up to 625,000 shares of Company Common Stock for issuance thereunder to employees and consultants with continuous status as an employee or consultant of the Company. The 1996 Plan allows for the issuance of incentive stock options, non-qualified stock options, and stock purchase rights. Approximately 85 individuals are eligible to participate in the 1996 plan.


    The following table indicates the number of options granted under the 1996 Plan to the persons and groups indicated:

Thomas C. Galley                            100,000
Executive Officers as a Group (3 persons)   138,000

All employees as a group (85 persons)            495,844


    The Board of Directors adopted the 1996 Plan on March 18, 1996, subject to its approval by the shareholders of the Company at the Annual or a Special Meeting. A copy of the 1996 Plan is attached as Appendix B to this Proxy Statement.

    The 1996 Plan is intended to provide incentives to Officers, employee Directors, key employees and other persons who contribute to the success of the Company by offering them the opportunity to acquire an ownership interest in the Company. The Board of Directors believes that this will help to align the interests of the Company's employees and management with the interests of the Company's shareholders. Only employees and consultants of the Company are eligible to receive options or stock purchase rights under the 1996 Plan. Options and stock purchase rights may be subject to vesting. The options granted to date under the 1996 Plan are subject to the following vesting:

          EMPLOYMENT AFTER GRANT DATE           EXERCISABLE PERCENTAGE OF SHARES
          ---------------------------           --------------------------------

          At Grant Date                                25%
          One Year                                     25%
          Two Years                                    25%
          Three Years                                  25%

    Some options granted under the 1996 Plan may be intended to qualify as "incentive stock options" within the meaning of the Code. Incentive stock options may be granted only to employees. The exercise price of such options may not be less than 100% of the fair market value of the Company Common Stock on the date of the grant and the term of any such option may not exceed 10 years. Fair market value is the closing bid price for the Company's shares of Company Common Stock as reported by the NASDAQ or such national stock exchange on which the stock may then be traded. Some options granted under the 1996 Plan may be intended to be treated as "nonqualified options." Nonqualified options may be granted to both employees and consultants. The Board of Directors determines the exercise price per share for nonqualified options. However, if the exercise price is less than fair market value on the date the option is granted, the discount is treated as a charge to earnings on the Company's financial statements.


    The Board may offer an employee or consultant the right to purchase Company Common Stock (other than pursuant to an option) on terms and conditions and subject to such restrictions as the Board determines. Options and stock purchase rights granted under the 1996 Plan are not transferable (except by the laws of descent and distribution) and, with certain exceptions, may be exercised by the optionee only during the period of his or her employment or within three months after termination of employment. Any shares subject to options that expire or otherwise terminate without having been exercised in full are available for future grant under the 1996 Plan. An option or stock purchase right may be exercised by written notice to the Company specifying the number of shares as to which the option is exercised. The exercise price may be paid in cash or by surrendering shares of Company Common Stock having a fair market value equal to the exercise price. The exercise price for a stock purchase right may also be paid with a promissory note; however the Company Common Stock is not issued until the note is paid in full.


    The maximum number of shares that may be subject to options or stock purchase rights granted to any individual during the term of the 1996 Plan is 500,000.

    ADMINISTRATION OF THE PLAN. The 1996 Plan is administered by a committee appointed by the Board of Directors. The committee will be constituted to comply with Code section 162(m) and Securities and Exchange Commission Rule 16b-
3. The Committee also has the power to interpret the 1996 Plan and the provisions in the instruments evidencing grants made under the 1996 Plan, and is empowered to make all other determinations deemed necessary or advisable for the administration of the 1996 Plan. Unless sooner terminated by the Company, the 1996 Plan will terminate on July 1, 2005.


    CHANGE IN CONTROL. If the Company's assets or 50% of the outstanding Company Common Stock is sold, the outstanding options and stock purchase rights shall become fully vested and immediately exercisable.


    ADJUSTMENT. In the event a change, such as a stock split, is made in the Company's capitalization which results in an exchange or other adjustment of each share of Company Common Stock for or into a greater or lesser number of shares, appropriate adjustments will be made to unexercised options and stock purchase rights and in the exercise price and in the number of shares subject to each outstanding option. The Board of Directors also may make provisions for adjusting the number of underlying outstanding options in the event the Company effects one or more reorganizations, recapitalizations, right offerings, or other increases or reductions of shares of the outstanding Company Common Stock. Options and stock purchase right may provide that in the event of the dissolution or liquidation of the Company, a corporate separation or division or the merger or consolidation of the Company, the holder may exercise the option or stock purchase right on such terms as it may have been exercised immediately prior to such dissolution, corporate separation or division or merger or consolidation.

    TAX MATTERS.  The Company believes that, under the applicable provisions of
Section 422 of the Code and the regulations of the United States Treasury Department currently in effect, a grantee will not incur any United States Federal income tax upon the grant or exercise of an employee option which is an incentive stock option. Generally, there are no tax consequences to the Company for grants or exercises of incentive stock options. However, if the grantee sells Company Common Stock acquired through exercise of an incentive stock option within two years of the date the incentive option was granted and one year after the date the incentive option was exercised, the grantee will have compensation equal to the sales price (or, if less, the Common Stock's fair market value at the date of exercise) minus the exercise price and the Company will have a corresponding deduction. However, at the time the incentive stock options described below under "Options Currently Outstanding" were granted, the 1996 Plan did not satisfy all of the requirements of Code section 162(m). As a result, if Mr. Galley makes a disqualifying disposition the Company may be precluded from deducting any compensation (including income from the disqualifying disposition) with respect to Mr. Galley for the year of the disqualifying disposition that exceeds $1 million.

    Upon exercise of a nonqualified option, for federal income tax purposes, the Company will be entitled to a deduction and the grantee will recognize ordinary income subject to withholding. The amount of the income and the deduction is equal to the amount by which the fair market value of the Company Common Stock on the date the option is exercised exceeds the exercise price.


    Upon exercise of a stock purchase right, for federal income tax purposes, the Company will be entitled to a deduction and the grantee will recognize ordinary income in an amount equal to the amount by which fair market value of the Company Common Stock on the date the restricted stock right is exercised exceeds the exercise price.


    OPTIONS CURRENTLY OUTSTANDING. As of the date hereof, the Board of Directors had authorized the issuance of 495,844 options to be granted as incentive stock options under the 1996 Plan. These options were granted at the market price on the date of grant of $3.75, except for 158,000 options to certain 10% shareholders, which were granted at $4.125 (110% of the market price). If the 1996 Plan is not approved, these options will remain outstanding as non-qualified stock options. Because the 1996 Plan did not meet all of the requirements of Code section 162(m) when these options were granted, if these options are treated as non-qualified options, the Company will not be entitled to a compensation deduction with respect to the options granted to Mr. Galley to the extent the total of his compensation (including compensation from the option exercise) for the year of exercise exceeds $1 million.


    CURRENT MARKET VALUE OF SECURITIES UNDERLYING OPTIONS UNDER GRANT. The current market value of securities underlying the options outstanding as of July 29, 1996 under the 1996 Plan was $2,727,142, based on the average of the bid and asked prices as reported on NASDAQ.


    BOARD RECOMMENDATION TO SHAREHOLDERS AND VOTE REQUIRED. The Board of Directors recommends that the 1996 Plan be approved and adopted. To approve the 1996 Plan, the votes cast favoring the action must exceed the votes cast opposing the action. The Officers and Directors of the Company have advised the Company that they plan to vote their shares of Company Common Stock in favor of Proposal Two.

                                 PROPOSAL THREE

           A PROPOSAL TO APPROVE THE AMENDED AND RESTATED ACQUISITION
                       AGREEMENT AND RELATED TRANSACTIONS

    THE ACQUISITION AGREEMENT.

    Pursuant to the Acquisition Agreement, (i) Merger Sub, a wholly-owned subsidiary of the Company, would merge into Interwest, a wholly-owned subsidiary of Group, (ii) Interwest would become a wholly-owned subsidiary of the Company, and (iii) Group would receive a number of shares of Company Common Stock that would in general be equal to 49% of the number of shares of Company Common Stock that would be issued and outstanding after giving effect to the closing of the Merger. The Board of Directors intends to present at the Special Meeting a proposal to approve the Acquisition Agreement and the transactions (including the Merger) and other documents contemplated thereby. Promptly after the approval by the Shareholders of this Proposal Three and Proposals Four and Five and the satisfaction of the other conditions specified in the Acquisition Agreement, the Company intends to effect the closing of the Merger. A copy of the Acquisition Agreement is attached as Appendix C to this Proxy Statement.

    Certain information regarding Interwest is set forth below under "Interwest
- - Description of Business," "Pro Forma and Interwest - Selected Financial Information," "Interwest - Management's Discussion and Analysis of Liquidity and Results of Operations," "Interwest - Risks Relating to Interwest's Business" and "Interwest - Management of Interwest."

    On May 29, 1996, the Company and Group entered into the Acquisition Agreement which provides for the matters summarized below. Such summary is qualified by reference to the Acquisition Agreement.

    Pursuant to the Acquisition Agreement, on May 29, 1996 the Company issued to Group at par and for cash, a promissory note of the Company (the "Note") in the principal amount of $900,000 and having a maturity on December 31, 1996, or, if earlier, the date that is 30 days after the earlier to occur of (i) the failure of the shareholders of the Company to approve the Acquisition Agreement at the Special Meeting or (ii) the termination of the Acquisition Agreement by Group pursuant to the terms thereof, including, without limitation, upon the breach by the Company of any representation or warranty in the Acquisition Agreement, any modification, amendment or withdrawal of the recommendation by the Board of Directors of the Company that the Shareholders approve Proposals Three and Four in any respect materially adverse to Group, or the acquisition by any person other than Group of 30% or more of the outstanding shares of Company Common Stock or any other event referred to in the Acquisition Agreement as a Subsequent Event with respect to the Company. The Note bears interest at a rate of 8.0% per annum from May 29, 1996 to and including July 28, 1996 or, if the Second Closing (as defined below) shall then have occurred, August 27, 1996, and the rate of 12.5% per annum thereafter, payable monthly in arrears or, upon the occurrence and during the continuation of a default under the Note, at a rate of interest 3.5% per annum greater than the rate otherwise applicable. If the Company fails to pay in full the principal amount of the Note and all interest accrued thereon at the maturity thereof (whether at scheduled maturity, on the date of any required prepayment or, after the expiration of applicable grace periods and cure periods, upon acceleration), then, at any time during the period commencing the day after the date of such maturity of the Note (if the principal amount thereof and all interest accrued thereon shall then not have been paid in full) and ending on a date that is 45 days after the date of such maturity, Group may elect to convert the Note into 300,000 shares of the Company Common Stock at a price of $3.00 per share (as such number of shares and price per share may be adjusted pursuant to the terms of the Note). Group has agreed that the Note will be extended to March 31, 1997 if on December 31, 1996, Internet is then conducting a public offering of its stock on terms approved by Group. Internet has not made a determination to conduct such an offering.


    Proceeds from the loan of $900,000 are being used by the Company for general working capital purposes. Working capital had been depleted due to net operating losses during the two most recent fiscal years. Interwest is a co-obligor on a loan (the "Bank One Loan") from Bank One, Denver, N.A.
("Bank One") with Group and certain Group affiliates under which Interwest's inventories, receivables and accounts are pledged as security. Advances that were made to Interwest under the Bank One Loan are reflected as a payable to Group, of which approximately $1,111,631 was outstanding as of April 30, 1996. It is expected that both the $900,000 loan to the Company and the amounts owed by Interwest with respect to the Bank One Loan will be repaid through expanded credit lines and cash flows from operations. It is a condition to closing the Merger that Interwest and its assets be released from the Bank One Loan. Internet is currently in negotiation with a number of lending institutions for expanded credit relationships. While the results of these negotiations cannot be assured, it is the Company's expectation that expanded credit relationships will be established. In the event that the negotiations for expanded lines of credit are unsuccessful, Group may exercise its option for 300,000 shares of Company Common Stock in payment of the $900,000 note.


    May 29, 1996, the date on which the Acquisition Agreement was signed, the $900,000 was transferred from Group to the Company and the Company issued the Note to Group, is referred to in the Acquisition Agreement as the "First Closing."

    The Acquisition Agreement provides that if the Merger is consummated, three directors designated by Group will be appointed to the Company's Board of Directors and the Company's Board of Directors will be divided into three classes, with one class to be elected every year. The Company's Board of Directors will appoint the three directors designated by Group and will determine which directors are put in which class. Group and the Company have agreed that each class of directors will include one of the three directors designated by Group. It is expected that the Board of Directors will elect John
M. Couzens, Robert L. Smith and Craig D. Slater, as designees of Group, to fill the three vacancies, and that Mr. Slater would be classified as a Class I Director, Mr. Smith as a Class II Director and Mr. Couzens as a Class III Director.

    If the Merger is consummated, Group will be able to elect all Directors up for election at any Shareholder meeting. Although it is theoretically possible for all of the other shareholders of the Company to act unanimously to elect directors not nominated by Group, the Company Common Stock is so widely held that Group will exercise control over the election of directors.

    The Acquisition Agreement provides that on the second business day after the satisfaction or waiver of the conditions precedent to the respective obligations of the Company and Group or on such other date of closing as the Company and Group may agree in writing, but in no event later than September 30, 1996 (the "Second Closing"), the Merger will be consummated with Merger Sub merging into Interwest. After the Merger, the Company will own all the outstanding shares of capital stock of Interwest and Group will own 49.0% of the shares of Company Common Stock issued and outstanding immediately following the closing of the Merger, without taking into account any shares issued pursuant to the 1995 Plan, the 1996 Plan, or pursuant to the conversion of the Note.

    The Acquisition Agreement contains representations and warranties by each party regarding corporate existence and power, authorization, approvals and consents, binding effect, financial information, taxes, litigation, compliance with laws, subsidiaries, proprietary rights (including, with respect to the Company, all necessary rights to the use of the name "Internet" in Colorado), insurance, debt, capitalization, material contracts, misstatements and omissions, documents filed by the Company with the SEC, the approval of the Board of Directors, shareholders and creditors of the Company and Group, the absence of other merger agreements and other agreements with respect to business combination transactions, the absence of fees for brokers and finders and continuing representations and warranties.

    The Acquisition Agreement contains covenants of each party, including: (a) covenant not to enter into business combination transactions prior to the Second Closing, (b) additional affirmative covenants of each party, as applicable, requiring the maintenance of records, maintenance of properties, conduct of business, maintenance of insurance, compliance with laws, payment of taxes, reporting of specified information to the other party, reservation by the Company of a sufficient number of shares of Company Common Stock to be issued to Group, qualification by the Company of the shares of Company Common Stock to be issued to Group for inclusion in the National Association of Securities Dealers Automated Quotations/Small Cap Market ("NASDAQ/Small Cap Market"), maintenance of existence, compliance with laws, use of best efforts to complete the Acquisition Agreement, coordination of publicity regarding the Acquisition Agreement, maintenance of confidentiality of information and further assurances, and (c) negative covenants of each party, as applicable and subject to certain transactions undertaken in the ordinary course of business, with respect to amendment of charter documents, merger agreements or agreements with respect to other business combination transactions, settling litigation, or delisting securities of the Company from NASDAQ/Small Cap Market.

    The Acquisition Agreement also contains conditions precedent to the Second Closing including, without limitation, satisfaction of each party with the terms and conditions of certain documents contemplated by the Acquisition Agreement (forms of which are included as exhibits to the Acquisition Agreement attached as Appendix C), receipt of all necessary approvals and consents from the shareholders and creditors of the respective parties (including with respect to the Company, approval by the Shareholders of Proposals Three, Four and Five below), governmental authorities and other persons (including, without limitation, all necessary approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), vendors having distributor agreements with Interwest and the lessor of Interwest's office and yard space at 1114 West Seventh Avenue, Suite 200, Denver, Colorado), the release of Interwest and its assets from the Bank One Loan, the absence of pending or threatened actions that would restrict in any material respect or prohibit the Second Closing, the determination that the Merger will be characterized as a tax-free reorganization under section 368(a)(1)(A) of the Code, the absence of any violation or default with respect to any regulation of any governmental body by any of the parties or their respective subsidiaries, the continued accuracy and correctness of the representations and warranties of each party as contained in the Acquisition Agreement, the performance by each party of its obligations under the Acquisition Agreement, the delivery of certificates from appropriate officers of the respective parties and the delivery of opinions of counsel for each party acceptable to the other party in its sole discretion.

    The Company and Interwest have determined that it will not be necessary to seek approval of the transactions contemplated by the Acquisition Agreement under the HSR Act.

    The Company has received all necessary consents of creditors to completion of the transactions contemplated by the Acquisition Agreement. Interwest has advised the Company that it is seeking the consent of the above-described vendors and lessor and the release of Interwest and its assets from the Bank One Loan and does not anticipate that these will be an impediment to closing.

    The Company has concluded that the issuance of its stock pursuant to the Merger transaction will not be a taxable event to the Company. The Company has been advised by Interwest that it has concluded that the Merger will qualify as a nontaxable reorganization to the Interwest shareholder to the extent it receives stock of the Company in exchange for its Interwest stock.

    The Acquisition Agreement provides that if a Subsequent Event shall occur on or before August 28, 1996 (and prior to the Second Closing Date), the responsible party shall pay to the other party $400,000 promptly following the public announcement of such Subsequent Event.

    Concurrent with the execution of the Acquisition Agreement, the Company and Group entered into a registration rights agreement (the "Registration Rights Agreement") pursuant to which Group and its successors and assigns will have the right on five occasions, commencing on May 29, 1998, to cause the Company to register shares of Company Common Stock acquired by Group pursuant to the Acquisition

Agreement (including shares of Company Common Stock issued to Group in exchange for the shares of Interwest and shares of Company Common Stock issued upon conversion of the Note) for sale under the Securities Act of 1933, as amended (the "Securities Act"), and, commencing on May 29, 1997, to cause the Company to include Group's shares in any registration statement filed under the Securities Act offering any other shares of the Company Common Stock.

    For financial accounting purposes, the Merger will be accounted for as a purchase of Interwest by the Company. The Company intends the Merger to be a tax-free exchange under the Code. However, no legal opinion has been obtained, and it is not anticipated that an opinion will be obtained regarding this, or any other, income tax issues. In addition, an opinion of counsel is not binding on the IRS or the courts. The federal income tax law is uncertain as to many of the tax issues relevant to "tax-free" transactions, and it is not possible to predict with certainty how the law will develop or how the courts will decide various issues if they are litigated. Accordingly, there can be no assurances that this will be treated as a tax-free transaction or that the Merger will not be challenged by the IRS and that such challenge will not be sustained by the courts. The only entity, however, which would suffer any tax consequences from the Merger would be Group and the shareholders of the Company are not subject to any tax consequences as a result of the Merger.

    If the Merger is not consummated at the Second Closing, the Company will be faced with a possible loss of liquidity and the inability to repay the Note. Should this occur, the Company would seek to expand its existing lines of credit and/or pursue secondary debt or equity financing. There can be no assurance that the Company would be successful in this regard and no discussions in this regard have occurred.

    INTERWEST - DESCRIPTION OF BUSINESS.

    GENERAL

    Interwest is engaged in the sale, installation, maintenance and service of telephone equipment and other telecommunications hardware, software, and other specialty low-voltage systems, generally known in the telecommunications industry as customer premise equipment ("CPE"). CPE includes all equipment at the customer location up to the transmission carrier's termination circuit. Businesses participating in this segment of the telecommunications industry are generally known as interconnect companies.

    Principal products distributed by Interwest are multi-featured, digital key telephone systems, private branch exchange ("PBX") systems, voice processing products with computer telephone integration ("CTI") and network services. Interwest's products also include other peripheral data and telecommunications products including wide area networking, call accounting, voice and data cable networks and local area network integrated messaging. In addition, a subsidiary of Interwest designs and installs commercial paging systems, school intercom systems, nurse call, video security and card access security systems. A division of Interwest operates in the secondary market for refurbished telephone and voice mail systems throughout the United States.

    Interwest sells, installs, and services its products through its four Colorado sales and service centers located in Pueblo, Colorado Springs, Denver, and Fort Collins. Each of these locations is a stand-alone profit center with a sales manager, operations manager, sales and customer service personnel, technicians, and warehousing operations. Interwest's business plan calls for continued growth through increased market penetration and acquisition of other entities located in the western United States.

    The complete mailing address of Interwest's principal executive offices is 1114 West 7th Avenue, Suite 200, Denver, Colorado 80204. Its telephone number is 303.534.2000.

    HISTORY

    Interwest was founded in Colorado in 1977 as an independent interconnect company to provide businesses with an alternative to AT&T for telephone and related equipment installations, maintenance and service. Over the years, Interwest increased revenues and the range of product offerings with geographic expansion into various cities in the Front Range of Colorado, customer base acquisitions from smaller firms, and product diversification. On June 1, 1995 Interwest was acquired from Robert L. Smith by Group, a subsidiary of Anschutz Company. Since the acquisition, Mr. Smith has remained on the Interwest Board of Directors and continues as a key executive of Interwest. Mr. Smith has been an employee of Interwest and its subsidiaries since 1979.

    SUBSIDIARIES

    As noted in the financial statement disclosure, Interwest has four subsidiaries. The other shareholders of the subsidiaries are the business managers in the respective subsidiary in which they own stock. Collectively, these subsidiaries accounted for 29% of total revenues for the seven months ended December 31, 1995.

         WORK TELCOM SERVICES, INC. ("WORK TELCOM") - specializes in maintenance of existing AT&T and Rolm PBX systems. 418 of the 1,000 shares outstanding are owned by John Work. Mr. Work has an option to purchase an additional 82 shares of Work Telcom stock from Interwest for $250.00 per share.

         OMEGA BUSINESS COMMUNICATIONS SERVICES, INC. D/B/A INTERWEST SOUND COMMUNICATIONS, INC. ("INTERWEST SOUND") - designs, installs, maintains and services specialty sound systems, including commercial paging, sound systems, school intercom, hospital nurse call, CCTV, and card access security systems. 200 of the 1,000 shares outstanding are owned by Randy Block as of the date of this Proxy Statement.


         INTERWEST CABLE NETWORK SYSTEMS, INC. ("INTERWEST CABLE") - provides outside cable plant construction in Metropolitan Denver for the telecom and cable TV industries. 1,200 of the 39,300 shares outstanding are owned by Glenn P. Marlowe. Mr. Marlowe has an option to purchase an additional 5,800 shares of Interwest Cable stock from Interwest for $4.00 per share.


         INTERWEST COMMUNICATIONS PUEBLO CORPORATION ("INTERWEST PUEBLO") - This is a traditional voice CPE interconnect servicing southern Colorado. 490 of the 1,000 shares outstanding are owned by Patrick J. Galvin.

    PRODUCTS AND SERVICES

    Interwest's core business is the design, installation, and maintenance of digital customer premise equipment for voice applications. Interwest's traditional flagship product is the NEC line of digital telecommunication systems. Interwest is currently one of NEC America's 10 largest dealers in the U.S. market. Additional products include Fujitsu, Iwatsu, and the Hitachi line for the hospitality industry.

    Due to Interwest's market position, it recently secured a dealership for the full line of products offered by Northern Telecom (Nortel). The Nortel product line is the leading telecom line available to independent distributors in the U.S. market. The Nortel product line is sold through regional Bell operating companies, GTE, WilTel, and other national industry leaders. The significance of the Nortel dealership is substantial due to the size of the existing base and the product recognition at the high end of the market.

    Over the past five years, voice processing systems have become firmly established as an integral component in business telephone systems. Voice processing products installed and maintained by Interwest include the Centigram, Active Voice and Voice Systems Research ("VSR") product lines. Interwest is one of Active Voice's "AVID" dealers, designating superior sales and service performance. Interwest also represents many specialty peripheral products that interface with telephone systems to provide complete turnkey business solutions.

    Interwest Sound s product line includes the complete line of Bose professional audio equipment, Bogen audio and intercom systems, 3M satellite music and drive-through intercom, and Sony audio and video systems. Interwest Sound also represents specialty lines of equipment that are custom engineered to meet the client's specific needs.

    Critical to the product line offerings is employees' technical qualifications to properly install and maintain the equipment. Maintaining qualifications requires constant training and certification of the technical staff.

    Below is a summary of revenue for the 12 months ended March 31, 1996, 1995 and 1994. For 1996, these revenues do not tie directly into the historical financial statements, due to the acquisition of Interwest by Group on June 1, 1995, which resulted in a disaggregate year for financial reporting. For illustration purposes, revenue for 1996 has been recasted for consistent presentation with prior periods.



         REVENUE BREAKDOWN FOR THE THREE YEARS ENDED MARCH 31, 1996
- --------------------------------------------------------------------------------
                             HARDWARE            SERVICE             TOTAL
                             REVENUES            REVENUES            REVENUES
- --------------------------------------------------------------------------------
April 1993 - March 1994    $ 5,750,000         $ 6,469,000         $12,219,000
  % OF TOTAL REVENUES          47%                  53%               100%
- --------------------------------------------------------------------------------
April 1994 - March 1995    $ 6,552,000         $ 5,523,000         $12,075,000
  % OF TOTAL REVENUES          54%                  46%               100%
- --------------------------------------------------------------------------------

April 1995 - March 1996    $ 8,472,000         $ 8,437,000         $16,909,000
  % OF TOTAL REVENUES          50%                  50%               100%
- --------------------------------------------------------------------------------

Total                      $20,774,000         $20,429,000         $41,203,000
  % OF TOTAL REVENUES          50%                 50%                100%
- --------------------------------------------------------------------------------


    Over the three year period ended March 31, 1996 service revenue has accounted for between 46% and 53% of total revenue. Interwest's strategy is to continue its emphasis on services. The overall revenue growth for the three years ended March 31, 1996 is largely attributable to the growth in new contracts.

    The average new contracts booked per month is listed below:

- --------------------------------------------------------------------------------
                                        AVERAGE NUMBER OF CONTRACTS PER MONTH
- --------------------------------------------------------------------------------
April 1993 - March 1994                               36
- --------------------------------------------------------------------------------
April 1994 - March 1995                               57
- --------------------------------------------------------------------------------
April 1995 - March 1996                               75
- --------------------------------------------------------------------------------


    STRATEGY

    Interwest believes that it is the largest independent interconnect company in Colorado based on annual revenues, with a cumulative installed base of over 5,000 customers on the Front Range.

    Over the years, Interwest has grown and increased its regional market share through a combination of several factors: developing a strong sales organization, increasing emphasis on customer service, customer base acquisitions from smaller firms, and strategic diversification with complementary products and services. Examples of Interwest's strategic diversification are highlighted below:

    - WORK TELCOM performs maintenance for large CPE platforms not sold through Interwest. This business is strategically important to further developing maintenance revenues which are not as susceptible to economic cycles as new system sales.

    - INTERWEST SOUND installs and maintains specialty sound and security systems. This niche in the low voltage systems market helps differentiate Interwest and broadens market penetration.

    - U.S. TELPHONICS is a division of Interwest and deals in the secondary market for voice CPE, mostly selling to other interconnects throughout the United States. U.S. Telphonics makes a market for those telephone systems Interwest is replacing with new installations. Consequently, Interwest is positioned to offer trade-in allowances for customers' old telephone systems.

    By virtue of its consolidated management support and technical labor pool at the Colorado Springs headquarters, Interwest management believes it is better able to compete with smaller independent local firms as well as the large national companies.

    Interwest's strategy for the future includes the expansion of its products and service lines so as to include data network systems products and services, which will be marketed to Interwest s existing customer base. Management believes Interwest customers want full service capabilities for data networking systems in addition to voice, Interwest's current strength.

    SALES OPERATIONS

    Sales management is functionally under the Vice President of Sales with accountability to the business unit managers. This organization structure encourages consistent market coverage and coordination of team selling. Each physical location has a sales manager responsible for the geographic market coverage. In addition, the Interwest Sound, Work Telcom, and U.S. Telphonics profit centers have general managers that provide sales management.

    A summary of the sales organization is presented in the following table:


- --------------------------------------------------------------------------------
                              SALES FORCE DEPLOYMENT
- --------------------------------------------------------------------------------
                  General  Interwest  Work      U.S.     Network
                 Business   Sound    Telcom  Telphonics  Systems    Total
- --------------------------------------------------------------------------------
Denver             10        2         2         0         1         15
- --------------------------------------------------------------------------------
Colo. Spgs.        5         2         1         4         3         15
- --------------------------------------------------------------------------------
Pueblo             3         0         0         0         0         3
- --------------------------------------------------------------------------------
Ft. Collins        4         0         0         0         0         4
- --------------------------------------------------------------------------------
Total              22        4         3         4         4         37
- --------------------------------------------------------------------------------

    The General Business sales group focuses on small- to medium-sized users of commercial grade telephone systems such as businesses and non-profit organizations. The Network Systems sales group focuses on high-end PBX systems and large scale projects that fall out of the scope of the day-to-day business.

    TECHNICAL OPERATIONS

    All operations report to the vice president of operations, the position responsible for all installations, service, maintenance, customer service, dispatch, and warehousing. Interwest's operations department is divided into three management functions:

    1.   Installation of new systems
    2.   Service, moves, adds and changes
    3.   Purchasing and warehousing.

    Interwest has centralized dispatching at corporate headquarters, which allows cross-utilization of technicians amongst the various business units. Purchasing and warehousing are centralized in the Colorado Springs headquarters, and materials are distributed to other locations on an as-needed basis. Management believes this system generates purchasing economies of scale and maximizes inventory turns.

    RESEARCH AND DEVELOPMENT AND PATENTS

    Interwest is not engaged in research and development, nor does it hold any patents. Interwest is positioned in the market as a follower of technology. Technology changes tend to benefit Interwest since such changes stimulate customer demand for new installations and upgrades of customer premise equipment.

    WARRANTY AND MAINTENANCE

    Interwest generally provides customers, for an additional fee, with a warranty on a purchase basis on equipment and installation for one to five years after the installation of a new system, subject to a deductible payment from the customer. In addition, Interwest generally receives back-to-back warranties from manufacturers which it passes on to its customers. In those situations where Interwest extends warranties beyond those of the manufacturers, warranty reserves are established, recorded in the financial records, and amortized over the warranty period. Interwest charges its customers for all repairs done subsequent to the warranty period.

    Interwest assists customers in the installation, maintenance and repair of Interwest's products and provides training to the employees of such customers.

    CUSTOMERS

    No single customer accounted for more than 10% of sales for the seven months ended December 31, 1995. Interwest customers consist of a broad range of Colorado businesses, health care providers, educational institutions, banks and state and local governmental entities.

    BACKLOG

    Interwest receives orders and is awarded contracts for the sale and installation of telephone systems and other work to be performed in the future. Since contract installations are typically completed within 30 days of contract execution, Interwest's backlog is not generally indicative of future performance. Generally contract payment terms are 40% paid upon contract execution, 50% paid upon installation completion, and 10% paid upon customer acceptance. As of March 31, 1996, there were 86 unfilled orders from various customers which will account for approximately $2,428,000 in future sales. The majority of these orders are expected to be shipped over the subsequent three months.

    COMPETITION

    The telecommunications equipment industry is characterized by intense competition and rapid change. Interwest's products and services compete with similar products and services offered by a number of telephone equipment distributors, certain telephone operating companies and telephone interconnect companies. Many competitors have financial, technical and market resources significantly greater that Interwest.

    Effective January 1, 1984, AT&T was divested of the regional Bell operating companies ("RBOCs"). The RBOCs were permitted to market, sell, install and service, but not manufacture, telecommunications products of the type marketed by Interwest pursuant to the anti-trust decree entered in connection with the divestiture. The recently enacted Telecommunications Act of 1996 contains provisions that permit the RBOCs, subject to satisfying certain conditions designed to facilitate competition, to manufacture telecommunications equipment. In light of this provision, it is possible that one or more RBOCs may eventually decide to manufacture telecommunications equipment or to form alliances with other manufacturers to design, market, install and service telecommunications equipment.

    Following the AT&T divestiture, U.S. West, which was the RBOC in the Rocky Mountain region, maintained a presence in the CPE market, selling both equipment and services to business communications customers. Interwest competed against the perceived reliability of U.S. West and other larger competitors such as Lucent Technologies, Inc. (formerly known as AT&T) and ROLM, especially with clients who had never bought communications systems from other independent providers. Moreover, pricing against U.S. West and AT&T was difficult due to differentiated volume-based wholesale pricing which was prevalent in the industry. As customer acceptance of independent interconnects has expanded and the number of independent CPE providers has grown, Interwest has been able to gain a larger share of the regional market and to realize certain economies of scale. Interwest believes this growth is a result of its ability to attract small and mid-sized customers and to serve them more efficiently and effectively than its larger competitors.

    In the Front Range middle market, Interwest not only competes against the large corporate CPE providers noted above, but also smaller dealers which compete with a price orientation. Interwest believes it differentiates its solution from the smaller independents with its technical operations and market presence described above.

    REGULATION

    The Federal Communications Commission ("FCC") has promulgated regulations which, among other things, set forth installation and equipment standards for private telephone systems and require that all interconnect equipment installed after January 1, 1980, meet standards adopted by the FCC. Interwest believes that the suppliers of its interconnect equipment comply with these requirements.

    EMPLOYEES

    On May 31, 1996, Interwest employed 199 full-time employees. The number of employees is significantly greater than at May 31, 1995 (165) and May 31, 1994
(94) due to the growth strategies implemented by Interwest over the past two years. The 199 employees at May 31, 1996 are broken down into the following categories: 4 executives, 37 sales and marketing, 144 operations, technical and warehouse, 13 accounting and administration, and 1 legal.

    PROPERTIES

    Interwest and its subsidiaries lease all of their office and warehouse space and own no real property. The following table provides information regarding the total space leased by Interwest and its subsidiaries.

- --------------------------------------------------------------------------------
                                 APPROXIMATE      EXPIRATION
LOCATION                         SQUARE FEET     DATE OF LEASE
- --------------------------------------------------------------------------------
2150 Naegele Road                 10,000         June 1, 2000
Colorado Springs, CO  80904
- --------------------------------------------------------------------------------
2637 Midpoint Drive               2,400          May 1, 1997
Building A-2, Suite C
Fort Collins, CO  80525
- --------------------------------------------------------------------------------

728 North Elizabeth               2,000          May 1, 2000
Pueblo, CO  81003
- --------------------------------------------------------------------------------
3101 East 52nd Avenue             6,400          August 31, 1998
Unit E
Denver, CO  80216
- --------------------------------------------------------------------------------
1114 West 7th Avenue              9,432          July 31, 2001
Suite 200
Denver, CO  80204
- --------------------------------------------------------------------------------

    PRO FORMA AND INTERWEST - SELECTED FINANCIAL INFORMATION.


    Presented below is selected pro forma combined financial information. The pro forma balance sheet combines the balance sheets of the Company as of April 30, 1996 with Interwest as of March 31, 1996 (their respective quarter ends), as if the Merger had occurred on the balance sheet dates. The Merger will be treated for financial accounting purposes as a purchase transaction.


    The pro forma statement of operations combines the Company s and Interwest s three month interim and year end operations as if the Merger had occurred at the beginning of the period presented. This pro forma information is not necessarily indicative of future operations or the actual results that would have occurred had the Merger been consummated at the beginning of the period indicated.

    Also presented is selected financial information of Interwest based upon its interim and prior fiscal year ends. Interwest was acquired by Group on June 1, 1995. Group s year end was December 31, 1995. Prior to Group s acquisition, Interwest had a March 31 year end. The historical financial information of Interwest is presented for the period subsequent to Group s acquisition (three months ended March 31, 1996 and the seven months ended December 31, 1995) and the periods prior to Group s acquisition (the two months ended May 31, 1995 and the years ended March 31, 1995 and 1994).

    Financial statements of the Company are included in the Company's Form 10-KSB and Form 10-QSB, which are included as Appendixes E and F, respectively, attached to this Proxy Statement. Complete pro forma combined condensed financial information and financial statements of Interwest are included in Appendix D attached to this Proxy Statement.

                        (in thousands, except per share data)

                                                                   Interwest
                                          Pro Forma                Historical
                                       April 30, 1996            March 31, 1996
                                       --------------            --------------
BALANCE SHEET:
   Cash                                   $1,908                     $842
   Working Capital                         1,875                    1,224
   Long-term debt and other                  639                      639
   Stockholders' equity                    8,204                    3,661
   Total Assets                           17,315                    8,140


                                                      Pro Forma
                                     -------------------------------------------
                                     Three Months Ended         Year Ended
                                        April 30, 1996         January 31, 1996
                                     ------------------        -----------------
OPERATIONS:
   Net Revenue                             $8,273                  $34,147
   Gross Margin                             2,740                    8,972
   Income (loss) before income taxes         (292)                  (1,031)
   Net income (loss)                         (292)                    (903)

   Net income (loss) per share               (.06)                    (.19)
   Weighted shares outstanding              4,707                    4,704




                                                 Interwest Historical
                                --------------------------------------------------------------------
                                        Three           Seven         Two
                                        Months          Months       Months
                                        Ended           Ended        Ended          Years Ended
                                       March 31,       December 31,  May 31,          March 31,
                                   ------------------                           -------------------
                                   1996        1995       1995         1995       1995        1994
                                   ----        ----       ----         ----       ----        ----
OPERATIONS
   Net Revenue                   $4,659      $3,371     $10,284      $1,966     $12,075     $12,219
   Gross Margin                   1,674       1,195       3,794         864       5,064       5,030
   Income (loss) before
     income taxes                   (80)        170          42          18         781       1,011
   Net income (loss)                (62)         96          (3)         10         467         627


                                      -32-

COMPARATIVE PER SHARE DATA



                                                    Internet                                        Interwest
                                  -----------------------------------------------  -----------------------------------------------
                                       Pro Forma               Historical           Equivalent Pro Forma        Historical
                                      -----------             ------------         ----------------------      ------------
                                      -----------             ------------         ----------------------      ------------
                                    Three      Year Ended   Three        Year       Three     Year Ended     Three     Year Ended
                                    Months     January 31,   Months      Ended      Months     December      Months     December
                                    Ended        1996        Ended    January 31,   Ended      31, 1995**    Ended      31, 1995
                                   April 30,                April 30,     1996     March 31,                March 31,
                                      1996                    1996                   1996*                     1996
Book Value per Share                $1.74        1.79       $1.13       $1.22       $1.59        1.61      $89.29      $90.80

Cash Dividends per Share             None        None        None        None        None        None        None        None

Net income (loss) per Share          (.06)       (.19)       (.08)       (.41)       (.03)        .04       (1.51)      (2.51)


________________________
________________________
* AMOUNTS HAVE BEEN CALCULATED BASED ON HISTORICAL SHARES OUTSTANDING.
** AMOUNTS HAVE BEEN CALCULATED BASED ON SHARES OF INTERNET EXCHANGED FOR SHARES OF INTERWEST.

    INTERWEST - MANAGEMENT'S DISCUSSION AND ANALYSIS OF LIQUIDITY AND RESULTS OF OPERATIONS.

    The following is Interwest's discussion and analysis of certain significant factors which have affected Interwest's financial condition and results of operations during the periods included in the accompanying financial statements.

    FINANCIAL CONDITION

    The current ratio (current assets divided by current liabilities) declined to 1.41 at December 31, 1995 from 1.64 at March 31, 1995. The current ratio was
1.32 at March 31, 1996. Accounts receivable balances were $3,034,000 and $2,922,000 at December 31, 1995 and March 31, 1996, respectively. This increase from the March 31, 1995 balance of $2,045,000 is due to the overall growth in revenues, and an increase in progress billings on large installation contracts. Average days outstanding for accounts receivable had decreased to 51.3 for the seven month period ended December 31, 1995 from 59 for the fiscal year ended March 31, 1995. This was due to increased collection efforts on trade receivables and progress payments on installation contracts. Average days outstanding for accounts receivable had increased to 57 for the three month period ended March 31, 1996, due to two large contracts. As of March 31, 1996, Interwest had the following outstanding amounts accrued related to these two large contracts:

    Large business system for corporate client             $334,249
    Extended installation contract for government client   $594,828

    As of June 30, 1996 the uncollected amount of the contract for the government client was $234,836.

  The installation for the government client is expected to be completed by August 31, 1996, with payment due October 31, 1996. Change orders and additional claims are expected to be settled by December 31, 1996, with payment due by February 28, 1997. The business system work on the corporate client was completed subsequent to March 31, 1996 and full payment was received.

    Inventory increased from $892,000 at March 31, 1995 to $1,169,000 at December 31, 1995 and decreased to $1,085,000 at March 31, 1996. The overall increase in inventory is due to larger inventory balances required to support the increased sales of Interwest.

    Working capital was $1,308,000 as of December 31, 1995, a decrease of $181,000 from working capital of $1,489,000 as of March 31, 1995. Working capital declined further to $1,224,000 as of March 31, 1996, generally as a result of loss from operations and purchases of equipment.

    LIQUIDITY AND RESOURCES

    Interwest s cash position decreased by $427,000 during the seven month period ended December 31, 1995. This decrease in cash balances was primarily attributable to capital expenditures of $398,000, repayments of debt of $219,000, and income tax payments of $427,000. Cash was provided through advances from Group of $422,000, and an increase in the revolving line of credit of $236,000. Following consummation of the Merger, advances from Group will not be continued. Interwest s cash position increased by $699,000 during the three month period ended March 31, 1996. The main source of cash was provided by a subcontractor bond of $850,000, which was held in a money market account. Subsequent to March 31, 1996 Interwest learned that it was not awarded the contract, and the bond was refunded to the subcontractor. During the three months ended March 31, 1996, cash was used primarily for capital expenditures of $100,000, and repayments of debt of $44,000. Additional cash was provided through an increase in the revolving line of credit of $58,000. Interwest's cash position decreased by $150,000 during the quarter ended March 31, 1995. Cash was used to support an increase in accounts receivable, and to purchase fixed assets and a customer list. Cash was provided by new financing.

    The balance of the revolving line of credit with Interwest's bank was $330,000 at March 31, 1996. The total revolving line of credit available to Interwest as of March 31, 1996 was $500,000. In May, 1996, Group obtained a new credit facility of $4,300,000 under a two-year revolving line of credit. Interwest can draw upon this line of credit jointly with its parent and affiliates for working capital purposes and general corporate needs and is obligated to repay all advances jointly and severally with Group and other affiliates. Certain assets of Interwest and its subsidiaries also collateralized this credit facility. It is a condition to closing of the Merger that Interwest and its assets be released of its joint obligation after repayment by Interwest of its outstanding balance.

    Interwest will have a continuing need for working capital to sustain its growth, either from operations or from outside financing. There can be no assurance that such working capital will be available.

    RESULTS OF OPERATIONS

Seven Months Ended December 31, 1995 Compared to Fiscal Year Ended March 31,
1995

    During the seven month period ended December 31, 1995, Interwest started up the Fort Collins business unit utilizing a customer list purchased May, 1995. In addition, Interwest continued to build up the Interwest Cable subsidiary, which was incorporated in January, 1995.

    Interwest experienced average monthly revenues of $1,469,000 for the seven month period ended December 31, 1995. This represents a 46.0% increase from the average monthly revenues of $1,006,000 for the twelve month period (prior fiscal year) ended March 31, 1995. Of this growth, 5.9% came from incremental revenues generated by the Fort Collins business unit, 15.6% came from incremental revenues generated by Interwest Cable, and 24.5% came from growth experienced by the remaining business units.

    The gross profit margin for the seven month period ended December 31, 1995 was 36.9%. This is a decrease from the 41.9% gross profit margin experienced by Interwest for the fiscal year ended March 31, 1995. Gross profit margins have declined due to the increase in large, institutional and government contracts, which are sold at a lower markup than smaller retail contracts.

    For the seven month period ended December 31, 1995, government and institutional contracts accounted for 18% of the total revenue from contracts. Future revenue from government and institutional contracts is expected to be in the same range.

    Net interest expense during the seven month period ended December 31, 1995 averaged $8,429 per month. Interest expense is the result of the following:

    (a)  Debt incurred to purchase customer lists in 1995.
    (b)  Use of new revolving line of credit in 1995.
    (c)  Debt incurred to purchase new equipment.


                                         -35

    Selling, general and administrative expenses and depreciation and amortization expenses averaged $527,000 per month (35.9% of revenues) for the seven month period ended December 31, 1995. This is an increase from an average of $351,000 per month (34.8% of revenues) for the fiscal year ended March 31, 1995. This increase is due to increased operating expenses attributable to the addition of the Fort Collins business unit and Interwest Cable, building up the sales staff to generate revenue growth, and redesigning the compensation structure for the sales managers. Rent expenses were increased due to the addition of new space in Fort Collins and Denver; and amortization expenses were increased due to the effects of the June 1, 1995 acquisition. However, offsetting savings were recognized as Interwest made efforts to consolidate administrative functions.

Three Months Ended March 31, 1995 Compared to the Three Months Ended March 31, 1996

    Interwest experienced average monthly revenues of $1,553,000 for the quarter ended March 31, 1996, as compared to average monthly revenues of $1,124,000 for the quarter ended March 31, 1995. Of this 38.2% increase, 27.9% came from incremental revenues generated by Interwest Cable and the Fort Collins business units and a change in accounting method from completed contract to percentage of completion for revenue recognition, and 10.3% came from the remaining business units. For the three months ended March 31, 1996 governmental and institutional contracts accounted for approximately 10% of revenue from contracts. Interwest had a backlog of orders at approximately $2,428,000 as of March 31, 1996.

    The gross profit margin for the quarter ended March 31, 1996 was 35.9%, as compared to 35.5% for the quarter ended March 31, 1995.

    Selling, general and administrative expenses averaged $582,000 per month (37.4% of revenues) for the quarter ended March 31, 1996, and $348,000 (31.1% of revenues) for the quarter ended March 31, 1995. This increase is due to increased operating expenses attributable to the addition of the Fort Collins business unit and Interwest Cable, building up the sales staff to generate revenue growth, and redesigning the compensation structure for the sales managers. Rent expenses were increased due to the addition of new space in Fort Collins and Denver; depreciation expense increased due to the capitalization of Interwest Cable; and amortization expense increased due to the addition of a new customer list and the effects of the June 1, 1995 acquisition. Some savings were recognized as Interwest made efforts to consolidate administrative functions. Interest expense was approximately $25,000 for the quarter ended March 31, 1996.


    RISKS RELATING TO INTERWEST'S BUSINESS.

    The following are risks related to the Interwest's business and the telecommunications industry in general. Should the Merger be consummated, the following risks will apply to the Company's ownership and operation of Interwest.

    LOSS FROM OPERATIONS. For the seven months ended December 31, 1995 and for the three months ended March 31, 1996, Interwest's results from operations in both periods included net losses in the income statement. Interwest may continue to incur operating losses in the future.

    DEPENDENCE ON MANAGEMENT. Interwest is dependent on certain key managers. There is no assurance that these key managers will remain with Interwest.

    COMPETITION. The telecommunications equipment industry is characterized by intense competition. Interwest competes against a number of competitors, come of which are larger and have significantly greater sales, marketing and financial resources than Interwest. Larger competitors include companies with regional or national operations, including Rolm, AT&T and U.S. West, which have generally been able to offer lower pricing schemes to their customers because of economies of scale. Interwest management believes it has succeeded in this environment based on the quality of its customer service and the efficiency and economy of its technical operations. Over the past three years one large competitor, U.S. West, has shifted its focus away from the local interconnect market in order to concentrate in other telecommunications markets, such as long distance. In addition, Interwest was awarded a Northern Telecom dealership early in the second quarter of 1996. Interwest believes these developments have changed the competitive environment to its benefit, because the combination of the new Northern Telecom dealership and an existing NEC dealership will allow Interwest to pursue larger accounts which have traditionally been the domain of Interwest's larger competitors such as U. S. West. However, there can be no assurance that Interwest will be successful in such efforts.

    PENDING LEGISLATION. Congress has recently passed, and the President approved, a major telecommunications bill and various state legislatures have under consideration or have passed various proposals that would allow the local exchange carriers and large competitors such as U.S. West to enter into the inter-LATA long distance market. Congress and numerous state legislatures have also adopted proposals which would open up the local access market currently dominated by the RBOCs. Interwest is unable to predict the impact of the various legislation; however, it does believe competition will increase in its markets. Interwest also views the new legislation favorably as it believes new opportunities may develop in the local markets to date controlled by the RBOCS. See "Business - Governmental Regulation."

    OBSOLESCENCE DUE TO TECHNOLOGICAL CHANGE AND NEW SERVICES. The telecommunications industry has been characterized by steady technological change, frequent new service introductions and evolving industry standards. Interwest believes that its future success will depend on its ability to anticipate such changes and to offer on a timely basis services that meet these evolving industry standards. There can be no assurance that Interwest will have sufficient resources to make the investments necessary to introduce new services that would satisfy an expanded range of customer needs.

    NO DIVIDENDS. Interwest has paid no cash dividends on its common stock and has no present intention of paying cash dividends in the foreseeable future. It is the present policy of the Board of Directors to retain all earnings to provide for the growth of Interwest. Payment of cash dividends in the future will depend, among other things, upon Interwest's future earnings, requirements for capital improvements, the operating and financial conditions of Interwest and other factors deemed relevant by the Board of Directors.

    MANAGEMENT OF INTERWEST.

    The present executive officers of Interwest are as follows:


    President                                         John M. Couzens
    Executive Vice President, Network Systems         Robert L. Smith
    Vice President, Operations                        Steven M. Seligman
    Vice President, Sales and Marketing               Donald S. Vaughn



    Mr. Couzens, 35, has been President and Chief Executive Officer of Interwest since April, 1996. Mr. Couzens was Vice President, Chief Financial Officer and Treasurer of Group from September 1994 until March 1996. Prior to joining Group, Mr. Couzens was Vice President and Division Manager at The Northern Trust Company. Mr. Couzens is a director of Interwest.

    Mr. Smith, 52, joined Interwest in 1980 as General Manger. Mr. Smith was President of Interwest from 1987 until April 1996. In April 1996, Mr. Smith became the Executive Vice President of Network Systems for Interwest. Mr. Smith is a director of Interwest.

    Mr. Couzens is expected to become President of the Company after consummation of the Merger. Mr. Galley, the current President and Chief Executive Officer of the Company, is expected to remain as Chief Executive Officer of the Company after consummation of the Merger. The Company has not yet determined which, if any, of the existing members of management besides Mr. Couzens and Mr. Smith will become officers of the Company, and what salaries such persons (other than Messrs. Smith and Seligman, who have employment agreements with Interwest) will receive after consummation of the Merger.

    Each of Messrs. Couzens and Smith and Craig D. Slater are expected to become directors of the Company after consummation of the Merger.

    Mr. Slater, 39, was elected to the Board of Directors of Group in July 1994 in conjunction with the acquisition of Group by Anschutz Company. Mr. Slater serves as Vice President of Acquisitions and Investments at Anschutz Company, a holding company with investments in a variety of industries, including telecommunications, transportation, energy and real estate. Mr. Slater has been an employee of Anschutz Company and/or The Anschutz Corporation since 1988. Mr. Slater also serves as a member of the Board of Directors of Forest Oil Corporation, to which he was elected in 1995.


    Mr. Smith has an employment agreement with Interwest for a two year period ending June 1, 1997 under which he is to receive a salary of $170,000 per year. Of this amount, Group has agreed in the Acquisition Agreement to pay $45,000 per year. Mr. Smith may be terminated without cause, in which case he is to receive three months salary. Mr. Smith is expected to receive a commission of approximately 1% of gross sales resulting from his efforts.


    Mr. Smith leases to the Company its principal office for $4,990 per month. The lease will expire May 31, 2000. The Company pays all taxes, maintenance and insurance under the lease.

    When Interwest was acquired from Mr. Smith, Mr. Smith agreed to indemnify Group for certain matters that arose before closing of that acquisition. Interwest expects to suffer losses on a contract that was bid before that acquisition and Interwest and Group may make a claim for indemnification against Mr. Smith. Group and Interwest have entered into an agreement under which Group forgave $125,000 of intercompany indebtedness from Interwest to Group, Interwest assigned to Group all rights for indemnification by Mr. Smith up to $143,000 and Interwest agreed to reimburse 50% of Group's legal costs in any proceedings brought by Group against Mr. Smith. It is not possible at this time to estimate the amount of the loss that may be incurred by Interwest on this contract; however, if the amount of the loss exceeds $143,000, Interwest may seek indemnification from Mr. Smith for the balance.


    Mr. Seligman has an employment agreement with Interwest under which he is to receive a salary of $100,000 per year plus a bonus based on the Company's achievement of goals mutually negotiated by him and the Company. The employment is at will and no term of employment is specified.

    The Company is a subcontractor to install wiring under a contract with Rooney Engineering, Inc., an affiliate of Group. The Company expects to receive approximately $1,045,000 under the subcontract, which was entered into in May 1996. The terms of the subcontract were negotiated at arms length.


    INTEREST OF MANAGEMENT IN MATTERS TO BE VOTED UPON.

    The present management of the Company and nominees for director (other than the director nominees to be designated by Group at closing of the Acquisition Agreement) have no material interest in the approval by Shareholders of Proposal Three.

    EFFECTS OF ADOPTION OF PROPOSAL THREE.

    ANTI-TAKEOVER EFFECTS; CHANGE OF CONTROL

    Group will have a substantial ownership position in the Company and may designate three of the Company's directors at the Second Closing. Pursuant to the Acquisition Agreement, based upon the number of shares of Company Common Stock outstanding on August 6, 1996, the Company will issue to Group 2,306,541 shares of Company Common Stock, or 49% of the 4,707,228 shares of Company Common Stock that would be outstanding after giving effect to such issuance of shares upon the consummation of the Merger at the Second Closing. If the Company were then to default on the payment of the Note (whether at scheduled maturity, on the date of any required prepayment, or after the expiration of applicable grace periods and cure periods, upon acceleration) and Group were to elect to convert the Note, the Company would be required to issue to Group 300,000 shares of Company Common Stock at the price of $3.00 per share (as such number of shares and price per share may be adjusted pursuant to the terms of the Note). If effect were given to the issuance to Group of these 2,606,541 shares, then Group would own 52.1% of the 5,007,227 shares of Company Common Stock that would then be outstanding, based upon the number of shares outstanding on August 6, 1996. Comparatively, based on such share ownership by Group, the percentage ownership of the Company's current shareholders will be reduced to 51% initially, with the potential to be further reduced to 47.9% if the Company were to default on the payment of the Note. Group will also have the right to designate three of the eight directors of the Company who will hold that position upon the consummation of the Merger at the Second Closing.

    As a result, Group will have the ability to exert substantial influence with respect to matters considered by the Board of Directors and will control the outcome of matters submitted to the approval of the shareholders of the Company, including the election of the other directors of the Company, subject to the staggered terms that are the subject of Proposal Five. Group will have a veto power over proposed transactions between the Company and third parties (such as a merger) that currently require the approval of the holders of at least a majority of the issued and outstanding shares of Company Common Stock and, if Proposal Six is approved and the Company's Articles of Incorporation are so amended, that would require the approval of the holders of at least two-thirds of the issued and outstanding shares of Company Common Stock. It would be unlikely that control of the Company would be transferred to a third party without Group's consent and agreement. It is also unlikely that a third party would offer to pay a premium to acquire the Company without the prior agreement of the Group, even if the Board of Directors were to choose to attempt to sell the Company in the future.

    BOARD RECOMMENDATION TO SHAREHOLDERS AND VOTE REQUIRED.

    The Board of Directors recommends the approval of the Acquisition Agreement and the transactions (including the Merger) and other documents contemplated thereby. The Board believes that the Company must compete in an environment of rapid change in technology, increased pressure on gross margins, and a trend toward consolidation of business entities within the Company's industry. Important elements of the Company's long range plan include expanding its operations in terms of product and service offerings and geographic presence and achieving the benefits of being a larger company within its industry. Benefits of size within the industry which may enhance Company opportunities and financial performance include increased marketability of products and services due to customer perceptions of increased capability and stability, spreading of overhead expenses over a larger revenue base, increased visibility to the financial community in the event that secondary funding raising activities are undertaken, and increased financial capabilities in future business acquisitions and strategic alliances.

    The acquisition of Interwest is in accordance with Internet's long range plans. The Board of Directors believes that the Company and Interwest are complementary in their product and service offerings in that both companies will be able to solicit each other's customer base with products and services not previously offered. This will also allow the combined companies to retain revenues previously referred to outside parties. The broader range of products and services will enhance the combined company's ability to attract potential customers over a wider geographic area. Due to the similarity of company operations, it is anticipated that greater efficiencies in manpower, sales and marketing programs, business systems, inventories and real estate can be achieved. The timing of these efficiencies is dependent upon a number of factors including lease and other contractual obligations.

    The number of shares to be issued in accordance with the Acquisition Agreement was determined in negotiations with Group. Factors that the Company's Board of Directors considered included the relative revenue size of each entity, opportunities for synergies in the marketplace and in the combined operations, and fit with the Company's long range plans.

    The affirmative vote of a majority of the shares of Company Common Stock issued and outstanding is required to approve Proposal Three. The Officers and Directors have advised the Company that they plan to vote their shares of Company Common Stock in favor of Proposal Three. The Company will not consummate the Merger if the required approval of the Shareholders of the Company is not obtained with respect to each of Proposals Three, Four and Five.

                                    PROPOSAL FOUR

    A PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMPANY COMMON STOCK TO 20,000,000 SHARES

    The Board of Directors intends to present at the Special Meeting a proposal to approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of no par value Company Common Stock to 20, 000,000 shares of Company Common Stock. The presently authorized capital stock of the Company consists of 4,500,000 shares of Company Common Stock and 100,000,000 shares of Preferred Stock, $.0001 par value.

    The rights of holders of additional shares of Company Common Stock for which authorization is sought would be identical to the rights of holders of shares of Company Common Stock now currently authorized.

    To date no series of Preferred Stock has been established by the Board of Directors. The Preferred Stock could have preference over the Company Common Stock with respect to the payment of dividends and voting and other preferences as would be determined by the Board of Directors of the Company at the time of establishment of any series of Preferred Stock. Holders of Company Common Stock do not have preemptive rights to subscribe to additional securities which may issued by the Company.

    As permitted by the Colorado Business Corporation Act ("CBCA"), the Board of Directors is empowered to issue the Preferred Stock in series, at any time or from time to time, and to determine the price or prices, the number of shares designated for a particular series, and the relative preferences, privileges and restrictions of the shares so issued. Among the determinations to be made by the Board of Directors for each issuance of a series of Preferred Stock are the following:

    (a) the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

    (b) whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

    (c) the amount payable upon shares in the event of involuntary liquidation;

    (d)  the amount payable upon shares in the event of voluntary liquidation;

    (e) sinking fund or other provisions, if any, for the redemption or purchase of shares;

    (f) the terms and conditions under which shares may be converted, if the shares of any series are issued with the right of conversion; and

    (g)  voting powers, if any.

Such determinations would be made by the Board of Directors at the time it designated the particular series of Preferred Stock comprising the series and would take into account the circumstances pertinent at that time. No shares of Preferred Stock are issued and outstanding.

    The Company currently has no plans to issue any additional shares of Company Common Stock or any shares of Preferred Stock other than: (i) the shares of Company Common Stock that previously have been reserved for issuance with respect to outstanding stock options, including the stock option plans discussed in Proposals One and Two above, and (ii) shares of Company Common Stock to be issued pursuant to the Acquisition Agreement described in Proposal Three (including shares of Company Common Stock issued to Group in the Merger and shares of Company Common Stock issued upon conversion of the Note).

    If this Proposal Four is approved and the Articles of Incorporation are amended accordingly, the increased number of authorized shares of Company Common Stock will be available for issuance from time to time for such purposes and consideration as the Board of Directors may approve and no further vote of shareholders of the Company will be required, except as provided under Colorado law or the rules of any national securities exchange on which shares of the Company are at the time listed. The availability of additional shares for issuance, without the delay and expense of obtaining the approval of shareholders at a special meeting, will afford the Company greater flexibility in acting upon proposed transactions.

    In the event this Proposal Four is approved, the amendment to the Company's Articles of Incorporation authorizing 20,000,000 shares of Company Common Stock will become effective upon the filing with the Secretary of State of the State of Colorado of a certificate with respect to such amendment.

    It is therefore proposed that the Company's Articles of Incorporation be amended so that Article IV, Section 1 reads as follows:

                                      ARTICLE IV

         SECTION 1. CLASSES AND SHARES AUTHORIZED. The authorized capital stock of the corporation shall be 20,000,000 shares of Common Stock, no par value, and 100,000,000 shares of Preferred Stock, $.0001 par value.

    INTEREST OF MANAGEMENT IN MATTERS TO BE VOTED UPON.

    The management of the Company and the director nominees (other than the director nominees to be designated by Group at closing of the Acquisition Agreement) do not have an interest in the approval by shareholders of Proposal Four.

    EFFECTS OF ADOPTION OF PROPOSAL FOUR.

    ANTI-TAKEOVER EFFECTS. The additional authorized but unissued shares of Company Common Stock, for which approval is sought, could be used by incumbent management to make more difficult a change in control of the Company. Under certain circumstances such shares could be used to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. For example, such shares could be privately placed with purchasers who might side with the Board of Directors in opposing a hostile takeover bid.

    Despite such anti-takeover implications, this Proposal Four is not the result of management's knowledge of any effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

    Except as disclosed in this Proxy Statement, the Company's Board of Directors is not aware of the existence of any provisions in the Articles of Incorporation or Bylaws or terms of contracts to which it is a party which may be considered to have an anti-takeover effect. The Company's Articles of Incorporation and Bylaws do not contain any provisions which would impose any burden in excess of requirements imposed by Colorado law upon potential tender offerors or others seeking a takeover of the Company, other than provisions for limitation of director liability.

    VOTING AND FUTURE ISSUANCES. The Articles do not provide for cumulative voting. As a result, in order to be ensured of representation on the Board, a shareholder must control the votes of a majority of the shares present and voting at a shareholders' meeting at which a quorum is present. The lack of cumulative voting requires an entity seeking a takeover to acquire a substantially greater number of shares to ensure representation on the Board than would be necessary were cumulative voting available. Further, because the Articles deny preemptive rights to the shareholders, any authorized but unreserved shares of Company

Common Stock, in the event this Proposal Four is passed, may be issued to parties without first offering such shares to existing shareholders. Such issuances, particularly in light of the flexibility which will be afforded to the Board, might be used to reduce the equity ownership of a tender offeror or other acquiring entity thereby rendering acquisition efforts more difficult or impossible.

    DILUTIVE EFFECT. The issuance of additional shares of Company Common Stock could have the effect of diluting the interests of the existing holders of the Company Common Stock. Holders of Company Common Stock do not have preemptive rights to subscribe to additional securities which may issued by the Company.

    MANAGEMENT RECOMMENDATION AND REQUIRED VOTE.

    Management recommends the approval of the Amendment to the Articles of Incorporation to increase the number of authorized shares of Company Common Stock from 4,500,000 shares to 20,000,000 shares. The Board believes the increase will make available for further expansion additional shares to be issued in an acquisition or other form of business acquisition and/or secondary financing

    The affirmative vote of a majority of the shares of Company Common Stock issued and outstanding is required to approve Proposal Four. The Officers and Directors have advised the Company that they plan to vote their shares of Company Common Stock in favor of Proposal Four.

    The approval of Proposal Four is a condition to the obligations of the Company and Group to consummate the Merger described in Proposal Three.

                                    PROPOSAL FIVE


                  A PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
               CONCERNING CLASSIFICATION OF DIRECTORS AND ELECTION FOR
                                   STAGGERED TERMS


    The Company's Articles of Incorporation presently provide that at any time when there are at least six directors, the directors shall be divided into three classes, with one class to be elected every year. Presently there are five directors and the Board is not divided into classes. Upon consummation of the Merger, three new directors designated by Group would be appointed to the Board and the Board would be divided into classes. The Company and Interwest have agreed that one new director designated by Group would be appointed to each class.

    The provisions of the Company's Articles of Incorporation are unclear as to whether the Board would continue to be classified if the number of directors were later to fall below six. Further, the Articles of Incorporation permit the Shareholders to remove any director at any time without cause.

    Pursuant to the Acquisition Agreement, the Board of Directors intends to present at the Special Meeting a proposal to approve an amendment to the Company's Articles of Incorporation to cause the Board to be classified regardless of the number of directors and to permit directors to be removed before the expirations of their terms only for cause.

    If Proposal Five is approved, the Board of Directors will be divided into Class I, Class II and Class III Directors, with one class to be elected every year, regardless of whether the Merger is consummated. The

Class I Director or Directors terms of office would expire at the first Annual Meeting of Shareholders to be held in 1997; the term of office for the Class II Directors would expire at the second Annual Meeting of Shareholders to be held in 1998; and the terms of the Class III Directors would expire at the third Annual Meeting of Shareholders to be held in 1999. Upon the expiration of the initial staggered terms, Directors would be elected for three year terms to succeed those Directors whose terms expire.

    It is therefore proposed that the Company's Articles of Incorporation be amended so that Article VIII, Section 2 reads as follows and to add a new
Article VIII, Section 6:

                                     ARTICLE VIII
                                  BOARD OF DIRECTORS

         SECTION 2. CLASSIFICATION OF DIRECTORS. The Board of Directors shall be divided into three classes on the dates and in the manner set forth below. Each class of Directors shall consist, as nearly as possible, of one-third of the total number of Directors. The Class I Directors term shall expire at the first Annual Meeting of Shareholders to be held in 1997; the Class II Directors term shall expire at the second Annual Meeting of Shareholders to be held in 1998; the Class III Directors term shall expire at the third Annual Meeting of Shareholders to be held in 1999.
    Upon expiration of the initial staggered terms, Directors will be elected for three years to succeed those Directors whose terms expire. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Company, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of shareholders. Vacancies which occur during the year may be filled by the Board of Directors to serve for the remainder of the initial term of each class.

                                     ARTICLE VIII

         SECTION 6. REMOVAL OF MEMBERS OF BOARD OF DIRECTORS. The shareholders may remove one or more directors only for cause.

    In the event this Proposal Five is approved, the amendment to the Company's Articles of Incorporation relating to the classification and removal of Directors will become effective upon the filing with the Secretary of State of the State of Colorado of a certificate with respect to such amendment.

    INTEREST OF MANAGEMENT IN MATTERS TO BE VOTED UPON.

    The present directors of the Company may have longer terms of office if Proposal Five is adopted.

    EFFECTS OF ADOPTION OF PROPOSAL FIVE.

    ANTI-TAKEOVER EFFECTS. The Board of Directors presently consists of five members. If the Board of Directors is fixed at eight members as is proposed by the Acquisition Agreement, it will be divided into three classes (with one designee of Group in each class) and at least two Directors will be elected each year. Each class will have a term of one to three years. If the Merger is consummated, Group, with 49% of the outstanding Company Common Stock, will exercise practical control over the election of directors. However, by prohibiting removal of directors other than for cause, Group will not be able to remove any of the five existing directors until they stand for reelection at the end of their terms of office. In the absence of this amendment, Group could elect a whole new Board at the next Shareholder meeting.

    If the Merger is not consummated, this proposal, if adopted, could have the effect of discouraging, or making it more difficult to effect a merger, tender offer, the assumption of control by a holder of a large block of the Company Common Stock, or the removal of incumbent management, because the proposed amendment would require a longer period of time to change the Board even if a majority of the shareholders desired a change. This effect could occur even if such actions would be favorable to the interest of the shareholders. However, except for the transactions contemplated by the Acquisition Agreement, the Board is not aware of any efforts to obtain control of the Company, and the proposal of this measure is not in response to any such efforts.

    In addition, the Company's Articles of Incorporation prohibit cumulative voting in the election of Directors. The prohibition on cumulative voting, the proposed separate classification of Directors, the prohibition on removal other than for cause and the staggered terms of Directors could have the effect of discouraging possible take-overs of the Company.

    MANAGEMENT RECOMMENDATION AND REQUIRED VOTE.

    Management recommends approval of Proposal Five. Management believes the proposal will help assure continuity and stability in the Board membership. Although the Company has not experienced any problems in the past with lack of continuity or stability in the Board, the Board of Directors believes that the classification of the Board of Directors effected by the proposed amendment will serve the best interests of the Company and its shareholders.

    The affirmative vote of a majority of the shares of Company Common Stock issued and outstanding is required to approve Proposal Five. The Officers and Directors have advised the Company that they plan to vote their shares of Company Common Stock in favor of Proposal Five.

    The approval of Proposal Five is a condition to the obligations of the Company and Group to consummate the Merger described in Proposal Three.

                                     PROPOSAL SIX

            A PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE
               THE VOTING REQUIREMENT BY THE COMPANY'S SHAREHOLDERS IN
                CERTAIN CORPORATE ACTIONS AND TO PROVIDE FOR MANDATORY
                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Pursuant to the Acquisition Agreement, the Board of Directors intends to present at the Special Meeting a proposal to approve an amendment to the Company's Articles of Incorporation to increase the number of shares required to be voted (A) in favor of the sale, lease, exchange or disposal of all or substantially the Company s property or assets not in the ordinary course of business, (B) to approve a merger, consolidation or exchange of the issued and outstanding shares of the Company with another corporation or entity or (C) to approve dissolution of the Company.

    The current Articles of Incorporation of the Company require only a majority vote of the outstanding shares of the Company at a Special Meeting of Shareholders to approve these types of corporate activity, and require a majority vote to approve a pledge of substantially all of the assets of the Company not in the ordinary course of business. The proposed amendment will raise the voting requirement to the affirmative vote of at least two-thirds of the shares issued and outstanding to approve such sales of assets, mergers and dissolution, and will remove the requirement that shareholders approve pledges of assets.

    This proposal would also amend the Articles of Incorporation to provide for mandatory indemnification of directors and officers in all circumstances in which a corporation is entitled to indemnify directors and officers under Colorado law. The current Articles of Incorporation of the Company are ambiguous as to whether indemnification of officers and directors is mandatory or permissive.

    It is therefore proposed that the Company's Articles of Incorporation be amended to delete Article VIII, Section 5(f)and Article XIV in their entireties, to renumber Article XV as Article XIV and to amend Article VIII, Sections 5(c) and 5(d), the first two paragraphs of Article X and Article XIV (formerly
Article XV) to read as follows:

                                     ARTICLE VIII

         SECTION 5(C) to sell, lease, exchange or otherwise dispose of all or substantially all of the property or assets of the corporation, with or without its goodwill, other than in the usual and regular course of business, and to vote or otherwise consent, other than in the usual and regular course of its business, with respect to the sale, lease, exchange, or other disposition of all, or substantially all, of the property with or without the goodwill of another entity which it controls, when the shares or other interests held by the corporation in such other entity constitute all, or substantially all, of the property of the corporation, upon such terms and conditions as the Board of Directors may determine; PROVIDED HOWEVER, that such transaction or consent shall be approved by each voting group entitled to vote separately on the transaction or consent by two-thirds of all the votes entitled to be cast on the transaction or consent by that voting group at a meeting duly called for that purpose, or shall be authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon;

         SECTION 5(D) to merge, consolidate or exchange all of the issued or outstanding shares of one or more classes of the corporation upon such terms and conditions as the Board of Directors may authorize; PROVIDED HOWEVER, that such merger, consolidation or exchange shall be approved by each voting group entitled to vote separately on the transaction by two-thirds of all the votes entitled to be cast on the transaction at a meeting duly called for that purpose, or shall be authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon; and

                                      ARTICLE X

    The first two paragraphs of Article X are amended to read as follows:

         The corporation shall indemnify its officers and directors to the fullest extent permitted under Colorado law.

                                     ARTICLE XIV

         SECTION 1. PROCEDURE. A proposal to dissolve the corporation shall be approved by each voting group entitled to vote separately on the proposal by two-thirds of all the votes entitled to be cast on the proposal by that voting group at a meeting duly called for that purpose, or when authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon.

         SECTION 2. REVOCATION. A proposal to revoke voluntary dissolution proceedings shall be approved by each voting group entitled to vote separately on the proposal by two-thirds of all the votes entitled to be cast on the proposal by that voting group at a meeting duly called for that purpose, or when authorized or ratified by the written consent of the holders of all of the shares entitled to vote thereon.

    In the event this Proposal Six is approved, the amendment to the Company's Articles of Incorporation relating to increase in voting requirements will become effective upon the filing with the Secretary of State of the State of Colorado of a certificate with respect to such amendment.

    INTEREST OF MANAGEMENT IN MATTERS TO BE VOTED UPON.

    The current management of the Company and the Director nominees could benefit from the amendment to Article X but do not otherwise have an interest in the approval by Shareholders of Proposal Six.

    EFFECTS OF ADOPTION OF PROPOSAL SIX.

    ANTI-TAKEOVER EFFECTS. The increase in the voting requirement for approval of the sale of the Company s assets or the merger or consolidation of the Company with another corporation or entity will make either of these corporate actions more difficult to achieve and may have the result of discouraging the liquidation or merger of the Company even if a majority of the Company s voting shares are in favor of such proposal.

    Despite such anti-takeover implications, this Proposal Six is not the result of management's knowledge of any effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, or sale of the Company s assets, other than the acquisition of shares by Group in the Merger.

    Except for certain provisions contained in the Acquisition Agreement or as disclosed elsewhere in this Proxy Statement, the Company's Board of Directors is not aware of the existence of any provisions in the Articles of Incorporation or Bylaws or terms of contracts to which it is a party which may be considered to have an anti-takeover effect and the Company's Articles of Incorporation and Bylaws do not contain any provisions which would impose any burden in excess of requirements imposed by Colorado law upon potential take-over attempts.

    MANAGEMENT RECOMMENDATION AND REQUIRED VOTE.

    Management recommends approval of Proposal Six to increase the voting requirement by the Company's Shareholders for certain corporation actions and to remove the requirement for shareholder approval of pledges.

    The affirmative vote of two-thirds of the Company s shares issued and outstanding is required to approve of Proposal Six. The Officers and Directors have advised the Company that they plan to vote their shares of Company Common Stock in favor of Proposal Six.

                                    PROPOSAL SEVEN

                          A PROPOSAL TO ELECT FIVE DIRECTORS

    The Company's Board of Directors intends to recommend the election to the Board of the five nominees listed below. If Proposal Five is approved and the Company's Articles of Incorporation are amended to provide for a classified Board of Directors with staggered terms, the Directors would be assigned to the classes specified and for the terms so indicated, to hold office until the Annual Meeting of Shareholders in the year indicated and/or until their successors are elected and qualified or until their earlier death, resignation or removal. If Proposal Five is not approved, each of the Directors would hold office until the next Annual Meeting of Shareholders and/or until their successors are elected and qualified or until their earlier death, resignation or removal.

    All members of the present Board of Directors have been nominated for re-election to the Board. The persons named as "proxies" in the enclosed form of Proxy, intend to vote for the five nominees for election as Directors unless otherwise instructed in such proxy. If at the time of the Special Meeting, any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee and nominees, if any, as shall be designated by the Board of Directors. In the election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, are elected to the board of directors. The Officers and Directors have advised the Company that they plan to vote their shares in favor of each of the nominees set forth below.

    NOMINEES.

    The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held by him, the period during which he has served as such, and the class and term for which he has been nominated, assuming for these purposes the approval by the shareholders of Proposal Five and the related amendment of the Articles of
Incorporation:

                       CLASS I NOMINEE - TERMS EXPIRING AT THE
                         ANNUAL SHAREHOLDERS MEETING IN 1997
                         -----------------------------------
                                                                YEAR
NAME                    AGE            POSITION            FIRST DIRECTOR
- ----                    ---            --------            --------------

Dale Morrison           40             Director                 1988
William J. Maxwell      54             Director                 1996


                       CLASS II NOMINEE - TERMS EXPIRING AT THE
                         ANNUAL SHAREHOLDERS MEETING IN 1998
                         -----------------------------------
                                                               YEAR
NAME                     AGE            POSITION            FIRST DIRECTOR
- ----                     ---            --------            --------------

Arnell J. Galley        40             Secretary                1988
Peter A. Guglielmi      53             Director                 1995

                      CLASS III NOMINEE - TERMS EXPIRING AT THE
                         ANNUAL SHAREHOLDERS MEETING IN 1999
                         -----------------------------------
                                                               YEAR
NAME                   AGE             POSITION            FIRST DIRECTOR
- ----                   ---             --------            --------------

Thomas C. Galley        40             President                1988

    If Proposal Three is approved by the Shareholders and the Merger described therein is closed, the Board of Directors will amend the Bylaws to fix the number of directors at eight directors and the Board of Directors will elect John M. Couzens, Robert L. Smith and Craig D. Slater, as designees of Group, to fill the three vacancies created thereby. The Company currently expects that Craig D. Slater would be classified as a Class I Director, Robert L. Smith as a Class II Director and John M. Couzens as a Class III Director.

    Additional information regarding the nominees for directors and the executive officers, compensation of executive officers, related party transactions involving the Company and the directors and executive officers and their affiliates, compliance with Section 16(a) of the 1934 Act and information regarding Board committees and meetings of the Board and committees can be found beginning on page 3 of this Proxy Statement.

                             COMPANY'S RELATIONSHIP WITH
                       INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    It is expected that a representative of Hein + Associates LLP, Denver, Colorado, the Company's independent certified public accountants, will be present at the Special Meeting to respond to appropriate questions and to make a statement if he so desires. The Company intends to select Hein + Associates LLP as its independent certified public accountants to perform an audit of the accounts of the Company for the fiscal year ending January 31, 1997.

                                FINANCIAL INFORMATION

    A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended January 31, 1996, including Audited Financial Statements, and the Company's Quarterly Report on Form 10-QSB for the quarter ended April 30, 1996, are attached hereto as Appendixes E and F, respectively. Information as to the Company's business, property, legal proceedings, supplementary financial information, management's discussion and analysis of financial condition and results of operations are contained in Appendixes E and F.

    Audited and Unaudited Financial Statements of Interwest and its subsidiaries and Pro Forma Financial Information with respect to the Merger are attached to this Proxy Statement as Appendix D.

                                    OTHER MATTERS

    Management does not know of any other matters to be brought before the meeting. However, if any other matters properly come before the meeting, it is the intention of the appointees named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

    Any shareholder proposing to have any appropriate matter brought before the 1997 Annual Meeting of Shareholders must submit such proposal in accordance with the proxy rules of the Commission. Such proposals should be sent to the Secretary of the Company not later than February 1, 1997 to be considered for inclusion in the 1997 Proxy Statement.

                                       By Order of the Board of Directors:

                                       INTERNET COMMUNICATIONS CORPORATION





Date: August 12, 1996                  Thomas C. Galley,
                                       Chairman of the Board of Directors

APPENDIX A


                         INTERNET COMMUNICATIONS CORPORATION
                              1995 STOCK OPTION PLAN FOR
                                NON-EMPLOYEE DIRECTORS


1.  PURPOSE OF THE PLAN.

    The purpose of the 1995 Stock Option Plan for Corporate Non-Employee Directors ("Plan") is to advance the interests of INTERNET COMMUNICATIONS CORPORATION ("the Corporation") by encouraging and facilitating the acquisition of a larger personal financial interest in the Corporation by non-employee corporate directors upon whose judgment and interest the Corporation is heavily dependent for the successful conduct of its operation. It is anticipated that the Plan will encourage such directors to continue to serve as directors and officers of the Corporation and that the opportunity to obtain such a financial interest will prove attractive to potential new directors and will assist the Corporation in attracting such individuals to serve in that capacity.


2.  DEFINITIONS.

    A.   "1934 Act" means the Securities Exchange Act of 1934, as amended.

    B. "Board" means the Board of Directors of Internet Communications Corporation, a Colorado corporation.

    C.   "Code" means the Internal Revenue Code of 1986, as amended.

    D. "Common Stock" or "Stock" means the common stock of the Corporation, no par value per share.

    E. "Corporation" means Internet Communications Corporation, a Colorado corporation.

    F. "Fair Market Value" means an amount equal to the closing bid price on the applicable date for sales of shares of Common Stock made and reported through the Small Cap Market of the National Association of Securities Dealers, Inc. or such national stock exchange on which the Stock may then be listed and which constitutes the principal market for the Stock, or, if no sales of Stock shall have been reported with respect to that date, on the next preceding date with respect to which sales are reported.

    G. "Grant Date" means the date on which any Option shall be duly granted under Article 5 hereof.

    H.   "Grantee" means an individual who has been granted an Option.

    I. "Non-Employee Director" means any member of the Board who is not an officer or full-time employee of the Corporation or any of its subsidiaries.

    J. "Option" means an option granted under the Plan to purchase shares of Common Stock.

    K. "Option Agreement" means the agreement between the Corporation and the Grantee evidencing the Option granted under the plan and specifying the terms and conditions of such Option.

    L. "Rule 16b-3" means Rule 16b-3 or any successor rule or rules applicable to Options granted under the Plan promulgated by the Securities and Exchange Commission under Section 16(b) of the 1934 Act.


3.  SHARES SUBJECT TO OPTION.

    Subject to adjustment as provided in Article 12, the number of shares of Common Stock of the Corporation which may be sold upon the exercise of Options granted under the Plan, and accordingly the number of shares for which Options may be granted, shall not exceed 40,000 shares. Such number of authorized but unissued shares shall be reserved for this purpose. The aggregate number of shares of Common Stock available under the Plan shall be subject to adjustment as set forth in Article 12 hereunder. Shares sold upon the exercise of Options granted under the Plan may come from authorized but unissued shares. If any unexercised Option for any reason terminates or expires in whole or in part prior to the termination of the Plan, the unpurchased shares subject thereto shall become available for the granting of other Options under the Plan. Any stock issued as the result of the exercise of the options shall be registered pursuant to the Securities Act of 1933 at the Corporation's expense.


4.  ADMINISTRATION OF THE PLAN.

    The Plan shall be generally administered by the Board. Any action of the Board with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the written consent of all of its members.

    The Board shall have full authority to interpret the Plan, to determine the terms and provisions of Option Agreements, to require withholding from or payment in cash by a Grantee of any federal, state or local taxes and to make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan.

    All decisions made by the Board in the matters referred to in this Article 4 shall be conclusive and binding. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

5.  GRANT OF OPTIONS.

         A. An Option under which a total of 10,000 shares of Common Stock shall be automatically granted to each Non-Employee Director upon the date of his or her election to the Board, subject to the following vesting schedule:

                                  EXERCISABLE
         YEARS AFTER              PERCENTAGE
         GRANT DATE                OF SHARES

         One Year                   33 1/3%
         Two Years                  66 2/3%
         Three Years                100.00%

         B.   On each annual anniversary of the day on which the Non-
Employee Director was elected to the Board, such Non-Employee Director shall be granted an immediately vested option to purchase 2000 shares of Common Stock, provided he or she continues to serve as a Non-Employee Director as of such anniversary date.

         C. The grant of Options provided for in this Section 5 shall be made only to Non-Employee Directors who are newly elected to the Board on or after July 24, 1995. Options shall be automatically granted under the Plan in the aforesaid amounts and on said dates without further action or authorization by the Corporation or Board.


6.  OPTION AGREEMENTS.

    The officers of the Corporation are authorized and directed, upon receipt of notice from the Board of the granting of an Option, to sign and deliver on behalf of the Corporation, by mail or otherwise, to the Grantee an Option upon the terms and conditions specified under the Plan and in the form of an Option Agreement. The Option Agreement shall be dated and signed by an officer of the Corporation. If the Grantee fails to sign and return the Option Agreement, by delivery or by mailing, within thirty (30) days after the date of its delivery or mailing to him, the Option grant shall be deemed withdrawn.


7.  OPTION PRICE.

    The purchase price of each share of Common Stock covered by each Option shall be not less than the Fair Market Value per share of such Stock on the Grant Date.

8.  NON-TRANSFERABILITY OF OPTIONS.

    Any Option granted hereunder shall, by its terms, be non-transferable by a Grantee other than by will or the laws of descent and shall be exercisable during the Grantee's lifetime solely by the Grantee or the grantee's duly appointed guardian or personal representative.


9.  EXERCISE AND TERM OF OPTION.

    Each Option described above shall be exercisable in full upon the earlier to occur of (a) the date on which it becomes vested pursuant to Article 5, or
(b) the death, disability (as defined in Section 22(e)(3) of the Code) or termination of directorship.

    No Option may be exercised if in the determination of the Board the issuance or sale of Stock or payment of cash by the Corporation, as appropriate, pursuant to such exercise shall for any reason be unlawful or fail to comply with any requirements of any national securities exchange on which the Stock is then listed or any other regulatory body having jurisdiction with respect thereto. Further, no Option may be exercised after the expiration of ten (10) years from the Grant Date. In no event shall the Corporation be required to issue fractional shares upon the exercise of an Option.


10. METHOD OF EXERCISE.

    To the extent that the right to purchase shares pursuant to an Option has accrued hereunder, such Option shall be exercised as provided in this Article
10. An Option may be exercised from time to time by written notice to the Corporation setting the number of shares being purchased and accompanied by the payment in full of the Option price for such shares. Such payment shall be made in cash, outstanding shares of the Common Stock or in combinations thereof. If shares of Common Stock are used in part or full payment for the shares to be acquired upon exercise of the Option, such shares shall be valued for the purpose of such exchange as of the date of exercise of the Option at the Fair Market Value of the shares. Any certificates evidencing shares of Common Stock used to pay the Option price shall be accompanied by stock powers duly endorsed in blank by the registered holder of the certificate (with signatures thereon guaranteed). In the event the certificates tendered by the Grantee in such payment cover more shares than are required for such payment, the certificate shall also be accompanied by instructions from the Grantee to the Corporation's transfer agent with regard to the disposition of the balance of the shares covered thereby.


11. EFFECT OF TERMINATION OF DIRECTORSHIP, DISABILITY OR DEATH.

    In the event a Grantee ceases to be a director of the Corporation for any reason prior to the occurrence of a Change in Control (as described in Article
12), any Option or unexercised portion thereof granted under this Plan may be exercised, to the extent such Option would have been exercisable by the Grantee hereunder on the date on which the Grantee ceased to be a director, within three (3) months of such date, but in no event later than the date of expiration of the term of the Option. In the event a Grantee ceases to be a director of the Corporation for any reason following the occurrence of a Change in Control (as described in Article 12), any Option or unexercised portion thereof granted under this Plan may be exercised, to the extent such Option would have been exercisable by the Grantee hereunder on the date on which the Grantee ceased to be a director, within seven (7) months of such date, but in no event later than the date of expiration of the term of the Option. In the event of the death or disability (as defined in Section 22(e)(3) of the Code) of the Grantee while a director of the Corporation or within not more than three (3) months after the date on which the Grantee ceases to be a director, any Option or unexercised portion thereof may be exercised, to the extent exercisable at the date of such death or disability, by the Grantee's personal representatives, heirs or legatees at any time prior to one (1) year after the date on which the Grantee ceased to be a director, but in no event later than the date of the expiration of the term of the Option.


12. EFFECT OF CHANGE IN STOCK SUBJECT TO PLAN.

    Except as provided below, the Board shall make equitable adjustments in the number and class of shares of stock subject to the Plan, and to the Option rights granted hereunder and the exercise prices of such Option rights, in the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, acquisition, separation or other change in the capital structure of the Corporation. Upon the occasion of a liquidation of the Corporation, or a merger, reorganization or consolidation of the Corporation in which the Corporation is not the surviving corporation (other than a merger, reorganization or consolidation of the Corporation with or into a corporation or corporations owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), each Grantee shall have the right immediately prior to such liquidation, merger, recapitalization or consolidation of the Corporation to exercise the Grantee's Options in whole or in part. Notwithstanding the foregoing provisions of this Article 12, in the event a Change in Control (as described below) shall occur, each Grantee shall have the right to exercise his Options in whole or in part.

    For purposes of this Article 12, a "Change in Control" shall be deemed to occur when and only when the first of the following events occurs:

         A. any person becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding voting securities and a majority of the Incumbent Board does not approve the acquisition before the acquisition occurs; or

         B. members of the Incumbent Board cease to constitute a majority of the Board of Directors.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred pursuant to paragraph A. above solely because twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities is acquired by (i) one or more employee benefit plans maintained by the Corporation or any of its subsidiaries, or (ii) any person who, as of the Effective Date of this Plan, was a beneficial owner of ten percent (10%) or more of the combined voting power of the Corporation's outstanding securities as of such Effective Date. The terms "person" and "beneficial owner" shall have the same meaning ascribed to such terms in Section 3(a) and 13(d) of the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder; and "Incumbent Board" shall mean (i) the members of the Board on the Effective Date of this Plan and (ii) any individual who becomes a member of the Board after such Effective Date, if his or her election or nomination for election as a director was approved by the affirmative vote of a majority of the then Incumbent Board.


13. STOCKHOLDER RIGHTS.

    Grantee shall not, by reason of any Options granted hereunder, have any rights of a stockholder of the Corporation, except with respect to shares issued pursuant to the exercise of an Option.


14. ADDITIONAL RESTRICTIONS.

    Options shall not be exercisable for six (6) months after the Grant Date unless (i) the Grantee dies or becomes disabled within such six-month period; or (ii) in the opinion of counsel for the Corporation, such requirement is unnecessary to exempt the grant of the Option and the acquisition of Common Stock upon exercise from Section 16(b) of the 1934 Act.


15. CONTROLLING LAW.

    The corporate law of the State of Colorado shall govern all issues concerning the relative rights of the Corporation and the Grantees with respect to Options granted and Stock issuable under the Plan. The law of the State of Colorado, except its law with respect to choice of law, shall be controlling in all other matters relating to the Plan.


16. INDEMNIFICATION.

    In addition to such other rights of indemnification as they may have as members of the Board or as directors or officers generally, the members of the Board administering the Plan and the members of the Board shall be indemnified by the Corporation against the reasonable expenses, including attorneys fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member acted in bad faith in the performance of his or her duties; provided that within twenty (20) days after institution of any such action, suit or proceeding, the member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.


17. USE OF PROCEEDS.

    The proceeds from the sale of shares of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation.


18. EFFECTIVE DATE OF PLAN.

    The Plan is effective July 24, 1995, ("Effective Date"), the date it was originally adopted by the Board of Directors of the Corporation. Neither the Plan nor any option granted under the Plan shall become binding until the Plan has been approved by the shareholders of the Corporation.


19. AMENDMENT OR TERMINATION OF THE PLAN.

    The Board may from time to time amend the Plan as it shall deem advisable but not more than once every six months except to comport to changes in the Code or rules and regulations promulgated thereunder; and, provided further, that except as provided in Article 12 hereof, no amendment shall, without such approval thereof by the stockholders of the Corporation as may then be required by Rule 16b-3, any national securities exchange or system on which the Stock is then listed or reported, or any regulatory body having jurisdiction with respect thereto, have the result of:

         (a) increasing the number of shares of Common Stock reserved for Options that may be granted under this Plan;

         (b) changing the manner of determining the Option exercise price;

         (c) increasing the maximum term of the Options provided for herein;

         (d) changing the class of persons eligible to receive Options under this Plan; or

         (e) materially increasing in any other fashion the benefits accruing to Grantees under the Plan.

    The Plan shall terminate at such time as the Board may determine.

    No amendment or termination of the Plan or any provision hereof shall, without the written consent of the Grantee, adversely affect any Option theretofore granted to such Grantee under the Plan.

APPENDIX B


                         INTERNET COMMUNICATIONS CORPORATION
                              1996 INCENTIVE STOCK PLAN


    1. PURPOSE OF PLAN. This Incentive Stock Plan is intended to encourage ownership of shares of Internet Communications Corporation (the "Corporation") by key Employees and Consultants of the Corporation, thereby providing additional incentive for such Employees and Consultants to promote the success of the business. Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Committee and as reflected in the terms of the written option agreement. The Committee also has the discretion to grant Stock Purchase Rights, or to issue stock to Employees in consideration of past services.

    2.   DEFINITIONS.  As used herein, the following definitions shall apply:

         (a) "BOARD" shall mean the Committee, if one has been appointed, or the Board of Directors of the Corporation, if no Committee is appointed.

         (b)  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         (c) "CORPORATION" shall mean Internet Communications Corporation, a Colorado corporation.

         (d) "COMMITTEE" shall mean the Committee appointed by the Board of Directors in accordance with Section 4 of the Plan, if one is appointed.

         (e) "CONSULTANT" shall mean any person, including directors, performing services for the benefit of the Corporation as an independent consultant or advisor.

         (f) "CONTINUOUS STATUS AS AN EMPLOYEE OR A CONSULTANT" shall mean the absence of any interruption or termination of service as an Employee or a Consultant, as applicable. Continuous Status as an Employee or a Consultant shall not be considered interrupted in the case of sick leave, military leave, leave of absence or sabbatical, the "loan" of the Employee or Consultant to another business or agency, or any other leave of absence approved by the Board.

         (g) "EMPLOYEE" shall mean any person employed by the Company or any Parent or Subsidiary of the Corporation in a management position or in a position requiring specialized training or expertise. The payment of a director s fee by the Corporation shall not be sufficient to constitute "employment" by the Corporation.

         (h) "INCENTIVE STOCK OPTION" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

         (i) "NONSTATUTORY STOCK OPTION" shall mean an Option not intended to qualify as an Incentive Stock Option.

         (j)  "OPTION" shall mean a stock option granted pursuant to the Plan.

         (k)  "OPTIONED STOCK" shall mean the Stock subject to an Option.

         (l) "OPTIONEE" shall mean an Employee or Consultant who receives an Option.

         (m) "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

         (n)  "PLAN" shall mean this Incentive Stock Plan.

         (o) "PURCHASER" shall mean an Employee or Consultant who exercises a Stock Purchase Right.

         (p) "SHARE" shall mean a share of the Stock, as adjusted in accordance with Section 11 of the Plan.

         (q) "STOCK" shall mean the no par value common stock of the Corporation.

         (r) "STOCK OPTION AGREEMENT" shall mean the written agreement setting forth the grant of an Option and terms and conditions relating thereto (which need not be the same for each Option), in the form attached hereto or such other form as the Board in its discretion may approve.

         (s) "STOCK PURCHASE AGREEMENT" shall mean a written agreement (which need not be the same for each Stock Purchase Right) setting forth the terms and conditions relating to the purchase of Stock under a Stock Purchase Right, in such form as the Board in its discretion may approve.

         (t) "STOCK PURCHASE RIGHT" shall mean a purchase of Stock pursuant to the Plan.

         (u) "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424 (f) of the Code.

    3. SHARES SUBJECT TO PLAN. There will be reserved for use from time to time under the Plan, an aggregate of 625,000 shares of Stock. As the Board of Directors of the Corporation shall from time to time determine, the Shares may be in whole or in part authorized but unissued Shares or issued Shares which shall have been reacquired by the Corporation. If an Option should expire or become unexercisable for any reason without having been exercised in full, or if any shares of Stock are repurchased by or forfeited to the Corporation, the unpurchased, repurchased, or forfeited Shares which were subject thereto shall become available for future grant or sale under the Plan unless the Plan shall have been terminated.

    4.   ADMINISTRATION OF PLAN.

         (a) COMMITTEE. The Plan shall be administered by the Board of Directors of the Corporation; provided that the Board of Directors may appoint a Committee, which shall consist of not less than three (3) members of the Board of Directors. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. All action of the Committee shall be taken by a majority of its members. Any action may be taken by a written instrument signed by a majority of the members and action so taken shall be fully as effective as if it had been taken by a vote held. The Committee may appoint a secretary, shall keep minutes of its meetings, and shall make such rules and regulations for the conduct of its obligation to the Corporation, its shareholders, and its option holders, the Committee s interpretation and construction of any of the provisions of this Plan, or of any rules promulgated under this Plan, shall be final and binding on all Optionees, Purchasers, and any other holders of any Options or Stock Purchase Rights granted under the Plan, unless overturned by the Board of Directors. No member of the Committee shall be liable for any action or determination made in good faith in connection with this Plan.

         (b) INTERESTED DIRECTORS. Members of the Committee who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or Committee during which action is taken with respect to the granting of Options to said Board or Committee member. Notwithstanding the foregoing, with respect to the grant of Options or Stock Purchase Rights to Employees or Consultants who are or who may become "covered employees" within the meaning of Section 162(m) of the Code, the Committee shall be so constituted that it meets the requirements for a "compensation committee" within the meaning of Section 162(m) of the Code. The Committee shall at all times be constituted so that it meets the requirements of Securities and Exchange Commission Rule 16b-3, as such Rule may be in effect from time to time.

         (c) POWER OF THE BOARD. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, Nonstatutory Stock Options or Stock Purchase Rights; (ii) to determine, upon review of relevant information and in accordance with Section 6 of the Plan, the fair market value of the Stock; (iii) to determine the exercise price per share of Options, or Stock Purchase Rights to be granted, which exercise price shall be determined in accordance with Section 6 of the Plan; (iv) to determine the Employees and Consultants to whom, and the time or times at which, Options or Stock Purchase Rights shall be granted and the number of shares to be represented by each Option or Stock Purchase Right; (v) to interpret the Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option or Stock Purchase Right granted (which need not be the same for each Option or Stock Purchase Right granted) and, with the consent of the holder thereof, modify, terminate or amend each Option or Stock Purchase Right; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (ix) to authorize any person to execute on behalf of the company any instrument required to effectuate the grant of an Option or Stock Purchase Right previously granted by the Committee; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

    5.   ELIGIBILITY.

         (a) GENERALLY. Options and Stock Purchase Rights may be granted to Employees and Consultants, provided that Incentive Stock Options may only be granted to Employees. An Employee or Consultant who has been granted an Option or Stock Purchase Right may, if he is otherwise eligible, be granted additional Options or Stock Purchase Rights. The maximum number of shares that may be subject to Options granted to an Employee or Consultant shall be 500,000 shares.

         (b) CRITERIA. In making any determination as to Employees and Consultants to whom Options and Stock Purchase Rights shall be granted, the Committee shall take into account such factors as it shall deem relevant in accomplishing the purpose of the Plan, including but not limited to the Employee s or Consultant s loyalty, performance, and experience.

         (c) ISO LIMITATIONS WITH RESPECT TO PRICE. In no event shall an Incentive Stock Option be granted to any person who, at the time such Option is granted, owns (as defined in Section 422 of the Code) shares possessing more than 10% of the total combined voting power of all classes of shares of the Corporation or of its parent or subsidiary corporation, unless the option price is at least 110% of the fair market value of the stock subject to the Option.

         (d) ISO LIMITATIONS WITH RESPECT TO SHARES. Moreover, the aggregate fair market value (determined as of the time that option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual Employee during any single calendar year under this Plan and all the incentive stock option plans of the Corporation (and its parent and subsidiary corporations, if any), shall not exceed $100,000.

         (e) NO EMPLOYMENT CONTRACT. The Plan shall not confer upon any Optionee or holder of a Stock Purchase Right any right with respect to continuation of employment by or the rendition of consulting services to the Corporation, nor shall it interfere in any way with his right or the Corporation s right to terminate his employment or services at any time.

    6.   PRICES.

         (a)  GENERALLY.   The per share exercise price for the Shares to be
issued pursuant to exercise of an Option or Stock Purchase Right shall be such price as is determined by the Committee. However, the exercise price of the Shares which shall be covered by each Incentive Stock Option shall be at least 100% of the fair market value of the Shares at the time of granting the Incentive Stock Option. For purposes hereof, fair market value means an amount equal to the closing bid price on the applicable date for shares of Common Stock made and reported through the Small Cap Market of the National Association of Securities Dealers, Inc., or such national stock exchange on which the Stock may then be listed and which constitutes the principal market for the Stock, or, if no sales of the Stock shall have been reported with respect to that date, on the next preceding date with respect to which sales are reported. If, however, the stock is not publicly traded at time of grant of an Incentive Stock Option, the fair market value at date of grant shall be established by the Committee, in good faith, based on such information as it shall deem necessary.

         (b) PAYMENT. The consideration to be paid for the Shares to be issued upon exercise of an Option, or Stock Purchase Right, including the method of payment, shall be determined by the Committee and may consist entirely of cash, check, or other Shares of Stock of the Corporation having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option or Stock Purchase Right shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law; provided however, no Optionee shall be entitled to pay for Shares to be issued upon exercise of an Incentive Stock Option by exchanging shares of the Corporation which were previously acquired as "statutory option stock," as that term is identified in Section 424 of the Code, until the applicable holding period, as prescribed by the Code, has been satisfied. In addition, the Corporation may accept a promissory note issued by a Purchaser in exercise of a Stock Purchase Right; provided that such note shall not be considered payment for the Shares and no Share Certificate shall issue until the note is paid in full. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Corporation.

    7.   OPTIONS.

         (a) GENERALLY. Subject to the provisions of the Plan, the Committee shall determine for each Option (which need not be identical) the number of shares for which the Option shall be granted, the Option price of the Option, and all other terms and conditions of the Option.

         (b) TERM OF OPTION. The term of each Option may be up to ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement.

         (c)  EXERCISE OF OPTION.

              (i) Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Corporation or the Optionee, or both, and as shall be permissible under the terms of the Plan.

              (ii)  An Option may not be exercised for a fraction of a Share.

              (iii) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Corporation in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Corporation. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 6 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights of a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 11 of the Plan.

              (iv) Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sales under the Option, by the number of Shares as to which the Option is exercised.

              (v) Except as otherwise specifically provided herein, an Option may not be exercised at any time unless the holder thereof shall have maintained Continuous Status as an Employee or Consultant of the Corporation or of one or more of its subsidiaries, or a parent corporation, from the date of the granting of the Option to the date of its exercise.

         (d) TERMINATION OF EMPLOYMENT. In the event that the employment of an Employee or the engagement of a Consultant to whom an Option shall have been granted shall be terminated other than by reason of death or disability, such Option may be exercised (to the extent that the Employee or Consultant shall have been entitled to do so at the termination of his employment or consultancy) at any time within three (3) months after such termination, but in any event no later than the date of expiration of the Option term. So long as the holder of an Option shall maintain Continuous Status as an Employee or Consultant of the Corporation or one or more of its subsidiaries, his Option shall not be affected by any change of duties or position. To the extent that the holder of an Option was not entitled to exercise his Option at the time of his termination, or insofar as he does not exercise such Option to the extent he was entitled within the time specified herein, the Option shall itself terminate at the time of such termination.

         (e)  DISABILITY OF OPTIONEE.  Notwithstanding the provisions of
Section 7(d) above, in the event an Employee or Consultant is unable to continue his employment with or to perform services for the benefit of the Company as a result of his total and permanent disability (as defined in Section 22(e) (3) of the Code), he may, but only within six (6) months after termination due to such disability (or such other period set forth in his Option Agreement) exercise his Option to the extent he was entitled to exercise it at the date of such disability. To the extent that he was not entitled to exercise the Option at the date of disability, or insofar as he does not exercise such Option to the extent he was entitled within the time specified herein, the Option shall terminate. The Option may be exercised in the event of such disability by any parent, sibling, spouse or issue of the Employee or Consultant, or by any other person the Corporation reasonably believes to have the authority to exercise such Option on the Employee s or Consultant s behalf.

         (f) DEATH OF OPTIONEE. Unless otherwise set forth in the Option Agreement, in the event of the death of an Optionee:

              (i) if Optionee dies during the term of the Option and is at the time of his death an Employee or Consultant of the Corporation who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death (or such other period set forth in his Option Agreement), by the Optionee s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee or Consultant six (6) months after the date of death; or

              (ii) if Optionee dies within three (3) months after the termination of Continuous Status as an employee or Consultant, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of such termination.

    8.   STOCK PURCHASE RIGHTS.

         (a) RIGHTS TO PURCHASE. After the Board determines that it will offer an Employee or Consultant the right to purchase Shares (other than pursuant to an Option) under the Plan, it shall advise the offeree in writing of the terms, conditions, and restrictions relating to the offer, including the number of Shares which such person shall be entitled to purchase, the proposed Stock Purchase Agreement, and the time within which such person must accept such offer, which shall in no event exceed nine (9) months from the date upon which the Board of Directors or its Committee made the determination to grant the Stock Purchase Right. The offer may be accepted by execution of the Stock Purchase Agreement and its return to the Corporation (together with payment for the Stock being purchased) within the time specified.

         (b) ISSUANCE OF SHARES. Forthwith after payment therefor, the Shares purchased shall be duly issued; provided, however, that the Board may require that the Purchaser make adequate provision for any Federal and State withholding obligations of the Corporation as a condition to the Purchaser purchasing such Shares.

         (c) OTHER PROVISIONS. The Stock Purchase Agreement shall contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Board.

    9. NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. The Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee or Purchaser, only by the Optionee or Purchaser.

    10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, or repurchase of Shares from a Purchaser upon termination of Employment, as well as the price per share of Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a stock split, the payment of a stock dividend with respect to the Stock, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Corporation; provided, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Option or Stock Purchase Right.

    11. ACCELERATION AND VESTING OF OPTIONS.   In the event the Corporation
consummates a transaction in which 50% of the outstanding shares of the Corporation are acquired or the assets of the Corporation are acquired, immediately prior to the consummation of such transaction, options and stock purchase rights granted under this plan become fully vested and immediately exercisable.

    12. EFFECTIVENESS OF PLAN. The Plan shall become effective on such date as the Board of Directors shall determine, but only after the shareholders of the Corporation shall, by the affirmative vote of a majority in interest of all the shares of the Corporation taken within twelve (12) months after the date the Plan is adopted, have approved the Plan.

    13. TERMINATION AND AMENDMENT OF PLAN. The Plan shall terminate on July 1, 2005, and no Option or Stock Purchase Right shall be granted under the Plan after that date. The Board of Directors may at any time and from time to time modify or amend the Plan (including the form of Stock Option Agreement or Stock Purchase Agreement) in such respects as it shall deem advisable. The Board of Directors may not make changes in the class of persons eligible to receive options or rights under the Plan, including the definitions of "Employee" and "Consultant" without approval by a majority in interest of all the shares of the Corporation. The termination or any modification or amendment of the Plan shall not, without the consent of the employee, affect his rights under an Option theretofore granted to him unless such amendment is required to enable the Option to qualify as an "Incentive Stock Option" as defined in Section 422 of the Internal Revenue Code of 1986.

    14.  ISSUANCE OF SHARES.

         (a) Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance, which approval shall not be unreasonably withheld.

         (b) As a condition to the exercise of an Option or Stock Purchase Right, the Corporation may impose various conditions, including a requirement that the person exercising such Option represent and warrant, at the time of any such exercise, that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

    15. RESERVATION OF SHARES. The Corporation, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Corporation to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Corporation of any liability in respect to the failure to issue or sell such Shares as to which such requisites authority shall not have been obtained, provided that such inability is not directly caused by the Corporation or its agents or cannot be cured by the Corporation without unreasonable effort or expense.

                         INTERNET COMMUNICATIONS CORPORATION
                           INCENTIVE STOCK OPTION AGREEMENT


    THIS OPTION AGREEMENT is made this _______ day of _________________________, 19____, by and between Internet Communications Corporation, a Colorado corporation (the "Corporation") and
______________________________________ an employee of the Corporation
("Optionee").

    The Corporation desires, by affording the Optionee an opportunity to purchase Shares of its Common Stock (the "Shares"), to carry out the purpose of the 1996 Incentive Stock Plan (the "Plan") approved by its shareholders and directors. The terms defined in the Plan shall have the same defined meanings herein.

    1. GRANT OF OPTION. The Corporation hereby irrevocably grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of ___________________________ (__________) Shares (such number being subject to adjustment as provided in section 12 hereof) on the terms and conditions herein set forth.

    2. NATURE OF THE OPTION. This Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

    3. EXERCISE PRICE. The purchase price of the Shares covered by the Option shall be $___________ per share, which purchase price is the fair market value per share of the Corporation s Common Stock as determined in good faith by the Corporation s Board of Directors. The purchase price of the shares shall be paid in full in cash at the time of exercise.

    4.   TERM OF OPTION.  The term of the Option shall be for a period of ten
(10) years from date hereof, subject to earlier termination as provided in Sections 10, 11, and 12 hereof.

    5. LIMIT ON EXERCISE OF OPTION. The Option shall become vested according to the following schedule:

              Employment After                          Vested
                  Grant Date                          Percentage
               ----------------                       ----------
              On Grant Date                              25%
              One Year After Grant Date                  25%
              Two Years After Grant Date                 25%
              Three Years After Grant Date               25%

Once an increment has become vested, it shall remain vested. Except as provided in paragraphs 10, 11, and 12 hereof, the Option may not be exercised at any time unless the


                                        B-10-

Optionee shall have maintained Continuous Status as an Employee of the Corporation or of its Parent or of one or more of its Subsidiaries, from the date hereof to the date of the exercise of the Option. The holder of the Option shall not have any of the rights of a shareholder with respect to the Shares covered by the Option except to the extent that one or more certificates for such Shares shall be delivered to him upon the due exercise of the Option.

    6. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Corporation, at its principal office. Such notice shall be in the form of Exhibit A attached hereto, shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall either: (a) be accompanied by payment of the full purchase price of such shares, in which event the Corporation shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received; or (b) fix a date (not less than five (5) nor more than ten
(10) business days from the date such notice shall be received by the Corporation) for the payment of the full purchase price of such shares at the principal office of the Corporation, against delivery of a certificate or certificates representing such shares. Payment of such purchase price shall, in either case, be made by check payable to the order of the Corporation. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised, pursuant to Section 11 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

    7. NONTRANSFERABILITY. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.

    8. DISCLOSURE AND RISK. The Optionee represents and warrants to the Corporation as follows:

         (a) This Option and the Shares will be acquired by the Optionee for Optionee s own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

         (b) The Optionee understands that: (i) at time of grant and exercise, the Option and the shares have not been and probably will not have been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act, and that they must be held by the Optionee indefinitely;
(ii) that the Optionee must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration; (iii) that Rule 144, the usual exemption from registration, is only available after the satisfaction of certain holding periods and in the presence of a public market for the Shares, that there is no certainty that a public market for the Shares will exist, and that otherwise it will be necessary that the Shares be sold pursuant to another exemption from registration which may be difficult to satisfy.

         (c) That because of Optionee s position with the Corporation and as a result of inquires made by Optionee and information furnished to Optionee by the Cooperation, Optionee has as of the date of grant and, will have as of the date of exercise, reviewed all information necessary to make an informed investment decision.

         (d) The Optionee understands that, under certain conditions, disposition of the Shares subject to this Option Agreement could result in adverse tax consequences because of failure to meet prescribed holding period requirements. The Optionee understands that, if any of the Shares received under this Option are disposed of within two (2) years after the date of the Agreement or within one (1) year after such Shares were transferred to Optionee upon exercise of the Option, Optionee will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the Shares at the time such Shares were delivered to Optionee over the price paid for the Shares. Optionee hereby agrees to notify the Corporation in writing within thirty (30) days after the date of any such disposition.

         (e) That Optionee understands that each certificate representing the Shares shall be endorsed with the following legend:

                   "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER ANY FEDERAL OR STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED UNLESS SO REGISTERED OR QUALIFIED, OR UNLESS AN EXEMPTION FROM REGISTRATION OR QUALIFICATION EXISTS. THE AVAILABILITY OF ANY EXEMPTION FROM REGISTRATION OR QUALIFICATION MUST BE ESTABLISHED BY AN OPINION OF COUNSEL FOR THE SHAREHOLDER, WHICH OPTION AND COUNSEL MUST BE REASONABLY SATISFACTORY TO THE COMPANY."

The Corporation need not register a transfer of any of the Shares unless one of the conditions specified in the foregoing legend is satisfied and the Corporation will not unreasonably withhold consent to registration of such a transfer. The Corporation may also instruct its transfer agent not to register the transfer of any of the Shares unless one of the conditions specified in the foregoing legend is satisfied.
Any legend endorsed on a certificate pursuant to the foregoing language and the stop transfer instructions with respect to such Shares, shall be removed, and the Corporation shall promptly issue a certificate without such legend to the holder of such Shares, if such Shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder provides the Corporation with an opinion of counsel for such holder of the Shares reasonably satisfactory to the Corporation, to the effect that such legend may be removed and such stop-transfer instructions may be rescinded.

    9. TERMINATION OF EMPLOYMENT. In the event that the employment of the Optionee by the Corporation shall be terminated (otherwise than by reason of death), the Option may be exercised by the Optionee at any time within three (3) months after such termination, but in any event no later than the date of expiration of the Option term. So long as the Optionee shall maintain Continuous Status as an Employee of the Corporation, its Parent, or one or more of its Subsidiaries (as defined in the Plan), the Option shall not otherwise be affected by any change of duties or position. To the extent that the Optionee was not entitled to exercise an Option held by the Optionee at the time of termination of Optionee s employment with the Company, the Option shall itself terminate at the time of such termination. Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the employ of the Corporation or of its Parent or of any of its Subsidiaries or interfere in any way with the right of the Corporation or any such Parent or Subsidiary to terminate Optionee s employment or consultancy at any time.

    10.  DEATH OR DISABILITY OF EMPLOYEE.

         (a) If the Optionee shall die while employed by the Corporation or its Parent or one or more of its Subsidiaries and shall have been in Continuous Status as an Employee since the date hereof, the Option may be exercised (to the extend that the Optionee shall have been entitled to do so at the date of Optionee s death) by a legatee or legatees of the Optionee under Optionee s last will, or by Optionee s personal representatives or distributees, at any time within six (6) months after the death of the Optionee, but in any event no later than the date of expiration of the Option Term. However, if Optionee dies within three (3) months after the termination of Continuous Status as an Employee, the Option may be exercised, at any time within six (6) months following the date of death, by the Optionee s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

         (b) Notwithstanding the provisions of Section 10 above, in the event the Optionee is unable to continue Optionee s employment with or to perform services for the benefit of the Company as a result of his total and permanent disability (as defined in Section 22(e) (3) of the Code), Optionee may, but only within six (6) months after termination due to such disability, exercise Optionee s Option to the extent Optionee was entitled to exercise it at the date of such disability. To the extent that Optionee was not entitled to exercise the Option at the date of disability, or if Optionee does not exercise such Option to the extent Optionee was so entitled within the time specified herein, the Option shall terminate. The Option may be exercised under this paragraph (b) by any parent, sibling, spouse, or issue of the Optionee, or by any other person the Corporation reasonably believes to have the authority to exercise such Option.

    11.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

         (a) Subject to any required action by the shareholders of the Corporation, the number of Shares covered by the Option, as well as the purchase price per Share covered by the Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a stock split, the payment of a stock dividend with respect to the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Corporation; provided however, that conversion of any convertible securities of the Corporation shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Option.

         (b) In the event of the proposed dissolution or liquidation of the Corporation, or in the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger of the Corporation with or into another corporation, the Option granted hereunder will automatically terminate and be of no further force or effect upon the effective date of such dissolution, liquidation, sale or merger. The Corporation shall give reasonable notice to the Optionee prior to effecting any transactions covered by this paragraph to give the Employee the opportunity to gain the benefit, if any, from such a transaction.

    13. GENERAL. The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto.

    IN WITNESS WHEREOF, the Corporation has caused this Option Agreement to be duly executed by its officers thereunto duly authorized, and the Optionee has executed this Agreement, all as of the day and year first above written.

                   INTERNET COMMUNICATIONS CORPORATION


                   By:_________________________________________

                   Title:________________________________________



                   ____________________________________________
                   Optionee

    Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions of interpretations of the Corporation s Board of Directors upon any questions arising under the Plan, provided that such interpretations are made in good faith and in accordance with the Board s fiduciary obligations to the Corporation, its shareholders, and its Option holders.



              Dated:_____________________________, 19______.



              ____________________________________________
              Optionee

                                      EXHIBIT A

                          INTERNET COMMUNICATION CORPORATION
                             NOTICE OF EXERCISE OF OPTION


       I, _____________________________________, hereby give notice to Internet
Communications Corporation (the "Company"), of my intent to exercise the option to purchase ________ shares of the Company s common stock granted to me under the Company's 1996 Incentive Stock Plan adopted effective March 18, 1996 (the "Option Plan").


    IN WITNESS WHEREOF, I have executed this Notice this ________ day of ______________________________, 19______.




              X_________________________________________

              __________________________________________
              Print Name



_______________________________________
Witness

APPENDIX C




                      AMENDED AND RESTATED ACQUISITION AGREEMENT



                                     dated as of



                                     May 29, 1996



                                        among


                         INTERNET COMMUNICATIONS CORPORATION,

                                INTERWEST GROUP, INC.

                                         and

                            INTERNET ACQUISITION ONE, INC.

                                  TABLE OF CONTENTS

                                                                            PAGE

                                      ARTICLE I
                                     TRANSACTIONS

Section 1.1   First Closing.................................................  1
Section 1.2   Second Closing................................................  1
Section 1.3   Effect of the Merger..........................................  1
Section 1.4   Certificate of Incorporation; Bylaws..........................  1
Section 1.5   Directors and Officers........................................  1
Section 1.6   Merger Consideration; Conversion and Cancellation of
              Securities....................................................  1
Section 1.7   Exchange and Surrender of Certificates........................  1
Section 1.8   Adjustments...................................................  2

                                      ARTICLE II
                                       CLOSINGS

Section 2.1   First Closing.................................................  3
Section 2.2   Second Closing................................................  3
Section 2.3   Location of Closings..........................................  3

                                     ARTICLE III
                                CONDITIONS OF CLOSINGS

Section 3.1   Conditions Precedent to Both Closings.........................  3
Section 3.2   Additional Conditions Precedent to First Closing..............  5
Section 3.3   Additional Conditions Precedent to Second Closing.............  6
Section 3.4   Legends.......................................................  6

                                      ARTICLE IV
                            REPRESENTATIONS AND WARRANTIES

Section 4.1   Corporate Existence and Power.................................  7
Section 4.2   Authorization; Contravention; Modifications...................  8
Section 4.3   Approvals.....................................................  8
Section 4.4   Binding Effect................................................  9
Section 4.5   Financial Information.........................................  9
Section 4.6   Taxes......................................................... 10
Section 4.7   Litigation.................................................... 10

Section 4.8   Compliance with Laws.......................................... 10
Section 4.9   Subsidiaries.................................................. 10
Section 4.10  Proprietary Rights............................................ 11
Section 4.11  Insurance..................................................... 11
Section 4.12  Debt.......................................................... 12
Section 4.13  No Default.................................................... 12
Section 4.14  Capitalization................................................ 12
Section 4.15  Material Contracts............................................ 14
Section 4.16  Investment Intent............................................. 14
Section 4.17  Fees for Brokers and Finders.................................. 15
Section 4.18  Misstatements................................................. 15
Section 4.19  Company Representations....................................... 15
Section 4.20  No Merger Agreements.......................................... 16
Section 4.21  Continuing Representations and Warranties..................... 16

                                      ARTICLE V
                                      COVENANTS

Section 5.1   Special Covenants............................................. 17
Section 5.2   Affirmative Covenants......................................... 20
Section 5.3   Negative Covenants............................................ 23
Section 5.4   Additional Affirmative Covenants.............................. 24

                                      ARTICLE VI
                                     TERMINATION

Section 6.1   Termination................................................... 25
Section 6.2   Expenses and Fees............................................. 26

                                     ARTICLE VII
                                    MISCELLANEOUS

Section 7.1   Notices....................................................... 27
Section 7.2   No Waivers; Remedies; Specific Performance.................... 27
Section 7.3   Amendments, Etc............................................... 28
Section 7.4   Successors and Assigns........................................ 28
Section 7.5   Accounting Terms and Determinations........................... 28
Section 7.6   Governing Law................................................. 28
Section 7.7   Counterparts; Effectiveness................................... 29
Section 7.8   Severability of Provisions.................................... 29
Section 7.9   Headings and References....................................... 29

Section 7.10  Entire Agreement.............................................. 29
Section 7.11  Survival...................................................... 29
Section 7.12  Non-Exclusive Jurisdiction.................................... 29
Section 7.13  Waiver of Jury Trial.......................................... 30
Section 7.14  Affiliate..................................................... 30
Section 7.15  Non-Recourse.................................................. 30

                                        ANNEX


Annex A            -    Definitions


                                       EXHIBITS

Exhibit A          -    Form of Note
Exhibit B          -    Form of Registration Rights Agreement
Exhibit C          -    Form of Amendment
Exhibit 3.1(f)(1)  -    Certificate of Secretary of the Company, Group or
                        Interwest
Exhibit 3.1(f)(2)  -    Certificate of Officer of the Company or Group
Exhibit 3.1(f)(5)  -    Opinion of Counsel for the Company
Exhibit 3.1(f)(6)  -    Opinion of Counsel for Group

                      AMENDED AND RESTATED ACQUISITION AGREEMENT


          AMENDED AND RESTATED ACQUISITION AGREEMENT dated as of May 29, 1996 between INTERNET COMMUNICATIONS CORPORATION, a Colorado corporation (the "COMPANY"), INTERWEST GROUP, INC., a Colorado corporation ("GROUP"), and INTERNET ACQUISITION ONE, INC., a Colorado corporation and wholly owned subsidiary of the Company ("Merger Sub").

          The Company and Interwest were parties to that certain Share Exchange Agreement dated as of May 29, 1996, as amended by a letter agreement dated as of May 29, 1996, and hereby amend and restate the same effective as of May 29, 1996.

          Terms not otherwise defined in this Agreement have the meanings stated in Annex A.

          The parties agree as follows:


                                      ARTICLE I

                                     TRANSACTIONS

          SECTION 1.1 FIRST CLOSING. Subject to the terms and conditions set forth in this Agreement, at the First Closing,

          (a) the Company shall issue, sell and deliver to Group, and Group shall purchase, accept and acquire from the Company at par and for cash, a promissory note (the "Note") in the principal amount of $900,000 and substantially in the form of EXHIBIT A attached hereto, pursuant to which, if the principal amount of and interest accrued on the Note shall not be paid in full at the maturity thereof (whether at stated maturity, on any date of required prepayment or upon acceleration), Group may require the Company to issue, sell and deliver to the Holder upon the conversion of the Note up to 300,000 shares of common stock, no par value, of the Company (the "COMPANY COMMON STOCK"; as such number of shares may be adjusted pursuant to the terms of the Note, the "CONVERSION SHARES"), at a price of $3.00 per Conversion Share (as such price per share may be adjusted pursuant to the terms of the Note, the "NOTE CONVERSION PRICE"); and

          (b   the Company and Group shall execute and deliver the Registration
     Rights Agreement substantially in the form of EXHIBIT B attached hereto (the "REGISTRATION RIGHTS AGREEMENT").

          SECTION 1.2 SECOND CLOSING. Subject to the terms and conditions set forth in this Agreement, at the Second Closing, the parties hereto shall cause Merger Sub to be merged with and into Interwest by filing a Certificate of Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filing, or such later date or time agreed upon by the Company and Interwest and set forth therein, being the "Effective Time"). As a result of the Merger, the separate corporate existence of Merger Sub shall cease and Interwest shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

          SECTION 1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law.

          SECTION 1.4. CERTIFICATE OF INCORPORATION; BYLAWS. At the Effective Time, the certificate of incorporation of Interwest, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation and thereafter shall continue to be its certificate of incorporation until amended as provided therein and pursuant to Delaware Law. The bylaws of Interwest, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation and thereafter shall continue to be its bylaws until amended as provided therein and pursuant to Delaware Law.

          SECTION 1.5. DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the charter and bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

          SECTION 1.6. MERGER CONSIDERATION; CONVERSION AND CANCELLATION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Interwest, Merger Sub or their respective stockholders:

          (a) Subject to the other provisions of this Agreement, all of the shares of common stock of Interwest ("Interwest Common Stock") issued and outstanding immediately prior to the Effective Time (excluding any Interwest Common Stock described in Section 2.01(b) of this Agreement), all of which are owned by Group, shall be converted into the right to receive 2,306,541 shares of Company Common Stock (as such number of shares may be adjusted pursuant to Section 1.8, the "ADDITIONAL SHARES"), which number of shares (as so adjusted) is intended by the parties to be equal to 49.0% of the number of shares of Company Common stock issued and outstanding after giving effect to the issuance of the Additional Shares pursuant to this Section 1.6(a) but without taking into account the issuance of shares of Company Common Stock after the date of this Agreement (i) pursuant to the exercise of Company Outstanding Options, in each case in accordance with the terms thereof as of the date of this Agreement, (ii) pursuant to the conversion of the Note and (iii) with the approval of Group, which approval may be granted, withheld, conditioned or delayed in its sole discretion (collectively, "PERMITTED ISSUANCES").

          (b) Notwithstanding any provision of this Agreement to the contrary, each share of Interwest Common Stock held in the treasury of Interwest shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

          (c) All shares of Interwest Common Stock shall cease to be outstanding and shall automatically be canceled and retired, and each certificate previously evidencing Interwest Common Stock outstanding immediately prior to the Effective Time (other than Interwest Common Stock described in Section 1.6(b) of this Agreement) ("Converted Shares") shall thereafter represent the right to receive that number of shares of Company Common Stock determined pursuant to Section 1.6(a) (the "Merger Consideration"). The holders of certificates previously evidencing Converted Shares shall cease to have any rights with respect to such Converted Shares except as otherwise provided herein or by law. Such certificates previously evidencing Converted Shares shall be exchanged for certificates evidencing whole shares of Company Common Stock upon the surrender of such Certificates in accordance with the provisions of
Section 1.7 of this Agreement, without interest. No fractional shares of Company Common Stock shall be issued in connection with the Merger.

          (d) Each share of voting common stock, no par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of voting common stock, no par value per share, of the Surviving Corporation, and each share of non-voting common stock, no par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of non-voting common stock, no par value per share, of the Surviving Corporation.

          SECTION 1.7.  EXCHANGE AND SURRENDER OF CERTIFICATES.

          (a) As of the Effective Time, the Company shall deposit, or shall cause to be deposited with American Securities Transfer, Inc. (the "Exchange Agent"), for the benefit of the holders of certificates which immediately prior to the Effective Time evidenced shares of Interwest Common Stock (the "Interwest Certificates"), for exchange in accordance with this Agreement, certificates representing the shares of Company Common Stock (such certificates for shares of Company Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 1.6 in exchange for such shares of Interwest Common Stock.

          (b) The Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Converted Shares such amounts as the Company (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to Group.


          SECTION 1.8.  ADJUSTMENTS.

               (a) Except as provided to the contrary in the following sentence, the respective numbers of Conversion Shares and Additional Shares and the Note Conversion Price, in each case as stated in this Article I, shall be adjusted in the event of any change in Company Common Stock by reason of the issuance of any Equity Securities, stock or other non-cash dividends, extraordinary cash dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like on or before the First Closing Date (in the case of the Conversion Shares and the Note Conversion Price) or on or before the Second Closing Date (in the case of the Additional Shares), such that Group shall receive upon the payment of the Note Conversion Price or the issuance of the Interwest Common Stock upon consummation of the Merger, as the case may be, the number and class of shares or other securities or property that would have been received in respect of a share of Common Stock, as the case may be, if the First Closing Date or the Second Closing Date, as the case may be, had occurred immediately prior to such event, or the record date therefor, as applicable. Notwithstanding anything in this Agreement or in any other Transaction Document to the contrary, no such adjustments shall be required with respect to Permitted Issuances.

               (b) No adjustment made pursuant to this Section 1.8 shall constitute or be deemed a waiver by Group of any breach of any of the representations, warranties or obligations of the Company contained in this Agreement.


                                      ARTICLE II

                                      CLOSINGS

          SECTION 2.1. FIRST CLOSING. The closing of the transactions subject to Section 1.1 (the "FIRST CLOSING TRANSACTIONS") shall take place (the "FIRST CLOSING") on May 29, 1996 or, at the election of Group, on the second Business Day after the conditions precedent to the obligations of the parties under this Agreement with respect thereto shall have been satisfied or waived, as the case may be, or on such other date as the parties may agree in writing (the "First Closing Date"), but in no event later than May 31, 1996.

          SECTION 2.2. SECOND CLOSING. The closing of the transactions subject to Section 1.2

(collectively, the "SECOND CLOSING TRANSACTIONS") shall take place (the "SECOND CLOSING") on September 5, 1996 or, at the election of Group, on the second Business Day after the conditions precedent to the obligations of the parties under this Agreement with respect thereto shall have been satisfied or waived, as the case may be, or on such other date as the parties may agree in writing (the "Second Closing Date"), but in no event later than September 30, 1996.

          SECTION 2.3. LOCATION OF CLOSINGS. Each of the First Closing and the Second Closing (collectively, the "CLOSINGS") shall take place at the executive offices of the Company at its address stated on the signature pages of this Agreement or at such other location as agreed to by the parties.


                                     ARTICLE III

                                CONDITIONS OF CLOSINGS

          SECTION 3.1. CONDITIONS PRECEDENT TO BOTH CLOSINGS. The obligations of each party under this Agreement with respect to the Transactions are subject to the satisfaction of each of the following conditions, unless such conditions either are required to be satisfied by such party (for the benefit of the other party) or are waived by such party at or before the related Closing:

               (a) each party shall have obtained from each Governmental Body or other person each Approval or taken all actions required to be taken in connection with each Approval, and all waiting, review or appeal periods prescribed with respect to each Approval shall have terminated or expired, as the case may be, in each case with respect to an Approval that is required or advisable on the part of such party for (1) the due execution and delivery by such party of each Transaction Document to which it is or may become a party,
(2) the conclusion of the First Closing Transactions or the Second Closing Transactions, as the case may be, (3) the performance by such party of its obligations under each Transaction Document to which it is or may become a party with respect to the First Closing Transactions or the Second Closing Transactions, as the case may be, and (4) the exercise by such party of its rights and remedies under each Transaction Document to which the party is or may become a party with respect to the First Closing Transactions or the Second Closing Transactions, as the case may be;

               (b) no Action shall be pending or, to the knowledge of either party, threatened against such party or any other person that restricts in any material respect or prohibits (or, if successful, would restrict or prohibit) the conclusion of the First Closing Transactions or the Second Closing Transactions, as the case may be;

               (c) neither party (1) is in violation of or default, in any material respect, with respect to any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations,
(2) would be in violation of or default, in any material respect, with respect to the same in connection with or as a result of the conclusion of the First Closing Transactions or the Second Closing Transactions, as the case may be, or
(3) has received notice that, in connection with or as a result of the conclusion of the First Closing Transactions or the Second Closing Transactions, as the case may be, it is or would be in violation of or default, in any material respect, with respect to the same;

               (d) the representations and warranties of the other party contained in each Transaction Document to which such other party is a party shall be true and correct in all material respects on and as of the First Closing Date or the Second Closing Date, as the case may be, with the same force and effect as though made on and as of such Closing Date;

               (e) the other party shall have performed, in all material respects, all of the covenants and other obligations that are required by the Transaction Documents to which it is a party to be performed by such other party at or before the First Closing or the Second Closing, as the case may be; and

               (f) the party shall have received from the other party the following, each dated the First Closing Date or the Second Closing Date, as the case may be, in form and substance reasonably satisfactory to the receiving party:

          (i) a certificate of the Secretary or an Assistant Secretary of such other party and, with respect to the Company, a certificate of the Secretary or an Assistant Secretary of Interwest, substantially in the form of EXHIBIT 3.1(f)(1), with respect to (i) the articles of incorporation of such other party, (ii) the bylaws of such other party, (iii) the resolutions of the Board of Directors of such other party approving each Transaction Document and the other documents to be delivered by it under the Transaction Documents and (iv) the names and true signatures of the officers of such other party authorized to sign each Transaction Document to which such other party is a party as of the First Closing Date or the Second Closing Date, as the case may be, and the other documents to be delivered by such other party under such Transaction Documents;

          (ii) a certificate of the President or a Vice President of such other party, substantially in the form of EXHIBIT 3.1(f)(2) to the effect that
     (i) the representations and warranties of such other party contained in the Transaction Documents to which it is a party are true and correct in all material respects as of the First Closing Date or the Second Closing Date, as the case may be, and (ii) such other party has performed, in all material respects, all covenants and other obligations required by the Transaction Documents to which it is a party to be performed by it at or before the First Closing or the Second Closing, as the case may be;

          (iii) certified copies, or other evidence satisfactory to such receiving party, of all Approvals of all Governmental Bodies and other persons with respect to the other party referred to in Section 4.3(a) with respect to the First Closing Date and Section 4.3(b) with respect to the Second Closing Date;

          (iv) a certificate of the Secretary of State of each jurisdiction in which such other party is incorporated, dated as of a recent date, as to the good standing of and payment of taxes by such other party and as to the charter documents of such other party or Consolidated Subsidiary, as the case may be, on file in the office of the Secretary of State;

          (v) with respect to the Company, a favorable opinion of one or more counsel for the Company, which together are substantially in the form of
     EXHIBIT 3.1(f)(5), in each case to the extent indicated therein as applicable to the First Closing or the Second Closing, as the case may be, and as to other matters reasonably requested by the receiving party; and

          (vi) with respect to Group, a favorable opinion of one or more counsel for Group, which together are substantially in the form of EXHIBIT 3.1(f)(6) in each case to the extent indicated therein as applicable to the First Closing or the Second Closing, as the case may be, and as to other matters reasonably requested by the receiving party, including, at the election of Group, an opinion that the Second Closing Transactions will be characterized as a tax-free reorganization under Section 368(a)(1)(A) of the Code.

          SECTION 3.2.  ADDITIONAL CONDITIONS PRECEDENT TO FIRST CLOSING.   The
obligations of each party under this Agreement with respect to the First Closing Transactions are also subject to the satisfaction of each of the following conditions at or before the First Closing, unless the conditions either are required to be satisfied by such party (for the benefit of the other party) or are waived by such party:

               (a) the Company shall have duly executed and delivered to Group the Note substantially in the form of EXHIBIT A attached hereto, with such changes therein as shall have been approved by the Company and Group;

               (b) Group shall have delivered to the Company an amount in immediately available funds equal to the purchase price for the Note; and

               (c) the Company and Group shall have executed and delivered the Registration Rights Agreement substantially in the form of EXHIBIT B attached hereto, with such changes therein as shall have been approved by the Company and Group;

          SECTION 3.3. ADDITIONAL CONDITIONS PRECEDENT TO SECOND CLOSING. The obligations of each party under this Agreement with respect to the Second Closing Transactions are also subject to the satisfaction of each of the following conditions at or before the Second Closing, unless the conditions either are required to be satisfied by such party (for the benefit of the other party) or are waived by the party:

               (a) the Company's Articles of Incorporation shall have been duly amended pursuant to the Amendment substantially in the form of EXHIBIT C attached hereto, with such changes therein as shall have been approved by the Company and Group;

               (b) the shareholders of the Company shall have duly approved the Transaction Documents and the Transactions;

               (c) the shareholder of Group shall have duly approved the Second Closing Transactions;

               (d) the Company shall have duly executed and delivered to Group one or more certificates representing the Additional Shares;

               (e) Group shall have delivered to the Company one or more certificates representing the Interwest Common Stock, duly endorsed for transfer or together with a stock power duly endorsed for transfer;

               (f) the bylaws of the Company shall have been amended to fix the number of directors of the Company at eight;

               (g) three persons designated by Group shall have been elected as directors of the Company effective as of the Second Closing Date to serve in such capacities until the next annual meeting of the shareholders of the Company; and

               (h) the Second Closing Transactions shall be characterized as a tax-free reorganization under Section 368(a)(1)(A) of the Code.

          SECTION 3.4.  LEGENDS.

               (a) Each certificate for Company Shares and any certificate issued in exchange therefor or on conversion or upon transfer, except certificates issued in connection with a sale registered under the Securities Act and except as provided below, shall bear legends to the following effect:

          (i) "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be offered, sold, transferred or otherwise disposed of except in compliance with said Act."

          (ii) "The shares represented by this certificate are subject to the restrictions contained in the Registration Rights Agreement dated as of May 29, 1996, a copy of which is on file at the office of the Secretary of the Company."

               (b) The Note and any certificate issued in exchange therefor or on conversion or upon transfer, shall bear the legends to the effect stated in
Section 3.4(a), MUTATIS MUTANDIS.

               (c) The legend stated in Section 3.4(a)(1), and the corresponding legend referred to in Section 3.4(b), shall be removed by delivery of one or more substitute certificates without such legend if the holder thereof shall have delivered to the Company a copy of a letter from the staff of the Securities and Exchange Commission or an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that the legend is not required for purposes of the Securities Act.

               (d) The legend stated in Section 3.4(a)(2) and the corresponding legend referred to in Section 3.4(b) shall be removed at such time as the related securities are no longer subject to the Registration Rights Agreement.


                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

          Each party represents and warrants, with respect to itself and, in the case of Group, with respect to Interwest, as follows (the Company or Interwest being referred to in this Article IV as a "SUBJECT COMPANY"):

          SECTION 4.1. CORPORATE EXISTENCE AND POWER. The representing party, and, with respect to Interwest, the Subject Company each (1) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (2) has all necessary corporate power and authority and all material licenses, authorizations, consents and approvals required to own, lease, license or use its properties now owned, leased, licensed or used and proposed to be owned, leased, licensed or used and to carry on its business as now conducted and proposed to be conducted, (3) is duly qualified as a foreign corporation under the laws of each jurisdiction in which both (A) qualification is required either (i) to own, lease, license or use its properties now owned, leased, licensed and used or (ii) to carry on its business as now conducted and (B) the failure to be so qualified could materially and adversely affect either or both of (i) the business, properties, operations, prospects or condition (financial or otherwise) of the Subject Company, and
(ii) the ability of the representing party or the Subject Company to perform its obligations under any Transaction Document to which it is or may become a party and (4) has all necessary corporate power and authority to execute and deliver each Transaction Document to which it is or may become a party.

          SECTION 4.2. AUTHORIZATION; CONTRAVENTION; MODIFICATIONS. Subject to obtaining the Approvals referred to in Section 4.3, the execution and delivery by the representing party of each Transaction Document to which the representing party is or may become a party and the performance by it of its obligations under each such Transaction Document have been duly authorized by all necessary corporate action and do not and will not (1) contravene, violate, result in a breach of or constitute a default under, (A) its articles of incorporation or bylaws, (B) any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator by which the representing party or any of its properties may be bound or affected or (C) any agreement, indenture or other instrument to which the representing party is a party or by which the representing party or its properties may be bound or affected, (2) except as contemplated by the Transaction Documents, result in or require the creation or imposition of any Lien on any of the properties now owned or hereafter acquired by the representing party.

          SECTION 4.3.  APPROVALS.

               (a) Except with respect to the Approval that may be required under the Hart-Scott-Rodino Act in connection with the conversion of the Note and such other Approvals as shall have been disclosed in writing to the other party, which writing makes reference to this Agreement, no Approval of any Governmental Body or other person is required or advisable on the part of the representing party for (1) the due execution and delivery by the representing party of any Transaction Document to which it is or may become a party, (2) the conclusion of the First Closing Transactions, (3) the performance by the representing party of its obligations under each Transaction Document to which it is or may become a party with respect to the First Closing Transactions and
(4) the exercise by Group of its rights and remedies under each such Transaction Document with respect to the First Closing Transactions. Each such Approval shall have been obtained, all actions by each person required to be taken in connection with each such Approval, other than Approval under the Hart-Scott-Rodino Act, shall have been taken and all prescribed waiting, review or appeal periods with respect to each such Approval shall have terminated or expired, as the case may be, in each case on or before the First Closing Date.

               (b) Except with respect to the Approvals required in connection with the performance by the Company of its obligations under Section 5.1(a)(1), including, without limitation, the Approval by the shareholders of the Company of the Amendment and the filing of articles of amendment with respect thereto with the Secretary of State of the State, the Approvals required in connection with the performance by Group of its obligations under Section 5.1(a)(2), the Approval that may be required under the Hart-Scott-Rodino Act in connection with the conversion of the Note and such other Approvals as shall have been disclosed in writing to the other party, which writing makes reference to this Agreement, no Approval of any Governmental Body or other person that is required or advisable on the part of the representing party for
(1) the due execution and delivery by the representing party of any Transaction Document to which it is or may become a party, (2) the conclusion of the Second Closing Transactions, (3) the performance by the representing party of its obligations under each Transaction Document to which it is or may become a party with respect to the Second Closing and (4) the exercise by Group of its rights and remedies under each such Transaction Document with respect to the Second Closing Transactions. Each such Approval shall have been obtained, all actions by each person required to be taken in connection with each such Approval shall have been taken and all prescribed waiting, review or appeal periods with respect to each such Approval shall have terminated or expired, as the case may be, in each case on or before the Second Closing Date.

          SECTION 4.4. BINDING EFFECT. Each Transaction Document to which the representing party is or may become a party is, or when executed and delivered in accordance with this Agreement will be, the legally valid and binding obligation of the representing party enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

          SECTION 4.5.  FINANCIAL INFORMATION.

               (a) The consolidated balance sheet of the Subject Company and its Consolidated Subsidiaries as of the last day of its latest complete fiscal year (the "BALANCE SHEET DATE") and the related consolidated statements of operations, shareholders' equity and cash flows for the fiscal year then ended, reported on by the independent public accountants of the representing party (and, with respect to the Company, filed with the Securities and Exchange Commission in the Company's Annual Report on Form 10-K for the year ended January 31, 1996), a true and complete copy of which has been delivered to the other party, fairly present the consolidated financial position of the Subject Company and its Consolidated Subsidiaries as of that date and their consolidated results of operations and cash flows for the year then ended, in accordance with GAAP applied on a consistent basis except as described in the footnotes to such financial statements or as disclosed in writing to the other party, which writing makes reference to this Agreement.

               (b) The representing party has made available to the other party copies of each management letter delivered to the representing party by the independent public accountants of the representing party in connection with the financial statements referred to in this Section 4.5 or relating to any review by them of the internal controls of the Subject Company and its Consolidated Subsidiaries during the three years ended on its Balance Sheet Date or thereafter, and has made available for inspection all reports and working papers produced or developed by them or management in connection with their examination of those financial statements, as well as all such reports and working papers for prior periods for which any liability of the Subject Company and its Subsidiaries for Taxes has not been finally determined or barred by applicable statutes of limitation.

          SECTION 4.6. TAXES. Each of the Subject Company and its Subsidiaries has filed all Tax Returns that are required to be filed with any Governmental Body and has paid all Taxes due pursuant to the Tax Returns or any assessment received by it or otherwise required to be paid, except Taxes being contested in good faith by appropriate proceedings and for which adequate reserves or other provisions are maintained, and except for the filing of Tax Returns as to which the failure to file could not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 4.7.  LITIGATION.

               (a) Except as previously disclosed to the other party in writing, which writing makes reference to this Agreement, there is no Action pending or, to the knowledge of the representing party, threatened against the Subject Party or any of its Subsidiaries that (1) involves any of the Transactions or (2) individually or in the aggregate, if determined adversely to any of them, could result in a liability to any of them in an amount that could have a Material Adverse Effect.

               (b) There is no Action pending or, to the knowledge of the representing party, threatened against the representing party, any of its Subsidiaries or any other person that involves any of the Transactions or any property owned, leased, licensed or used by the representing party or such Subsidiary that, individually or in the aggregate, if determined adversely to any of them, could have a Material Adverse Effect.

          SECTION 4.8. COMPLIANCE WITH LAWS. None of the Subject Company and its Subsidiaries is in, and none of them has received notice of, a violation of or default with respect to, any Regulation of any Governmental Body or any decision, ruling, order or award of any arbitrator applicable to it or its business, properties or operations, including individual products or services sold or provided by it, except for violations or defaults that, individually or in the aggregate, could not have a Material Adverse Effect.

          SECTION 4.9.  SUBSIDIARIES.

               (a) The representing party has previously delivered to the other party a correct and complete list of the Subsidiaries of the Subject Company, which list makes reference to this Agreement, showing the following as of the date of this Agreement with respect to each such Subsidiary: (i) the jurisdiction of its incorporation; (ii) the title of each authorized class or series of capital stock; (iii) the number of shares of each authorized class or series of capital stock; (iv) the number of such shares outstanding; (v) the number of outstanding shares owned directly or indirectly by the representing party; and (vi) the directors and officers of the Subsidiary as of the date of this

Agreement.

               (b) All outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable and are owned as set forth in the written notice referenced in Section 4.13(a), directly or indirectly, beneficially and of record by the representing party, free and clear of all Liens other than Permitted Liens.


          SECTION 4.10.  PROPRIETARY RIGHTS.

               (a) The representing party has previously disclosed to the other party in writing, which writing makes reference to this Agreement, a correct and complete description and list of all Proprietary Rights in which one or more of the Subject Company and its Subsidiaries has an interest, the failure to hold which, individually or in the aggregate, could have a Material Adverse Effect. None of the representing party and its Subsidiaries has received notice that the validity of any such Proprietary Right or its title to or use of any such Proprietary Right is being questioned in any Action.

               (b) With respect to the Company, without derogating from the generality of Section 4.10(a), the Company has the right to use the name "Internet" in the State of Colorado.

               (c) The Subject Company or such Subsidiary, as the case may be, has good title to each of the interests created by such Proprietary Rights. The right, title and interest of the Subject Company or such Subsidiary, as the case may be, in and to each such Proprietary Right is free and clear of all Liens other than Permitted Liens.

               (d) The representing party has no reason to believe, and does not believe, that any use has been or is being made of any such Proprietary Right by any person other than the Subject Company, such Subsidiary or a person duly authorized to make that use. All such Proprietary Rights used by the Subject Company or such Subsidiary, as the case may be, but previously owned or held by any of its directors, officers, employees or agents, have been duly transferred to the Subject Company or such Subsidiary, as the case may be.

               (e) There is no liability or obligation of any of the Subject Company and its Subsidiaries with respect to any such Proprietary Right that is required to have been paid or otherwise performed, as of the date of this Agreement, that has not been paid or otherwise performed in full.

          SECTION 4.11. INSURANCE. The Subject Company and its Subsidiaries are insured with reputable insurers against all risks normally insured against in accordance with generally prevailing practices in the communications industry and all of such insurance policies and bonds maintained by or for the benefit of the Subject Company and such Subsidiary, as the case may be, are in full force and effect. The Subject Company and its Subsidiaries maintain insurance with reputable insurance companies in such amounts and covering such risks as are usually carried by companies engaged in the same or similar business and similarly situated. There are no currently outstanding material losses for which the Company or such Subsidiary has failed to give or present notice or claim under any policy. There are no requirements by any insurance company or by any board of fire underwriters or other body exercising similar functions or by any Governmental Body of which the representing party has knowledge requiring any repairs or other work to be done to any of the properties owned, leased, licensed or used by the Subject Company or such Subsidiary or requiring any equipment or facilities to be installed on or in connection with any of the properties, the failure to complete which could result in the cancellation of the policy of insurance. Policies for all the insurance are in full force and effect and none of the Subject Company and its Subsidiaries is in default in any material respect under any of the policies. The representing party has no knowledge of the cancellation or proposed cancellation of any of the insurance or of any proposed increase in the contributions for workers' compensation or unemployment insurance or of any conditions or circumstances applicable to the business of the Company or such Subsidiary, as the case may be, which might result in a material increase in those contributions.

          SECTION 4.12. DEBT. The representing party has previously disclosed to the other party in writing, which writing makes reference to this Agreement, a correct and complete description and list of the following: (i) all credit agreements, indentures, purchase agreements, Guarantees, Capitalized Leases and other Investments, agreements and other arrangements presently in effect providing for or relating to Debt in any amount greater than $250,000 in respect of which any of the Subject Company and its Subsidiaries is in any manner directly or contingently obligated; (ii) the maximum principal or face amounts of such Debt outstanding or which may be outstanding under each of those agreements and other arrangements; and (iii) the maturity date or dates of such Debt.

          SECTION 4.13. NO DEFAULT. Except as previously disclosed to the other party in writing, which writing makes reference to this Agreement, none of the Subject Company and its Subsidiaries is in default in respect of any obligation under any credit agreement, indenture, purchase agreement, Guarantee, Capitalized Lease and other Investment, agreement or arrangement referred to in
Section 4.12, which default either alone or together with any other default, entitles another party thereto, with the giving of notice or the passage of time or both, to terminate or modify the rights and obligations of the parties thereunder or with respect thereto or to accelerate, increase or otherwise modify any obligation of the Subject Company or any of its Subsidiaries thereunder.

          SECTION 4.14.  CAPITALIZATION.

               (a)  With respect to the Company,

          (i) the authorized capital stock of the Company consists of (A) 4,500,000 shares of Common Stock and (B) 100,000,000 shares of preferred stock, par value $.0001 per share, of which no shares are issued and outstanding;

          (ii) the number of shares of Common Stock as of the date hereof (A) issued and outstanding, (B) held in the treasury of the Company, (C) reserved for issuance upon exercise of outstanding stock options granted by the Company (the "Outstanding Options"), together with the exercise prices therefor and (D) reserved for issuance as Conversion Shares upon conversion of the Note and reserved for issuance as Additional Shares has been previously disclosed to Group in writing, which writing makes reference to this Agreement.

               (b) With respect to Interwest, (1) the authorized capital stock of Interwest consists of (A) 100,000 shares of voting common stock, no par value, of which 40,000 shares are issued and outstanding, and (B) 10,000 shares of nonvoting common stock, no par value, of which 1,000 shares are issued and outstanding, and (2) all of which shares of issued and outstanding Interwest Common Stock are owned, beneficially and of record, by Group.

               (c) Except as set forth above and except as provided in the Transaction Documents, no Equity Securities of the Subject Company are issued, reserved for issuance or outstanding.

               (d) All outstanding shares of capital stock of the Subject Company are, and all shares that may be issued pursuant to the exercise of the Outstanding Options, the Conversion Shares that may be issued pursuant to the conversion of the Note (if the same shall be executed and delivered) and the Additional Shares, as the case may be, will be, when issued, duly authorized, validly issued, fully paid and nonassessable and, except as provided in the Transaction Documents, are not subject to preemptive rights.

               (e) Except with respect to the Outstanding Options and the Transaction Documents, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Subject Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Subject Company may vote.

               (f) Except with respect to the Outstanding Options and the Transaction Documents, there is no agreement or arrangement restricting the voting or transfer of the Equity Securities of the Subject Company.

               (g) Except with respect to the Outstanding Options and the Transaction Documents, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which any of the Subject Company and its Subsidiaries is a party or by which any of them is bound obligating the Subject Company or such

Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other Equity Securities of the Subject Company or such Subsidiary or obligating the Subject Company or such Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

               (h) Except as previously disclosed to the other party in writing, which writing makes reference to this Agreement, there are no outstanding contractual obligations, commitments, understandings or arrangements of any of the Subject Company and its Subsidiaries to repurchase, redeem or otherwise acquire, require or make any payment in respect of any shares of Equity Securities of the Subject Company or such Subsidiary.

               (i) Except with respect to statutory restrictions of general application, there are no legal, contractual or other restrictions on the payment of dividends or other distributions or amounts on or in respect of any of the Equity Securities of the Subject Company.

               (j) Except as contemplated by the Registration Rights Agreement, there are no agreements or arrangements to which any of the Subject Company and its Subsidiaries is a party pursuant to which the Subject Company is or could be required to register shares of common stock or other securities under the Securities Act.

               (k) Equity Securities of the Subject Company that were issued and reacquired by the Subject Company were so reacquired (and, if reissued, so reissued) in compliance with all applicable Regulations, and the Subject Company has no liability with respect to the reacquisition or reissuance of the Equity Securities.

          SECTION 4.15. MATERIAL CONTRACTS. The representing party has previously disclosed to the other party in writing, which writing makes reference to this Agreement, a correct and complete description and list of the following (collectively, the "MATERIAL CONTRACTS") with respect to any of the Subject Company and its Subsidiaries:

               (a) agreements with investment bankers, brokers, finders, consultants and advisers engaged by or on behalf of the Subject Company or such Subsidiary with respect to the Transactions or other transactions contemplating the recapitalization of the Subject Company or such Subsidiary, the purchase or sale by the Subject Company or such Subsidiary of assets not in the ordinary course of business or the issuance and sale by the Subject Company or such Subsidiary of any Equity Securities or Debt of the Subject Company or such Subsidiary, as the case may be;

               (b) agreements with any person having beneficial ownership of 5.0% or more of the shares of common stock of the Subject Company then issued and outstanding, director or officer of the Subject Company or such Subsidiary and all shareholders' agreements and voting trusts; and

               (c) agreements not made in the ordinary course of business and which are materially adverse to the business of the Subject Company or such Subsidiary.

          SECTION 4.16.  INVESTMENT INTENT.

               (a) The representing parties acknowledge that the Company is issuing and selling the Note (and, upon conversion thereof, the Conversion Shares) and the Additional Shares and that Group is selling the Interwest Common Stock, in each case pursuant to the terms of the Transaction Documents, in reliance upon the exemption afforded by Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering.

               (b) The representing party (1) represents that it is acquiring securities pursuant to Section 1.1 for investment and without any view toward distribution of any of the securities to any other person and (2) agrees that it will not sell or otherwise dispose of the securities except in compliance with the registration requirements or exemption provisions under the Securities Act.

          SECTION 4.17. FEES FOR BROKERS AND FINDERS. The representing party and its Subsidiaries and other Affiliates have not authorized any person to act as financial advisor, broker, finder or other intermediary that might be entitled to any fee, commission, expense reimbursement or other payment of any kind from any of the representing party, such Subsidiaries and such other Affiliates upon the conclusion of or in connection with any of the Transactions.

          SECTION 4.18. MISSTATEMENTS. Except to the extent revised or superseded by a subsequent certificate, schedule or report furnished to the other party, no information, certificate, schedule or report furnished by or on behalf of the representing party to the other party with respect to any of the Subject Company and its Subsidiaries in connection with the negotiation of any Transaction Document or the satisfaction of any condition under any Transaction Document contained as of the date thereof any untrue statement of a material fact or omitted to state a material fact necessary to make the statement contained therein, in the light of the circumstances under which it was made, not misleading.

          SECTION 4.19.  COMPANY REPRESENTATIONS.  With respect to the Company:

               (a) RECOMMENDATIONS. The Board of Directors of the Company, at a meeting duly called and held, has duly (1) determined that the Transaction Documents and the Transactions, taken as a whole, are in the best interests of the Company and its shareholders, (2) resolved to recommend that holders of shares of Common Stock approve the Transaction Documents and the Transactions (collectively, the "RECOMMENDATIONS") and (3) approved the Transaction Documents and the Transactions.

               (b) SHAREHOLDER APPROVAL. The affirmative vote of a majority of the shares of the Common Stock voted at the duly convened Shareholders Meeting (or any other duly convened meeting of the holders of the Common Stock) is the only vote of the holders of any class or series of the Equity Securities of the Company necessary to approve the Transaction Documents and the Transactions, including, without limitation, the increase in the number of authorized shares of Common Stock from 4,500,000 shares to 20,000,000 shares. None of the First Closing Transactions is required to be approved by the holders of shares of any class of Equity Securities of the Company.

               (c) NO RESTRICTIONS ON GROUP. No provision of the articles of incorporation or bylaws of the Company or any other agreement, indenture or other instrument to which the Company or its properties are subject (1) directly or indirectly restricts or impairs the right or ability of Group to vote, or otherwise to exercise the rights and receive the benefits of a shareholder with respect to, Equity Securities of the Company that may be acquired or controlled by Group, including, without limitation, restrictions based upon the size of the security holdings of Group, the business in which it is engaged or other considerations applicable to it and not to security holders generally, or (2) permits any other security holder of the Company to acquire securities of the Company on a basis not available to Group if Group were to acquire Equity Securities of the Company.

               (d) SEC DOCUMENTS. The Company has filed with the Securities and Exchange Commission all reports, schedules, forms, statements and other documents required by the Exchange Act to be filed by the Company since January 1, 1993 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC DOCUMENTS"). The Company has delivered or made available to Group all SEC Documents. As of their respective dates, except to the extent revised or superseded by a subsequent filing with the Securities and Exchange Commission, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company and the Subsidiaries included in all SEC Documents, including any amendments thereto (the "SEC FINANCIAL STATEMENTS"), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto.

          SECTION 4.20. NO MERGER AGREEMENTS. None of the representing party and its Subsidiaries has entered into any agreement with any person which has not been terminated as of the date of this Agreement and under which there remains any liability or obligation of any of the representing party and its Subsidiaries with respect to a merger or consolidation with any of the Subject Company and its Subsidiaries, an acquisition of any Equity Securities of any of the Subject

Company and its Subsidiaries, any other acquisition of a substantial amount of the assets of any of the Subject Company and its Subsidiaries or any Business Combination Transaction with respect to any of the Subject Company and its Subsidiaries.

          SECTION 4.21. CONTINUING REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the representing party in this Agreement or in any other Transaction Document as of any date other than a Closing Date will be true and correct in all material respects on and as of the Closing Date except as otherwise contemplated by such Transaction Document, and the representing party will prepare and deliver to the other party such updates or other revisions of the written disclosures referred to in this Article IV as have been delivered by the representing party to the other party as shall be necessary in order to make each of such written disclosures correct and complete in all material respects on and as of the Closing Date. The requirement to prepare and deliver updates or other revisions of the written disclosures, and the receipt by the other party of information pursuant to Section 5.1 or otherwise on or before a Closing Date, shall not limit the right of the other party under Article III to require as a condition precedent to the performance of its obligations under this Agreement on such Closing Date the accuracy in all material respects of the representations and warranties and the performance in all material respects of the covenants of the representing party made in the Transaction Documents (without regard to such updates or other revisions) and to receive an unqualified certificate with respect to the same.


                                      ARTICLE V

                                      COVENANTS

          SECTION 5.1.  SPECIAL COVENANTS.

               (a)  FIRST CLOSING.  Until the conclusion of the First Closing:

          (i) COMPANY APPROVALS. The Company shall use its best efforts to obtain:

                    the Approvals with respect to the Transaction Documents and the Transactions specified in writing to Group, which writing makes reference to this Agreement;

                    the Approval of the shareholders of the Company with respect to the Transaction Documents and the Transactions, including, without limitation, the increase in the number of authorized shares of Common Stock from 4,500,000 shares to 20,000,000 shares; and

                    the Approval required, if any, to cause the Company Shares to be qualified for inclusion in the National Association of Securities Dealers Automated Quotation/Small Cap (the "NASDAQ/SMALL CAP"), and give such notice as required, if any, to the National Association of Securities Dealers, Inc. with respect to the Transaction Documents and the Transactions.

          (ii) GROUP APPROVALS. Group shall use its best efforts to obtain the following Approvals with respect to the Transaction Documents and the Transactions on terms and conditions that shall have been approved by the Company, which approval may not be unreasonably withheld:

                    the Approvals with respect to the Transaction Documents and the Transactions specified in writing to the Company, which writing makes reference to this Agreement; and

                    the Approval of the shareholder of Group with respect to the Second Closing Transactions.

               (b)  SECOND CLOSING.  Until the conclusion of the Second Closing:

          (i) SHAREHOLDERS MEETING; PREPARATION OF PROXY STATEMENT. Without limiting the generality of Section 5.1(a)(1)(C), the Company, acting through its Board of Directors, shall, in accordance with applicable law and as soon as practicable following the execution and delivery of this Agreement, (A) duly postpone the annual meeting of shareholders of the Company currently scheduled to be held on May 30, 1996, or convene and immediately adjourn (without conducting any other business), give such notice to the shareholders as may be appropriate or required by law, convene and, subject to Section 5.1(b)(1)(D), hold the annual meeting of its shareholders or a special meeting thereof (such meeting, including any adjournments thereof, the "SHAREHOLDERS MEETING") for the purpose, among other things, of considering and taking action upon the Transaction Documents and the Transactions, and prepare and file with the Securities and Exchange Commission proxy statement (such proxy statement including the form of proxy and all such other materials distributed in connection therewith, as amended or supplemented from time to time, the "PROXY STATEMENT"), (B) use its best efforts (i) to obtain and furnish the information required to be included by it in the Proxy Statement and, after consultation with Group, respond promptly to any comments made by the Securities and Exchange Commission with respect to the Proxy Statement and any preliminary version thereof and cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time following the execution and delivery of this Agreement and (ii) to solicit proxies in favor of the Transactions and otherwise obtain the approval by its shareholders of the Transaction Documents and the Transactions, including, without limitation, the increase in the number of authorized shares of Common Stock from 4,500,000 shares to 20,000,000 shares, and (C) cause the Proxy Statement and the distribution thereof to comply in all material respects with the Exchange Act and ensure that the Proxy Statement will not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders and at the time of the Shareholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Shareholders Meeting which has become false or misleading. Subject to the Company's right pursuant to clause (z) of the proviso to Section 5.1(b)(2) to withdraw or modify the Recommendations, the Company shall include in the Proxy Statement the recommendation of its Board of Directors that holders of Common Stock vote in favor of the approval of the Transaction Documents and the Transactions. If the Company is advised by its proxy solicitors prior to the Shareholders Meeting or otherwise determines that a vote in favor of the Transactions is not likely to be obtained at the Shareholders Meeting, the Shareholders Meeting shall, at the request of Group, be adjourned from time to time, provided that in no event will the Shareholders Meeting be required hereunder to be held more than 120 days from the original scheduled meeting date, which 120 day period shall be extended by the number of days, if any, that the Company is enjoined from soliciting proxies in connection with the Shareholders Meeting or that the holding of the Shareholders Meeting or the vote thereat is enjoined. The obligations of the Company pursuant to Section 5.1(b)(1) (including, without limitation, the obligation to submit the Transactions to a vote of its shareholders), shall not be affected by the withdrawal or modification of the Recommendations.

          (ii) NO SOLICITATION. None of the parties and their respective Subsidiaries shall, and none of the parties and their respective Subsidiaries shall authorize or permit any of its officers, directors, employees or Affiliates or any financial advisor, attorney, accountant or other representative retained by it to, solicit, initiate or encourage (including, without limitation, by way of furnishing information), any inquiry or the making of any proposal to the Company or Interwest (each being referred to in this Section 5.1(b)(2) as a "SUBJECT COMPANY") or their respective Affiliates from any person (other than (x) the other party or any Affiliate of, or any person acting in concert with or representing such other party and (y) the persons previously identified by the covenanting party to the other party), which proposal constitutes, or may reasonably be expected to lead to, in each case whether in one transaction or in a series of transactions,
          (i) an acquisition from the Subject Company or its shareholders of any Equity Securities of any of the Subject Company and its Subsidiaries (other than the Transactions), (ii) any acquisition of a substantial amount of assets of any of the Subject Company and its Subsidiaries,
          (iii) a merger or consolidation of any of the Subject Company and its Subsidiaries or (iv) any tender offer (including a self-tender offer) or exchange offer, recapitalization, liquidation, dissolution or similar transaction involving any of the Subject Company and its Subsidiaries (other than the Transactions) or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the conclusion of any of the Transactions or which would or could reasonably be expected to materially reduce the benefits of the Transactions to the other party (collectively, "BUSINESS COMBINATION TRANSACTIONS") or agree to or endorse any Business Combination Transaction; or

                    enter into or participate in any discussions or negotiations regarding any Business Combination Transaction, or furnish to any other person (other than the other party or any Affiliate of, or any person acting in concert with or representing, such other party) any information with respect to the business, properties, operations, prospects or conditions (financial or otherwise) of the Subject Company and its Subsidiaries or any Business Combination Transaction, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to seek or conclude any Business Combination Transaction;

     PROVIDED, HOWEVER, that the foregoing clauses (i) and (ii) of Section 5.1(b)(2)(A) and Section 5.1(b)(2)(B) shall not prohibit a party from (x) furnishing to a third party who has made a written proposal with respect to a Business Combination Proposal (a "TRANSACTION PROPOSAL") information pursuant to an appropriate confidentiality letter concerning the Subject Company and its Subsidiaries and the business, properties, operations, prospects or conditions (financial or otherwise) of the Subject Company and its Subsidiaries, (y) engaging in discussions or negotiations with such a third party who has made such a Transaction Proposal or (z) following receipt of a Transaction Proposal, taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act or changing the Recommendations, but in each case referred to in the foregoing clauses (x) through (z) only after the Board of Directors of the Subject Company concludes in good faith, based upon the written opinion of its counsel, that such action is necessary or appropriate in order for the Board of Directors of the Subject Company to act in a manner which is consistent with its fiduciary obligations under applicable law. If the Board of Directors of a party or a Subject Company receives a Transaction Proposal, then the party or the Subject Company, as the case may be, shall promptly inform the other party of the terms and conditions of such proposal and the identity of the person making the Transaction Proposal and shall keep the other party generally informed with reasonable promptness of any steps it is taking pursuant to the preceding sentence of this Section 5.1(b)(2) with respect to the Transaction Proposal. Each party has advised the directors of the related Subject Company with respect to the obligations of the party under this Section 5.1(b), and each of such directors has agreed to comply with such obligations.

               (c) NUMBER OF DIRECTORS. If the shareholders of the Company shall have approved the Transaction Documents and the Transactions, the Board of Directors of the Company shall amend the bylaws of the Company to increase the number of directors of the Company from five persons to eight persons, thereby creating three vacancies, and shall divide the Board of Directors into three classes, with one vacancy per class, and at the Second Closing shall cause the vacancy in each class to be filled by a person designated by Group to serve in such capacity until the next annual meeting of the shareholders of the Company.

               (d) RESERVATION OF COMPANY SHARES. The Company shall reserve from its authorized but unissued shares of Common Stock, for issuance pursuant to the terms of the Note and this Agreement, a number of shares equal to the number of Conversion Shares issuable upon conversion of the Note from time to time and, upon the approval of the Amendment by the shareholders of the Company, a number of shares equal to the Additional Shares.

               (e) LITIGATION. With regard to the three Litigation matters described in the letter dated May 28, 1996 from Interwest to the Company (the "Interwest Disclosure Letter"), (A) Group must approve any payments to the three plaintiffs in excess of $50,000 for all three plaintiffs in the aggregate and shall promptly reimburse Interwest for any such payments and (B) the defense of such matters after January 31, 1997 shall be conducted by Group and at Group's expense.

               (f) ROBERT L. SMITH EMPLOYMENT CONTRACT. With regard to the Employment Agreement between Interwest and Robert L. Smith ("SMITH"), Group shall assume 45/170 of the salary obligation to Smith under the Employment Agreement for the balance of the term of the Employment Agreement.

               (g) EXTENSION OF NOTE. If on December 31, 1996, the Company is pursuing a public offering of Company Common Stock approved by Group, then the maturity date of the Note shall be extended to March 31, 1997.

               (h) GROWTH SHARE PLAN. Group shall cause the termination of the Interwest Growth Share Plan and shall assume all amounts due thereunder.

          SECTION 5.2. AFFIRMATIVE COVENANTS. Each party covenants and agrees, with respect to itself and, in the case of Group, with respect to Interwest, to do the following until the conclusion of the Second Closing (the Company or Interwest, as the case may be, being referred to in this Section 5.2 as a "SUBJECT COMPANY"):

               (a) MAINTENANCE OF EXISTENCE. The covenanting party shall, and shall cause its Subsidiaries to, preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation in each jurisdiction in which both (1) qualification is required either (A) to own, lease, license or use its properties now owned, leased, licensed or used and proposed to be owned, leased, licensed or used or (B) to carry on its business as now conducted or proposed to be conducted and (2) the failure to be so qualified could materially and adversely affect either or both of (A) the business, properties, operations, prospects or condition (financial or otherwise) of the party and (B) the ability of the party to perform its obligations under any Transaction Document to which it is or may become a party.

               (b) COMPLIANCE WITH LAWS. The covenanting party shall, and shall cause its Subsidiaries to, comply in all respects with all Regulations of each Governmental Body and all decisions, rulings, orders and awards of each arbitrator applicable to it or its business, properties or operations in connection with the Transactions.

               (c) BEST EFFORTS. Upon the terms and subject to the conditions provided in the Transaction Documents, the covenanting party shall, and shall cause its Subsidiaries to, use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, and to assist and cooperate with the other party hereto in doing all things necessary, proper or advisable under applicable Regulations to ensure that the conditions set forth in Article III and to the conclusion of the Transactions are satisfied and to conclude and make effective, in the most expeditious manner practicable, the Transactions including, without limitation, using its best efforts to obtain all necessary Approvals.

               (d) NOTIFICATION. The covenanting party shall, and shall cause its Subsidiaries to, give prompt notice to the other parties to this Agreement or any other Transaction Document, as the case may be, of (1) the occurrence, or failure to occur, of any event that would be likely to cause any representation or warranty of the covenanting party contained in the Transaction Document to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Second Closing Date and (2) any failure of the covenanting party to perform or otherwise comply with, in any material respect, any covenant, condition or agreement to be performed or complied with by it under the Transaction Documents; which covenant of notification shall not limit the right of the other party under Article III to require as a condition precedent to the performance of its obligations under this Agreement the continuing accuracy and performance of the representations and warranties and covenants of the notifying party made in the Transaction Documents and to receive an unqualified certificate with respect to the same.

               (e) PUBLICITY AND REPORTS. Except as may be required by applicable laws, court process or by obligations pursuant to any listing agreement with a national securities exchange or on NASDAQ/Small Cap Market, the covenanting party shall, and shall cause its Subsidiaries to, consult with the other party before issuing any press release or making any public statement with respect to the Transactions.

               (f) CONFIDENTIALITY. The covenanting party shall, and shall cause its Subsidiaries to, keep confidential information disclosed by any of the other party, its Subsidiaries of its respective representatives to any of the covenanting party, its Subsidiaries or its representatives, whether before or after the date of this Agreement, in connection with the Transactions or the discussions and negotiations preceding the execution of the Transaction Documents, and use such information only as contemplated by the Transaction Documents, except in each case to the extent that (1) the information was known by the recipient when received or the information is or hereafter becomes lawfully obtainable from other sources, (2) disclosure to a Governmental Body having jurisdiction over the parties is necessary or appropriate, (3) disclosure may otherwise be required by applicable Regulations or (4) the duty as to confidentiality is waived in writing by the other party. If this Agreement is terminated, each party shall use reasonable efforts to return upon written request from the other party all documents (and reproductions of those documents) received by it or its representatives from the other party (and, in the case of reproductions, all reproductions made by the receiving party) that include information not within the exceptions contained in the preceding sentence, unless the recipients provide assurances reasonably satisfactory to the requesting party that the documents have been destroyed.

               (g) REPORTING REQUIREMENTS. The covenanting party shall, and shall cause its Subsidiaries to, furnish to the other party:

          (i) ADVERSE EVENTS. Promptly after the occurrence, or failure to occur, of any such event, information with respect to any event (A) which could have a Material Adverse Effect, (B) which, if known as of the date of this Agreement, would have been required to be disclosed to the other party or (C) which would be likely to cause any representation or warranty contained in any Transaction Document with respect to the covenanting party or such Subsidiary to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Second Closing Date;

          (ii) ACCESS TO INFORMATION. Afford to the other party, and to the officers, employees, financial advisors, attorneys, accountants and other representatives of the other party, reasonable access during normal business hours to all its properties, books, contracts commitments, personnel and records; furnish as promptly as practicable to the other party and its representatives such information with respect to the business, properties, operations, prospects or conditions (financial or otherwise) of the Subject Company and its Subsidiaries as they may from time to time reasonably request; and

          (iii) GENERAL INFORMATION. Such other information respecting the condition or operations, financial or otherwise, of any of the Subject Company and its Subsidiaries as the other party may from time to time reasonably request.

               (h) MAINTENANCE OF RECORDS. The Subject Company shall, and shall cause its Subsidiaries to, keep adequate records and books of account reflecting all its financial transactions, keep minute books containing accurate records of all meetings and accurately reflecting all corporate action of its shareholders and its Board of Directors (including committees) and keep stock books and ledgers correctly recording all transfers and issuances of all capital stock.

               (i) MAINTENANCE OF PROPERTIES. The Subject Company shall, and shall cause its Subsidiaries to, maintain, keep and preserve all its real property and personal property used or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

               (j) CONDUCT OF BUSINESS. Except as otherwise contemplated by the Transaction Documents, the Subject Company shall, and shall cause its Subsidiaries to, continue to engage in an efficient and economical manner solely in a business of the same general type as conducted by it on the date of this Agreement in the ordinary course, consistent with past practices; and use its best efforts to preserve the business of the Company and its Subsidiaries and to preserve the goodwill of customers, suppliers and others having business relations with the Company and its Subsidiaries.

               (k) MAINTENANCE OF INSURANCE. The Subject Company shall, and shall cause its Subsidiaries to, maintain insurance such that the representations and warranties stated in Section 4.20 shall at all times remain true.

               (l) PAYMENT OF TAXES. The Subject Company shall, and shall cause its Subsidiaries to, timely file all Tax Returns that are required to be filed by it and pay before they become delinquent all Taxes due pursuant to those Tax Returns or any assessment received by it or otherwise required to be paid, except Taxes being contested in good faith by appropriate proceedings and for which adequate reserves or other provisions are maintained, and except for the filing of such Tax Returns as to which the failure to file could not, individually or in the aggregate, have a Materially Adverse Effect.

          SECTION 5.3. NEGATIVE COVENANTS. Each party covenants and agrees, with respect to itself and, in the case of Group, with respect to Interwest, as follows, and shall not enter into any agreement or take any other action inconsistent with the following, in each case until the conclusion of the Second Closing (the Company or Interwest, as the case may be, being referred to in this Section 5.3 as a "SUBJECT COMPANY"):

               (a) CHARTER DOCUMENTS. The Subject Company shall not, and shall not permit any of its Subsidiaries to, amend its articles of incorporation or its bylaws.

               (b) CAPITALIZATION. The Subject Company shall not, and shall not permit any of its Subsidiaries to, issue any shares of capital stock or other Equity Securities other than Permitted Issuances.

               (c) MERGERS, ETC. Except as shall have been previously agreed in writing by the parties, which writing makes reference to this Agreement, the Subject Company shall not, and shall not permit any of its Subsidiaries to, merge or consolidate with any person, sell, lease, license or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired) to any person or acquire all or substantially all of the assets or the business of any person, in each case whether in one transaction or in a series of transactions, or to effect any other Business Consolidation Transaction, except that a Consolidated Subsidiary may merge into or transfer assets to the Subject Company or a Wholly-Owned Consolidated Subsidiary.

               (d) SETTLE LITIGATION. The Subject Company shall not, and shall not permit any of its Subsidiaries to, settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid (which are not payable or reimbursable under policies of insurance maintained by or on behalf of any of the Company and its Subsidiaries), individually in an amount in excess of $25,000 and in the aggregate in an amount in excess of $100,000, other than in consultation and cooperation with the other party, and, with respect to any such settlement, with the prior written consent of the other party.

               (e)  COMPANY COVENANTS.  The Company shall not:

          (i) subject to clause (z) of the proviso to Section 5.1(b)(2), withdraw or modify the Recommendations; and

          (ii) take any action which would cause the Common Stock to no longer be listed on NASDAQ/Small Cap Market or registered pursuant to Section 13 or 15(d) of the Exchange Act.

          SECTION 5.4.  ADDITIONAL AFFIRMATIVE COVENANTS.

               (a) FURTHER ASSURANCES. Promptly upon request by the other party, each party shall, and shall cause its Subsidiaries to, correct any defect or error that may be discovered in any Transaction Document or in the execution or acknowledgment of any Transaction Document and execute, acknowledge, deliver, file, re-file, register and re-register, any and all such further acts, certificates, assurances and other instruments as the requesting party may require from time to time in order (1) to carry out more effectively the purposes of each Transaction Document, (2) to enable the requesting party to exercise and enforce its rights and remedies and collect any payments and proceeds under each Transaction Document and (3) to better transfer, preserve, protect and confirm to the requesting party the rights granted or now or hereafter intended to be granted to the requesting party under each Transaction Document or under each other instrument executed in connection with any Transaction Document.

               (b) HART-SCOTT-RODINO. If the conversion of any principal amount of the

Note shall not be exempt from the Hart-Scott-Rodino Act, each party shall from time to time use its best efforts to comply with any applicable requirements under the Hart-Scott-Rodino Act relating to filing and furnishing information to the Department of Justice and the Federal Trade Commission, including, but not limited to, the following:

          (i) assisting in the preparation and filing of the "Antitrust Improvements Act Notification and Report Form for Certain Mergers and Acquisitions" and taking all other action required by 16 C.F.R.
     Parts 801-803 (or any successor form or Regulation);

          (ii) complying with any additional request for documents or information made by the Department of Justice or the Federal Trade Commission or by a court; and

          (iii) causing all affiliated persons of the "ultimate parent entity" of the party within the meaning of the Hart-Scott-Rodino Act to cooperate and assist in the filing and compliance.
Each party shall exchange information as may reasonably be requested by the other in connection with the matters referred to in this Section 5.4(b).

               (c) TAX MATTERS. Group shall include the income of Interwest (including any deferred income triggered into income by Reg. Section 1.1502-13 and Reg. Section 1.1502-14 and any excess loss accounts taken into income under Reg. Section 1.1502-19) on Group's consolidated federal income Tax Returns for all periods through the Second Closing Date and pay any federal income Taxes attributable to such income. Interwest shall furnish Tax information to Group for inclusion in Group's federal consolidated income Tax Return for the period which includes the Second Closing Date in accordance with Interwest's past custom and practice. Interwest's income shall be apportioned to the period up to and include the Second Closing Date and the period after the Second Closing Date by closing the books of Interwest as of the end of the Second Closing Date. The Company shall indemnify Group for any additional tax owed by Group (including tax owed by Group due to this indemnification payment) resulting from any transaction not in the ordinary course of business occurring on the Second Closing Date after the Company's purchase of the Interwest Common Stock.

               (d)  DESIGNATION OF DIRECTORS.   Group shall have the right to
designate not less than one person to be elected as a Class I director, Class II director and Class III director.

                                      ARTICLE VI

                                     TERMINATION

          SECTION 6.1.  TERMINATION.

               (a)  The obligations of the parties under Section 1.1(a) and
Article V with respect to the First Closing may be terminated at any time prior to the conclusion of the First Closing, and the obligations of the parties under Sections 1.1(b) and Article V with respect to the Second Closing may be terminated at any time prior to the conclusion of the Second Closing, in each case by:

          (i)       the mutual consent of the Company and Group;

          (ii) the Company, if (A) the conditions to be satisfied by Group set forth in Sections 3.1, 3.2 and 3.3 shall not have been met with respect to the First Closing by May 31, 1996 or with respect to the Second Closing by September 30, 1996 and (B) the Company shall have paid in full to Group all amounts then owed to Group pursuant to Section 6.2(c), if any;

          (iii) the Company, if a representation, warranty or covenant of Group set forth in a Transaction Document is breached or violated by Group in any material respect;

          (iv) Group, if the conditions to be satisfied by the Company set forth in Sections 3.1, 3.2 and 3.3 shall not have been met with respect to the First Closing by May 31, 1996 or with respect to the Second Closing by September 30, 1996;

          (v) Group, if a representation, warranty or covenant of the Company set forth in a Transaction Document is breached or violated by the Company in any material respect;

          (vi) Group, if the Company shall have modified or amended in any respect materially adverse to Group or withdrawn its approval of any of the Recommendations; PROVIDED, HOWEVER, that any communication of the Company that advises that the Company has received a Transaction Proposal or is engaging in an activity permitted by clauses (x) or (y) of the proviso to the first sentence of Section 5.1(b)(2) with respect to a Transaction Proposal and that takes no action or position with respect to the Transactions or any Transaction Proposal shall not be deemed to be a withdrawal, modification or amendment of the Recommendations or the Company's approval thereof; and, PROVIDED, FURTHER, that a "stop-look-and-listen" communication with respect to the Transactions of the nature contemplated in Rule 14d-9(e) under the Exchange Act made by the Company as a result of a Transaction Proposal (whether or not a tender offer), without more, shall not be deemed to be a modification or amendment of the Recommendations or the Company's approval thereof that is materially adverse to Group if, within ten business days after the date of such communication, the Company shall have reaffirmed its Recommendations;

          (vii) the Company, if there shall have occurred a Subsequent Event with respect to any of Interwest and its Subsidiaries and Group shall have paid in full to the Company all amounts then owed to the Company pursuant to Section 6.2; or

          (viii) Group, if there shall have occurred a Subsequent Event with respect to the Company and its Subsidiaries;

               (b) Any termination of the obligations of the parties shall be made by written agreement or by written notice from the terminating party to the other parties.

               (c)  The termination of the obligations of the parties under this
Section 6.1 shall not relieve any party of any liability for a breach of any warranty, covenant or agreement, or for any misrepresentation, under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any breach or misrepresentation.

          SECTION 6.2.  EXPENSES AND FEES.

               (a)  COLLECTION EXPENSES.   In addition to the other provisions
of this Section 6.2, the Company shall promptly, but in no event later than two business days following written notice thereof, together with related bills or receipts, reimburse Group for all reasonable out-of-pocket costs, fees and expenses, including, without limitation, the reasonable fees and disbursements of counsel and the expenses of litigation, incurred in connection with collecting Expenses and any other fees due under this Agreement or any of the other Transaction Documents as a result of any willful breach by the Company of its obligations under this Section 6.2.

               (b)  OTHER EXPENSES.  Except as otherwise provided in this
Section 6.2, whether or not the Transactions are concluded, all costs and expenses incurred in connection with the Transaction Documents and the Transactions shall be paid by the party incurring such expenses.
Notwithstanding the foregoing, the costs and expenses of preparing and distributing the Proxy Statement and obtaining and complying with the antitrust requirements of any Governmental Body shall be paid by the Company.

               (c) SUBSEQUENT EVENT FEE. If a Subsequent Event shall occur on or before the date that is 90 days after the date of this Agreement (and prior to the Second Closing Date), the responsible party shall pay to the other party $400,000 promptly following the public announcement of such Subsequent Event.


                                     ARTICLE VII

                                    MISCELLANEOUS

          SECTION 7.1. NOTICES. All notices, requests and other communications to any party or under any Transaction Document shall be in writing. Communications may be made by telecopy or similar writing. Each communication shall be given to the party at its address stated on the signature pages of this Agreement or at any other address as the party may specify for this purpose by notice to the other party. Each communication shall be effective (1) if given by telecopy, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the communication is deposited in the mails properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgment of delivery is received.

          SECTION 7.2.  NO WAIVERS; REMEDIES; SPECIFIC PERFORMANCE.

               (a) No failure or delay by any party in exercising any right, power or privilege under any Transaction Document shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Transaction Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

               (b) In view of the uniqueness of the Transactions and the business, properties, operations, prospects and condition (financial and otherwise) of the Company, Interwest and their respective Subsidiaries, neither party would have an adequate remedy at law for money damages in the event that any of the Transaction Documents is not performed in accordance with its terms, and therefore each party agrees that the other party shall be entitled to specific enforcement of the terms of each Transaction Document in addition to any other remedy to which it may be entitled, at law or in equity.


          SECTION 7.3. AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of any Transaction Document, and no consent to any departure by a party to a Transaction Document from any provision of the Transaction Document, shall be effective unless it shall be in writing and signed and delivered by the other parties to the Transaction Document, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

          SECTION 7.4.  SUCCESSORS AND ASSIGNS.

               (a) Each party may assign to a Wholly-Owned Subsidiary thereof its rights and delegate its obligations under this Agreement before a Closing; such assignee shall accept those rights and assume those obligations for the benefit of the other party in writing in form reasonably satisfactory to the other party. Thereafter, without any further action by any person, all references in this Agreement to the "Company" or "Group", as the case may be, and all comparable references, shall be deemed to be references to the transferee, but such assignor shall not be released from any obligation or liability under this Agreement.

               (b) Except as provided in Section 8.4(a), no party to this Agreement may assign its rights under the Transaction Document. Any delegation in contravention of this Section shall be void AB INITIO and shall not relieve the delegating party of any obligation under this Agreement.

               (c) The provisions of each Transaction Document shall be binding upon and inure to the benefit of the parties to the Transaction Document and their respective successors and permitted assigns.

          SECTION 7.5. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified, all accounting terms shall be interpreted, all accounting determinations shall be made, all records and books of account shall be kept and all financial statements required to be prepared or delivered shall be prepared in accordance GAAP, applied on a basis consistent (except for changes approved by the Company's independent public accountants) with the latest audited financial statements referred to in Section 4.5.

          SECTION 7.6. GOVERNING LAW. Each Transaction Document shall be governed by and construed in accordance with the internal laws of the State of Colorado. All rights and obligations of the Company and Group shall be in addition to and not in limitation of those provided by applicable law.

          SECTION 7.7. COUNTERPARTS; EFFECTIVENESS. Each Transaction Document may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were on the same instrument.

          SECTION 7.8. SEVERABILITY OF PROVISIONS. Any provision of any Transaction Document that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of the Transaction Document or affecting the validity or enforceability of the provision in any other jurisdiction.

          SECTION 7.9. HEADINGS AND REFERENCES. Article and section headings in any Transaction Document are included in the Transaction Document for the convenience of reference only and do not constitute a part of the Transaction Document for any other purpose. References to parties and articles and sections in any Transaction Document are references to the parties to or the articles and sections of the Transaction Document, as the case may be, unless the context shall require otherwise.

          SECTION 7.10. ENTIRE AGREEMENT. Except as otherwise specifically provided in this Section, the Transaction Documents embody the entire agreement and understanding of the respective parties and supersede all prior agreements or understandings with respect to the subject matters of those documents. All references to this Agreement herein and in all opinions, certificates and other documents delivered pursuant to or otherwise delivered in connection with this Agreement shall be deemed to refer to this Agreement as amended by the Letter Agreement.

          SECTION 7.11. SURVIVAL. Except as otherwise specifically provided in any Transaction Document, and notwithstanding any investigation or notice to the contrary or any waiver by any other party of a related condition precedent to the performance by the other party of an obligation under the Transaction Document, (1) each representation and warranty of each party to the Transaction Document contained in or made pursuant to the Transaction Document shall survive each Closing and remain in full force and effect until the date that is the first anniversary of the Second Closing Date or, if the Second Closing Date shall then not have occurred, the date that is the first anniversary of the First Closing Date and (2) the other party may assert or commence an Action against the party with respect to the breach of any such representation or warranty of the party on or before such date and may maintain any such Action thereafter. Each covenant or agreement of a party to a Transaction Document required to be performed on or after a Closing shall remain in full force and effect thereafter in accordance with its terms.

          SECTION 7.12. NON-EXCLUSIVE JURISDICTION. Each party (1) agrees that any Action with respect to any Transaction Document may be brought in the courts of the State of Colorado or of the United States of America for the District of Colorado, (2) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts and (3) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which it may now or hereafter have to the bringing of any Action in those jurisdictions; PROVIDED, HOWEVER, that any party may assert in an Action in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such Action, may thereafter not be asserted by such party in an original Action in the courts referred to in clause (1) above.

          SECTION 7.13. WAIVER OF JURY TRIAL. Each party waives any right to a trial by jury in any Action to enforce or defend any right under any Transaction Document or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection with any Transaction Document and agrees that any Action shall be tried before a court and not before a jury.


          SECTION 7.14. AFFILIATE. Nothing contained in the Transaction Documents shall constitute Group an "affiliate" of any of the Company and its Subsidiaries within the meaning of Rule 13e-3 under the Exchange Act.

          SECTION 7.15. NON-RECOURSE. No recourse under any of the Transaction Documents shall be had against any "controlling person" (within the meaning of Section 20 of the Exchange Act) of any party or the shareholders, directors, officers, employees, agents and Affiliates of the party or such controlling persons, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any Regulation, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by such controlling person, shareholder, director, officer, employee, agent or Affiliate, as such, for any obligations of the party under this Agreement or any other Transaction Document or for any claim based on, in respect of or by reason of such obligations or their creation.

                             ___________________________

          IN WITNESS WHEREOF, the parties have executed and delivered this Amended and Restated Acquisition Agreement as of the date first written above in Denver, Colorado.


                              INTERNET COMMUNICATIONS CORPORATION


                                   By: /s/
                                       -------------------------
                                         Name:
                                         Title:

                                   Address:  7100 East Belleview Avenue
                                        Suite 201
                                        Greenwood Village,
                                        Colorado 80111
                                        Telecopy:  (303) 770-0588
                                        -------------------------

                              INTERNET ACQUISITION ONE, INC.


                                   By: /s/
                                       ------------------------
                                         Name:
                                         Title:

                                   Address:  7100 East Belleview Avenue
                                        Suite 201
                                        Greenwood Village,
                                        Colorado 80111
                                        Telecopy: (303) 770-0588

                              INTERWEST GROUP, INC.


                                   By:  /s/
                                        --------------------------
                                         Name:
                                         Title:

                                   Address:  12201 East Arapahoe Road
                                             Suite C10
                                             Englewood, Colorado

                                        80112
                                        Telecopy: (303) 792-0227

                                   DEFINITION ANNEX


          "ACTION" against a person means an action, suit, investigation, complaint or other proceeding pending against or affecting the person or its property, whether civil or criminal, in law or equity or before any arbitrator or Governmental Body.

          "ADDITIONAL SHARES" has the meaning stated in Section 1.1(b)(1) of this Agreement.

          "AFFILIATE" of a person means any other person (1) that directly or indirectly controls, is controlled by or is under common control with, the person or any of its Subsidiaries, (2) that directly or indirectly beneficially owns or holds 5.0% or more of any class of voting stock of the person or any of its Subsidiaries or (3) 5.0% or more of the voting stock of which is directly or indirectly beneficially owned or held by the person or any of its Subsidiaries. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

          "AMENDMENT" means the amendment to the articles of incorporation of the Company substantially in the form of EXHIBIT C attached hereto.

          "APPROVAL" means an authorization, consent, approval or waiver of, clearance by, notice to or registration or filing with, or any other similar action by or with respect to a Governmental Body or any other person and the expiration or termination of all prescribed waiting, review or appeal periods with respect to any of the foregoing.

          "BENEFICIAL OWNERSHIP" has the meaning assigned to that term in
Section 13(d) of the Exchange Act.

          "BEST EFFORTS" means the use of all reasonable efforts, including, without limitation, the expenditure of amounts reasonably related to the objective sought to be achieved, with respect to matters and actions over which the person has or could reasonably be expected to exert any control or influence.

          "BUSINESS COMBINATION TRANSACTION" has the meaning stated in Section 5.1(b)(2)(A) of this Agreement.

          "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Colorado or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

          "CAPITALIZED LEASE" means any lease that is or should be capitalized and appear on the balance sheet of the lessee.

          "CLOSING DATE" means the First Closing Date or the Second Closing Date, as the context may require.

          "CLOSINGS" has the meaning stated in Section 2.3 of this Agreement.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMPANY" means Internet Communications Corporation, a Colorado corporation, and its successors.

          "COMPANY COMMON STOCK" has the meaning stated in Section 1.1 of this Agreement.

          "COMPANY SHARES" means, collectively, the Conversion Shares and the Additional Shares.

          "CONSOLIDATED" means, as applied to any financial or accounting term, the term determined on a consolidated basis for a person and its Subsidiaries, excluding intercompany items and minority interests.

          "CONSOLIDATED SUBSIDIARY" of a person at any date means any Subsidiary of the person or other entity the accounts of which would be consolidated with those of the person in its consolidated financial statements as of that date.

          "CONVERSION SHARES" has the meaning stated in Section 1.1(a)(1) of this Agreement.

          "DEBT" of a person at any date means, without duplication, the sum of
(1) all obligations of the person (A) for borrowed money, (B) evidenced by bonds, debentures, notes or other similar instruments, (C) to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (D) as lessee under Capitalized Leases, (E) under letters of credit issued for the account of the person and (F) arising under acceptance facilities, plus (2) all Debt of others Guaranteed by the person, plus (3) all Debt of others secured by a Lien on any asset of the person and whether or not such Debt is assumed by the person.

          "DOLLARS" AND "$" refer to United States dollars and other lawful currency of the United States of America from time to time in effect.

          "EQUITY SECURITIES" of a person means the capital stock of the person and all other securities convertible into or exchangeable or exercisable for any shares of its capital stock, all rights to subscribe for or to purchase, all options for the purchase of, and all calls, commitments or claims of any character relating to, any shares of its capital stock and any securities convertible into or exchangeable or exercisable for any of the foregoing.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the related rules and regulations thereunder.

          "FIRST CLOSING" has the meaning stated in Section 2.1 of this Agreement.

          "FIRST CLOSING DATE" has the meaning stated in Section 2.1 of this Agreement.

          "FIRST CLOSING TRANSACTIONS" has the meaning stated in Section 2.1 of this Agreement.

          "GAAP" means generally accepted accounting principles as in effect in the United States of America from time to time.

          "GOVERNMENTAL BODY" means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state, county or local, domestic or foreign.

          "GROUP" means Interwest Communications C.S. Corporation, a Colorado corporation, and its successors.

          "GUARANTEE" by any person means any obligation, contingent or otherwise, of the person directly or indirectly guaranteeing any Debt of any other person or in any manner providing for the payment of any Debt of any other person or the investment of funds in any other person or otherwise protecting the holder of the Debt against loss (whether by agreement to indemnify, to lease assets as lessor or lessee, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), but the term "GUARANTEE" does not include endorsements for collection or deposit in the ordinary course of business. The term "GUARANTEE" used as a verb has a correlative meaning.

          "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and related rules, regulations and published interpretations thereunder.

          "HOLDER" means Group, and its successors, as payee under the Note.

          "INTERWEST" has the meaning stated in Section 1.1(b)(2).

          "INTERWEST COMMON STOCK" has the meaning stated in Section 1.1(b)(2) of this Agreement.

          "KNOWLEDGE" with respect to a representation or warranty of a party contained in any

Transaction Document means, after due inquiry by the representing party of each of the following persons, the actual knowledge of any of the officers or other employees of the representing party having managerial responsibility for the portion of the operations, assets or liabilities of the representing party and its Subsidiaries with respect to which such knowledge of the person is being represented.

          "LIEN" means any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, charge, deposit arrangement, preference, priority, security interest or encumbrance of any kind (including, but not limited to, any conditional sale agreement or other title retention agreement, any Capitalized Lease or financing lease having substantially the same economic effect as the foregoing and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

          "MATERIAL ADVERSE EFFECT" means, with respect to a circumstance or event subject to a representation, warranty, covenant or other agreement of a person or any of its Subsidiaries in any Transaction Document that includes a reference therein to the possible occurrence of a Material Adverse Effect, whether considered individually or together in the aggregate with all other circumstances or events that are the subject of the same representation, warranty, covenant or other agreement, a material adverse effect on the business, properties, operations, prospects, condition (financial or otherwise) or capitalization of the person and its Subsidiaries, taken as a whole, or the ability of the person to perform its obligations under any Transaction Document to which it is or may become a party.

          "MATERIAL CONTRACT" means an agreement referred to in Section 4.15.

          "NASDAQ/SMALL CAP MARKET" has the meaning stated in Section 5.1(a)(1)(D) of this Agreement.

          "NOTE" has the meaning stated in Section 1.1(a)(1).

          "NOTE CONVERSION PRICE" has the meaning stated in Section 1.1(a)(1) of this Agreement.

          "NPL" has the meaning stated in Section 4.23(b)(3) of this Agreement.

          "OUTSTANDING OPTIONS" has the meaning stated in Section 4.14(a)(2) of this Agreement.

          "PERMITTED ISSUANCES" has the meaning stated in Section 1.1(b)(1) of this Agreement.

          "PERMITTED LIENS" with respect to a person means, collectively, Liens the existence of which, without regard to the giving of notice, the passage of time or the existence or occurrence of any other condition, do not permit the holder of any Debt of the person of any of its Subsidiaries in an amount greater than $10,000 individually or $25,000 in the aggregate to cause such Debt to become due and payable or to seek to enforce or realize upon the rights of the holder in or with respect to property or assets of such person or such Subsidiary, as the case may be, that secure such Debt.

          "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a Governmental Body.

          "PROPERTY" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "PROPRIETARY RIGHTS" means all copyrights, uncopyrighted works, trademarks, trademark rights, service marks, trade names, trade name rights, patents, patent rights, unpatented inventions, licenses, permits, trade secrets, know-how, inventions, computer software, seismic data and intellectual property rights and other proprietary rights together with applications and licenses for, and the goodwill of the business relating to, any of the foregoing.

          "PROXY STATEMENT" has the meaning stated in Section 5.1(b)(1) of this Agreement.

          "RECOMMENDATIONS" has the meaning set forth in Section 4.19 of this Agreement.

          "RECORD DATE" means the date determined by the Board of Directors of the Company with respect to which holders of Common Stock at such date will be entitled to vote with respect to Transaction Documents and the Transactions at the Shareholders Meeting.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement between the Company and Group to be dated as of the First Closing Date, substantially in the form attached hereto as EXHIBIT B.

          "REGULATION" means (1) any applicable law, rule, regulation, judgment, decree, ruling, order, award, injunction, recommendation or other official action of any Governmental Body and (2) any official change in the interpretation or administration of any of the foregoing by the Governmental Body or by any other Governmental Body or other person responsible for the interpretation or administration of any of the foregoing.

          "SEC DOCUMENTS" has the meaning stated in Section 4.19(d) of this Agreement.

          "SEC FINANCIAL STATEMENTS" has the meaning set forth in Section 4.19(d) of this Agreement.

          "SECOND CLOSING" has the meaning stated in Section 2.2 of this Agreement.

          "SECOND CLOSING DATE" has the meaning stated in Section 2.2 of this Agreement.

          "SECOND CLOSING TRANSACTIONS" has the meaning stated in Section 2.2 of this Agreement.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the related rules and regulations thereunder.

          "SHAREHOLDERS MEETING" has the meaning stated in Section 5.1(b)(1) of this Agreement.
          "SMITH" means Robert L. Smith, an officer and director of Interwest.

          "STATE" means the State of Colorado.

          "SUBSEQUENT EVENT" means, with respect to a party (the "AFFECTED PARTY"), any of the following, in each case whether or not any shall have exercised and delivered, or exercised any rights or performed any obligations under, any of the Transaction Documents:

               (1) the affected party or any of its Subsidiaries, without having received the prior written consent of the other party, shall have entered into an agreement with respect to a Business Combination Transaction, or the Board of Directors of the affected party shall have recommended that the shareholders of the affected party approve or accept any Business Combination Transaction;

               (2) the affected party or any of its Subsidiaries, without having received the prior written consent of the other party, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, an agreement with respect to a Business Combination Transaction, or the Board of Directors of the affected party shall have publicly withdrawn or modified, or publicly announced its intent to withdraw or modify, the Recommendations;

               (3) any person other than the other party or any Affiliate of the other party shall have acquired beneficial ownership or the right to acquire beneficial ownership of 30% or more of the outstanding shares of common stock of the affected party then issued and outstanding; or

               (4) any person shall have proposed a Business Combination Transaction (A) that the Board of Directors of the affected party determines in its good faith judgment is more favorable to the affected party's shareholders than the Transactions and (B) as a result of which the Board of Directors of the affected party concludes in good faith that termination of the Transaction Documents is necessary or appropriate in order for the Board of Directors of the affected party to act in a manner which is consistent with its fiduciary obligations under applicable law.

          "SUBSIDIARY" of a person means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect not less than 50% of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by the person or
(ii) a partnership in which the person or a Subsidiary of the person is, at the date of determination, a general or limited partner of such partnership, but only if the person or its Subsidiary is entitled to receive more than fifty percent of the assets of such partnership upon its dissolution.

          "TAXES" means all taxes, charges, fees, levies, duties, imposts, withholdings, restrictions, fines, interest, penalties, additions to tax or other assessments or charges, including, but not limited to, income, excise, property, withholding, sales, use, gross receipts, value added and franchise taxes, license recording, documentation and registration fees and custom duties imposed by any Governmental Body.

          "TAX RETURN" means a report, return or other information required to be filed by a person with or submitted to a Governmental Body with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes the person.

          "TERMINATION FEE" has the meaning stated in Section 6.2(d) of this Agreement.

          "TRANSACTION DOCUMENTS" means, collectively, means this Agreement, the Note, the Registration Rights Agreement, the Amendment and all other instruments and documents executed and delivered by any person in connection with the conclusion of one or more of the transactions contemplated thereby.


          "TRANSACTIONS" means, collectively, the transactions undertaken pursuant to or otherwise contemplated by, the Transaction Documents, including, without limitation, the First Closing Transactions and the Second Closing Transactions.

          "TRANSFER" means a sale, an assignment, a lease, a license, a grant, a transfer or other disposition of an asset or any interest of any nature in an asset. The term "TRANSFER" used as a verb has a correlative meaning.

          "WHOLLY-OWNED SUBSIDIARY" of a person means any Subsidiary all of the shares of capital stock or other ownership interests of which, except directors' qualifying shares, are at the time directly or indirectly owned by the person.

                         INTERNET COMMUNICATIONS CORPORATION
                            INDEX TO FINANCIAL STATEMENTS

                                      APPENDIX D


                                                                       PAGE NO.
                                                                       --------
1.  UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    a.  Introduction                                                    D-3

    b.  Pro Forma Combined Condensed Balance Sheet                      D-4

            - Internet Communications Corporation as of
              April 30, 1996

            - Interwest Communications C.S. Corporation as of
              March 31, 1996

    c.  Pro Forma Interim Combined Condensed Statement of Operations    D-5

            - Internet Communications Corporation for the Three
              Months Ended April 30, 1996

            - Interwest Communications C.S. Corporation for the
              Three Months Ended March 31, 1996

    d.  Pro Forma Fiscal Combined Condensed Statement of Operations     D-6

            - Internet Communications Corporation, as adjusted,
              for the Year Ended January 31, 1996

            - Interwest Communications C.S. Corporation for the
              Year Ended December 31, 1995 (Recasted)

    e.  Notes to Pro Forma Financial Information                        D-7

2.  INTERWEST COMMUNICATIONS C.S. CORPORATION AND SUBSIDIARIES
    (A WHOLLY-OWNED SUBSIDIARY OF INTERWEST GROUP, INC.)

    a.   Report of Independent Public Accountants                       D-8

    b.   Consolidated Balance Sheets as of March 31, 1996
         (Unaudited) and December 31, 1995                              D-9

    c.   Consolidated Statements of Operations for the Three
         Months Ended March 31, 1996 (Unaudited) and the Seven
         Months Ended December 31, 1995                                 D-11

    d.   Consolidated Statement of Stockholder's Equity for the
         Seven-Month Period Ended December 31, 1995 and the
         Three-Month Period Ended March 31, 1996 (Unaudited)            D-12

    e.   Consolidated Statements of Cash Flows for the Three
         Months Ended March 31, 1996 (Unaudited) and the Seven
         Months Ended December 31, 1995                                 D-13

    f.   Notes to the Consolidated Financial Statements                 D-15

3.  INTERWEST COMMUNICATIONS C.S. CORPORATION AND AFFILIATES

    a.   Independent Auditor's Report                                   D-25

    b.   Combined Statements of Income and Retained Earnings for
         the Two Months Ended May 31, 1995, the Three Months
         Ended March 31, 1995 (Unaudited), and for the Years
         Ended March 31, 1995 and 1994                                  D-26

    c.   Combined Statements of Cash Flows for the Two Months
         Ended May 31, 1995, the Three Months Ended March 31,
         1995 (Unaudited), and for the Years Ended March 31,
         1995 and 1994                                                  D-27

    d.   Notes to Combined Financial Statements                         D-28

                         INTERNET COMMUNICATIONS CORPORATION

          INTRODUCTION TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                     (UNAUDITED)


On May 29, 1996, Internet Communications Corporation (Internet or the Company) signed a merger agreement with Interwest Communications C.S. Corporation (Interwest) whereby Internet will issue 2,306,541 shares of common stock (49% of the common stock outstanding after the transaction) to acquire 100% of Interwest's outstanding common stock, subject to shareholder approval.
Interwest is a wholly owned subsidiary of Interwest Group, Inc. (Group), a holding company for several diverse enterprises. Group effectively acquired Interwest from its prior shareholder (an individual and his spouse) on June 1, 1995 in a monetary purchase transaction. In conjunction with Internet's acquisition of Interwest, Group has advanced Internet $900,000 in the form of a promissory note, which if not paid when due on December 31, 1996, is convertible into common stock at $3.00 per share.

The attached pro forma combined condensed balance sheet combines the balance sheets of Internet as of April 30, 1996 with Interwest as of March 31, 1996 (their respective quarter end), as if the merger had occurred on the balance sheet dates. This merger will be treated for financial accounting purposes as a purchase transaction.

The pro forma combined condensed statement of operations combines Internet's and Interwest's three-month interim and year-end operations as if the merger has occurred at the beginning of the period presented. Internet's fiscal year-end is January 31, 1996. Interwest, prior to the acquisition by Group, had a March 31 year-end, which changed to a calendar year-end as a result of the acquisition by Group. Therefore, Interwest's operations for the 12 months ended December 31, 1995, have been recasted to reflect a full fiscal year.

These statements are not necessarily indicative of future operations or the actual results that would have occurred had the transaction been consummated at the beginning of the period indicated. The pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto which for Interwest are accompanying pro forma information and for Internet are included in its Form 10-KSB and Form 10-QSB accompanying the Proxy document.

                         INTERNET COMMUNICATIONS CORPORATION
               INTERWEST COMMUNICATIONS C.S. CORPORATION AND AFFILIATES

                PRO FORMA COMBINED CONDENSED BALANCE SHEET (UNAUDITED)



                                           INTERNET          INTERWEST
                                           APRIL 30,         MARCH 31,
                                              1996              1996          ADJUSTMENTS          COMBINED
                                           -----------       -----------      -----------        ------------
                                                        ASSETS
                                                        ------
CURRENT ASSETS:
    Cash                                     $266,000                           $900,000  (a)     $1,908,000
                                                                                (100,000) (c)
    Receivables                             2,658,000         2,922,000                            5,580,000
    Inventory                               1,182,000         1,085,000                            2,267,000
    Other                                     377,000           238,000                              615,000
                                           -----------       -----------      -----------        ------------
                                            4,483,000         5,087,000          800,000  (a)     10,370,000

PROPERTY AND EQUIPMENT, net                 1,900,000           840,000                            2,740,000

OTHER ASSETS, net                              69,000         2,236,000          100,000  (c)      4,306,000
                                                                               1,800,000  (b)
                                           -----------       -----------      -----------        ------------

TOTAL ASSETS                               $6,452,000        $8,163,000       $2,700,000         $17,416,000
                                           -----------       -----------      -----------        ------------
                                           -----------       -----------      -----------        ------------



               LIABILITIES AND STOCKHOLDERS' EQUITY
               ------------------------------------

CURRENT LIABILITIES:
    Notes payable                          $1,100,000          $551,000            $-             $1,651,000
    Accounts payable                        1,656,000         1,293,000             -              2,949,000
    Unearned income                           672,000           996,000             -              1,668,000
    Payable to affiliate                         -              481,000          900,000  (a)      1,381,000
    Accrued expenses and other                304,000           620,000             -                924,000
                                           -----------       -----------      -----------        ------------
                                            3,732,000         3,941,000          900,000           8,573,000

LONG-TERM DEBT                                   -              230,000             -                230,000

OTHER                                            -              179,000             -                179,000

MINORITY INTEREST                                -              230,000             -                230,000
                                           -----------       -----------      -----------        ------------
                                                 -              639,000             -                639,000
EQUITY:
    Common stock                            5,202,000         3,726,000        1,758,000  (b)     10,686,000
    Accumulated deficit                    (2,447,000)         (143,000)        (143,000) (b)     (2,447,000)
    Other                                     (35,000)             -               -                 (35,000)
                                           -----------       -----------      -----------        ------------
                                            2,720,000         3,583,000        1,901,000           8,204,000
                                           -----------       -----------      -----------        ------------
TOTAL LIABILITIES AND EQUITY               $6,452,000        $8,163,000       $2,801,000         $17,416,000
                                           -----------       -----------      -----------        ------------
                                           -----------       -----------      -----------        ------------

SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.



                         INTERNET COMMUNICATIONS CORPORATION
               INTERWEST COMMUNICATIONS C.S. CORPORATION AND AFFILIATES

           PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)





                                              INTERNET         INTERWEST
                                            -------------    -------------
                                            FOR THE THREE    FOR THE THREE
                                            MONTHS ENDED     MONTHS ENDED
                                              APRIL 30,        MARCH 31,                  PRO FORMA
                                                                               -------------------------------
                                                1996             1996          ADJUSTMENTS          COMBINED
                                           -----------       -----------      -----------        ------------
NET REVENUES                             $  3,614,000      $  4,659,000       $     -            $  8,273,000
    Cost of sales                          (2,548,000)       (2,985,000)            -             (5,533,000)
                                           -----------       -----------      -----------        ------------

GROSS MARGIN                                 1,066000         1,674,000             -               2,740,000

OPERATING EXPENSES                           1,234000         1,745,000           15,000  (d)       2,994,000
                                           -----------       -----------      -----------        ------------

LOSS FROM OPERATIONS                         (168,000)          (71,000)         (15,000)           (254,000)
    Other expenses                            (29,000)           (9,000)            -                (38,000)
                                           -----------       -----------      -----------        ------------

LOSS BEFORE INCOME TAXES                     (197,000)          (80,000)         (15,000)           (292,000)
    Income tax (expense) benefit                                 18,000          (18,000) (e)           -
                                           -----------       -----------      -----------        ------------

NET LOSS                                 $   (197,000)     $    (62,000)      $  (33,000)        $  (292,000)
                                           -----------       -----------      -----------        ------------
                                           -----------       -----------      -----------        ------------

NET LOSS PER COMMON SHARE                $       (.08)     $         N/A                         $      (.06)
                                           -----------       -----------                         ------------
                                           -----------       -----------                         ------------

AVERAGE NUMBER OF
  SHARES OUTSTANDING                        2,397,000                N/A                            4,707,000
                                           -----------       -----------                         ------------
                                           -----------       -----------                         ------------



SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                          INTERNET COMMUNICATIONS CORPORATION
               INTERWEST COMMUNICATIONS C.S. CORPORATION AND AFFILIATES

           PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)


                                              INTERNET          INTERWEST
                                            FOR THE YEAR      FOR THE YEAR
                                                ENDED            ENDED
                                             JANUARY 31,      DECEMBER 31,                 PRO FORMA
                                                1996             1995          ADJUSTMENTS          COMBINED
                                                              (Recasted)
                                          ------------      ------------     ------------        ------------
NET REVENUES                              $18,526,000       $15,621,000            $-            $34,147,000
    Cost of sales                          13,502,000        11,673,000             -             25,175,000
                                          ------------      ------------     ------------        ------------

GROSS MARGIN                                5,024,000         3,948,000             -              8,972,000

OPERATING EXPENSES                          6,087,000         3,694,000           155,000 (d)      9,936,000
                                          ------------      ------------     ------------        ------------

INCOME (LOSS) FOR OPERATIONS               (1,063,000)          254,000         (155,000)           (964,000)
    Other expenses                            (43,000)          (24,000)            -                (67,000)
                                          ------------      ------------     ------------        ------------

INCOME (LOSS) BEFORE
  INCOME TAXES                             (1,106,000)          230,000         (155,000) (d)     (1,031,000)
    Income tax (expense) benefit              128,000          (127,000)         127,000  (e)        128,000
                                          ------------      ------------     ------------        ------------

NET INCOME (LOSS)                         $  (978,000)       $  103,000       $  (28,000)        $  (903,000)
                                          ------------      ------------     ------------        ------------
                                          ------------      ------------     ------------        ------------

NET LOSS PER COMMON
  SHARE                                      $  (0.41)            $  N/A                             $  (.19)
                                          ------------      ------------                         ------------
                                          ------------      ------------                         ------------

AVERAGE NUMBER OF SHARES
    OUTSTANDING                             2,397,000                N/A                           4,704,000
                                          ------------      ------------                         ------------
                                          ------------      ------------                         ------------



                SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                         INTERNET COMMUNICATIONS CORPORATION

                       NOTES TO PRO FORMA FINANCIAL INFORMATION


a. To reflect the note payable to Group of $900,000 from Internet made in conjunction with the merger. This advance is for future working capital and was not used to consummate the merger. Therefore, interest expense for prior periods is not adjusted as both Internet and Interwest had adequate lines-of-credit in prior periods.

b. To reflect the acquisition of Interwest by Internet, which is valued at approximately $5,480,000. As the cost basis of Interwest assets approximate the market value, an excess amount of purchase price over net assets acquired (goodwill) of approximately $2,001,000 will be recorded. This amount is in addition to approximately $1,400,000 of goodwill remaining on Interwest balance sheet from its prior acquisition in June 1995 by Group.

c.  To record estimated additional cost of the acquisition.

d. To reflect additional amortization of goodwill recorded in the transaction, which will be amortized over 20 years.

e.  To reduce income tax expense (benefit) based on combined pro forma losses.

                      INTERWEST COMMUNICATIONS C.S. CORPORATION
                                   AND SUBSIDIARIES

                          CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF DECEMBER 31, 1995
                         TOGETHER WITH REPORT OF INDEPENDENT
                                  PUBLIC ACCOUNTANTS

                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholder of Interwest Communications
         C.S. Corporation and Subsidiaries:


We have audited the accompanying consolidated balance sheet of INTERWEST COMMUNICATIONS C.S. CORPORATION AND SUBSIDIARIES (a Colorado corporation and wholly owned subsidiary of Interwest Group, Inc.) as of December 31, 1995, and the related consolidated statements of operations, stockholder's equity and cash flows for the seven-month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Interwest Communications C.S. Corporation and subsidiaries as of December 31, 1995, and the results of their operations and their cash flows for the seven-month period then ended in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP


Denver, Colorado,
    June 14, 1996.

              INTERWEST COMMUNICATIONS C.S. CORPORATION AND SUBSIDIARIES
                 (A wholly owned subsidiary of Interwest Group, Inc.)


                             CONSOLIDATED BALANCE SHEETS



                                                     March 31,    December 31,
                  ASSETS                               1996           1995
                  ------                         -------------  -------------
                                                   (Unaudited)

CURRENT ASSETS:
    Cash and cash equivalents                     $    842,000    $   143,000
    Accounts receivable-
         Unbilled                                    1,580,000      1,401,000
         Trade and other                             1,438,000      1,715,000
         Allowance                                     (96,000)       (82,000)
    Inventory                                        1,085,000      1,169,000
    Prepaid expenses                                   122,000         86,000
    Deferred tax assets                                 93,000         81,000
                                                 -------------  -------------
         Total current assets                        5,064,000      4,513,000
                                                 -------------  -------------
PROPERTY AND EQUIPMENT:
    Machinery, equipment and other                     609,000        555,000
    Furniture and fixtures                             353,000        336,000
    Vehicles                                           290,000        272,000
    Leasehold improvements                              84,000         82,000
                                                 -------------  -------------
                                                     1,336,000      1,245,000
    Less- Accumulated depreciation                    (496,000)      (436,000)
                                                 -------------  -------------
                                                       840,000        809,000
                                                 -------------  -------------
OTHER ASSETS:
    Goodwill, net                                    1,383,000      1,408,000
    Noncompete agreements, net                         501,000        531,000
    Other, net                                         352,000        344,000
                                                 -------------  -------------
                                                     2,236,000      2,283,000
                                                 -------------  -------------
                                                    $8,140,000     $7,605,000
                                                 -------------  -------------
                                                 -------------  -------------

                The accompanying notes to financial statements
                 are an integral part of these balance sheets.

              INTERWEST COMMUNICATIONS C.S. CORPORATION AND SUBSIDIARIES
                 (A wholly owned subsidiary of Interwest Group, Inc.)


                             CONSOLIDATED BALANCE SHEETS



                                                     March 31,    December 31,
     LIABILITIES AND STOCKHOLDER'S EQUITY              1996          1995
     ------------------------------------        -------------  -------------
                                                   (Unaudited)


CURRENT LIABILITIES:
    Accounts payable                                $1,293,000     $1,428,000
    Accounts payable--parent                           356,000        422,000
    Deferred revenue and deposits                      996,000        387,000
    Accrued salaries and wages                         101,000        186,000
    Other accrued liabilities                          519,000        297,000
    Income taxes payable                                24,000         31,000
    Revolving line of credit                           330,000        272,000
    Current maturities of long-term debt               221,000        182,000
                                                 -------------  -------------
         Total current liabilities                   3,840,000      3,205,000
                                                 -------------  -------------
LONG-TERM DEBT                                         230,000        293,000
                                                 -------------  -------------
DEFERRED REVENUE                                       135,000        101,000
                                                 -------------  -------------
NET DEFERRED TAX LIABILITIES                            44,000         44,000
                                                 -------------  -------------
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES         230,000        239,000
                                                 -------------  -------------
COMMITMENTS AND CONTINGENCIES (Notes 5 and 8)

STOCKHOLDER'S EQUITY:
    Common stock, no par value; 100,000 shares
      authorized, 40,000 shares issued and
      outstanding                                    3,635,000      3,635,000
    Common stock, nonvoting, no par value;
      10,000 shares authorized, 1,000 shares
      issued and outstanding                            91,000         91,000
    Retained deficit                                   (65,000)        (3,000)
                                                 -------------  -------------
         Total stockholder's equity                  3,661,000      3,723,000
                                                 -------------  -------------
                                                    $8,140,000     $7,605,000
                                                 -------------  -------------
                                                 -------------  -------------

                    The accompanying notes to financial statements
                     are an integral part of these balance sheets.


                                         D10

              INTERWEST COMMUNICATIONS C.S. CORPORATION AND SUBSIDIARIES
                 (A wholly owned subsidiary of Interwest Group, Inc.)


                        CONSOLIDATED STATEMENTS OF OPERATIONS




                                                  Three Months    Seven Months
                                                      Ended          Ended
                                                    March 31,     December 31,
                                                      1996            1995
                                                 -------------  -------------
                                                   (Unaudited)

REVENUE                                             $4,659,000    $10,284,000

DIRECT LABOR AND MATERIALS                           2,985,000      6,490,000
                                                 -------------  -------------
         Gross profit                                1,674,000      3,794,000

DEPRECIATION AND AMORTIZATION                          138,000        347,000

SELLING, GENERAL AND ADMINISTRATIVE                  1,607,000      3,343,000
                                                 -------------  -------------
         Income (loss) from operations                 (71,000)       104,000

INTEREST EXPENSE                                       (21,000)       (62,000)

INTEREST INCOME                                          3,000          3,000

MINORITY INTEREST                                        9,000         (3,000)
                                                 -------------  -------------
INCOME (LOSS) BEFORE INCOME TAXES                      (80,000)        42,000

INCOME TAX (EXPENSE) BENEFIT                            18,000        (45,000)
                                                 -------------  -------------
NET LOSS                                         $     (62,000) $      (3,000)
                                                 -------------  -------------
                                                 -------------  -------------

                      The accompanying notes to financial statements
                       are an integral part of these statements.

              INTERWEST COMMUNICATIONS C.S. CORPORATION AND SUBSIDIARIES
                 (A wholly owned subsidiary of Interwest Group, Inc.)


                   CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                FOR THE SEVEN-MONTH PERIOD ENDED DECEMBER 31, 1995 AND

               THE THREE-MONTH PERIOD ENDED MARCH 31, 1996 (UNAUDITED)




                                                      Nonvoting                                           Retained        Total
                                                     Common Stock                 Common Stock            Earnings     Stockholder's
                                                 Shares       Amount          Shares        Amount       (Deficit)        Equity
                                               -------      ---------       --------     ----------     ----------     ----------
BALANCES, May 31, 1995                            1000       $  -             40,000     $   12,000     $1,614,000     $1,626,000

  Fair value adjustments related to the
    acquisition of the Company by
    Interwest Group, Inc.:
       Retained earnings                         -             39,000          -          1,575,000     (1,614,000)        -
       Purchase accounting adjustments           -             52,000          -          2,048,000       -             2,100,000
                                               -------      ---------       --------     ----------     ----------     ----------
BALANCES, June 1, 1995                           1,000         91,000         40,000      3,635,000           -         3,726,000

  Net loss                                       -              -              -               -            (3,000)        (3,000)
                                               -------      ---------       --------     ----------     ----------     ----------
BALANCES, December 31, 1995                      1,000         91,000         40,000      3,635,000         (3,000)     3,723,000

  Net loss                                       -              -              -               -           (62,000)       (62,000)
                                               -------      ---------       --------     ----------     ----------     ----------
BALANCES, March 31, 1996 (unaudited)             1,000        $91,000         40,000     $3,635,000     $  (65,000)    $3,661,000


The accompanying notes to financial statements are an integral part of these statements.

              INTERWEST COMMUNICATIONS C.S. CORPORATION AND SUBSIDIARIES
                 (A wholly owned subsidiary of Interwest Group, Inc.)


                        CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                     Three Months   Seven Months
                                                         Ended          Ended
                                                       March 31,    December 31,
                                                          1996          1995
                                                     ----------    -------------
                                                      (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                           $  (62,000)   $   (3,000)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities-
       Depreciation and amortization                    138,000       347,000
       Gain on sale of assets and other                  (6,000)      (15,000)
       Deferred income tax benefit                      (12,000)      (27,000)
       Minority interest                                 (9,000)        3,000
       (Increase) decrease in accounts receivable,
          net                                           112,000    (1,115,000)
       Decrease in inventory                             84,000       148,000
       (Increase) decrease in prepaid expenses          (36,000)        6,000
       (Increase) decrease in other assets              (27,000)       78,000
       Increase in accounts payable and
          accrued liabilities                             2,000       161,000
       Increase (decrease) in deferred revenue and
          deposits                                      643,000      (121,000)
       Increase (decrease) in accounts payable--
          parent                                        (66,000)      422,000
       Increase (decrease) in income taxes payable       (7,000)       31,000
                                                     ----------    ----------
         Net cash provided by (used in) operating
           activities                                   754,000       (85,000)
                                                     ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                  (100,000)     (398,000)
  Proceeds from sale of property and equipment           11,000        33,000
                                                     ----------    ----------
         Net cash used in investing activities          (89,000)     (365,000)
                                                     ----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt                           20,000         6,000
  Repayments of long-term debt                          (44,000)     (219,000)
  Borrowings under revolving line of credit             955,000       868,000
  Repayments under revolving line of credit            (897,000)     (632,000)
                                                     ----------    ----------
         Net cash provided by financing activities       34,000        23,000
                                                     ----------    ----------


The accompanying notes to financial statements are an integral part of these statements.

              INTERWEST COMMUNICATIONS C.S. CORPORATION AND SUBSIDIARIES
                 (A wholly owned subsidiary of Interwest Group, Inc.)


                        CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                     Three Months   Seven Months
                                                         Ended          Ended
                                                       March 31,    December 31,
                                                          1996          1995
                                                    -----------   --------------
                                                      (Unaudited)

  NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                  $   699,000   $  (427,000)

CASH AND CASH EQUIVALENTS, beginning of period          143,000       570,000
                                                    -----------   -----------
CASH AND CASH EQUIVALENTS, end of period            $   842,000   $   143,000
                                                    -----------   -----------
                                                    -----------   -----------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
    Cash paid during the period for interest        $    23,000   $    58,000
                                                    -----------   -----------
                                                    -----------   -----------

    Cash paid during the period for income taxes    $     4,000   $   427,000
                                                    -----------   -----------
                                                    -----------   -----------


SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
  AND FINANCING ACTIVITIES:

     Effective June 1, 1995, Interwest Group, Inc. (formerly known as West
          Hazmat Companies, Inc.) acquired all of the outstanding common stock of Interwest Communications C.S. Corporation and its related entities (see Note 1). The cost of the purchase has been pushed down to the accompanying financial statements and as a result of purchase accounting adjustments there was a noncash increase in assets and stockholder's equity of $2,100,000.

     During the seven-month period ended December 31, 1995, the Company transferred approximately $100,000 from inventory to property and equipment.


                    The accompanying notes to financial statements
                      are an integral part of these statements.

              INTERWEST COMMUNICATIONS C.S. CORPORATION AND SUBSIDIARIES
                 (A wholly owned subsidiary of Interwest Group, Inc.)


                            NOTES TO FINANCIAL STATEMENTS

                   DECEMBER 31, 1995 AND MARCH 31, 1996 (UNAUDITED)


(1)  OPERATIONS AND ACQUISITION

     OPERATIONS

Interwest Communications C.S. Corporation ("Interwest C.S.") and subsidiaries (the "Company") are engaged primarily in the business of selling, leasing, installing, and maintaining telephone communication systems for various customers primarily in the state of Colorado.

     ACQUISITION

Effective June 1, 1995, Interwest Group, Inc. ("Interwest Group") (formerly known as West Hazmat Companies, Inc.), a wholly owned subsidiary of the Anschutz Company ("Anschutz"), purchased 100% of the common stock of the Company. The purchase price, including acquisition costs, was approximately $3,726,000 and consisted of cash of approximately $1,482,000 and a note payable issued to the seller of approximately $2,244,000 which is reflected as a liability of Interwest Group.

This acquisition was accounted for using the purchase method of accounting. Goodwill of approximately $1,470,000 and noncompete agreements of $600,000 were recorded in connection with the purchase and are being amortized on a straight-line basis over fifteen and five years, respectively.

Unaudited pro forma revenue and net income for the year ended December 31, 1995, prepared as if the Company was purchased by Interwest Group on January 1, 1995, are $15,790,000 and $37,000, respectively.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Interwest C.S.; its 58.2% subsidiary, Work Telcom Services, Inc.; its 97% subsidiary, Interwest Cable Network Systems, Inc.; its 51% subsidiary, Interwest Communications Pueblo Corporation; and its 50% subsidiary, Omega Business Communications Services, Inc. The minority interests of the above subsidiaries are owned by the respective managers of each company and two of the managers have the option to acquire a stated number of additional shares at a specified price, but the managers would still own less than 50% of their respective entity. All material intercompany transactions and amounts have been eliminated in consolidation.

     INTERIM FINANCIAL STATEMENTS

The consolidated financial statements of the Company as of March 31, 1996, presented herein have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments (consisting of only normal recurring accruals) which, in the opinion of management, are necessary to present fairly the financial position, results of operations and cash flows of the Company as of March 31, 1996, and for the period then ended.

     ACCOUNTING ESTIMATES

Preparation of financial statements in conformity with generally accepted accounting principles requires that management make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     REVENUE RECOGNITION

The Company utilizes the percentage-of-completion method under which revenues from long-term contracts are recognized by measuring the percentage of costs incurred to date to estimated total costs for each contract. Contract costs include direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. Operating costs are charged to expense as incurred. Provisions for estimated losses on incomplete contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

Following the acquisition by Interwest Group, the Company changed its method of accounting for long-term contracts from the completed contract method to the percentage of completion method. The percentage of completion method is considered preferable when an entity can reasonably estimate contract revenues and expenses and the extent of progress toward completion because a proportionate share of contract revenues and expenses are recognized during the period earned rather than at the completion of the contract. If the Company had continued to use the completed contract method, the net loss for the seven-month period ended December 31, 1995 and the three-month period ended March 31, 1996 would have been approximately $370,000 and $120,000, respectively.

     DEFERRED REVENUE AND DEPOSITS

The Company has entered into maintenance and extended warranty contracts with customers which require payment in advance. Revenue received in advance is deferred and recognized on a straight-line basis over the lives of the maintenance and extended warranty contracts which are one and five years, respectively.

Deposits represent advance payments received from customers which are required prior to the commencement of an installation project. At December 31, 1995 and March 31, 1996, the Company has received and deferred approximately $255,000 and $153,000, respectively, of unearned deposits from customers. In addition, deposits at March 31, 1996 include a payment from a subcontractor for a performance bond of $850,000 which was refunded subsequent to March 31, 1996 upon notification that the Company was not awarded a project they were proposing on.

     PROPERTY AND EQUIPMENT

Significant additions and improvements are capitalized at cost, while maintenance and repairs which do not improve or extend the life of the respective assets are charged to operations as incurred.

Depreciation and amortization is provided using the straight-line method over the estimated useful lives of the related assets as follows:

     Machinery, equipment and other     3-7 years
     Furniture and fixtures             3-5 years
     Vehicles                           3-5 years
     Leasehold improvements             5 years


     CASH AND CASH EQUIVALENTS

All highly liquid cash investments with original maturity dates of three months or less are classified as cash equivalents.


                                         D18

     INTANGIBLES

Goodwill is being amortized on a straight-line basis over a period of 15 years. Accumulated amortization at December 31, 1995 and March 31, 1996, is approximately $62,000 and $87,000, respectively.

The Company is amortizing noncompete agreements on a straight-line basis over the five year life of the agreements. At December 31, 1995 and March 31, 1996, the related accumulated amortization is approximately $69,000 and $99,000, respectively.

Other assets is comprised primarily of purchased customer lists which are being amortized on a straight-line basis over five years. At December 31, 1995 and March 31, 1996, the related accumulated amortization is approximately $56,000 and $74,000, respectively.

The amortization expense for the seven months ended December 31, 1995 and the three months ended March 31, 1996, for the above intangibles was approximately $173,000 and $74,000, respectively.

     INVENTORY

Inventory is stated at the lower of cost or market using the weighted average cost method and is comprised primarily of telephone systems and related parts.

     INCOME TAXES
Interwest C.S. and Interwest Cable Network Systems, Inc. are included in the consolidated federal income tax return of Anschutz and the other subsidiaries file their own federal income tax return. The income taxes of the Company are computed by applying the asset and liability method to the Company as if it were a separate taxpayer. The Company receives or makes cash payments to Anschutz based upon the benefits or liabilities it generates.

The current provision for income taxes represents actual or estimated amounts payable or refundable on tax returns filed or to be filed for each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of: (a) temporary differences between the tax basis of assets and liabilities and amounts reported in the consolidated balance sheets, and (b) operating loss and tax credit carryforwards. The overall change in deferred tax assets and liabilities for the period measures the deferred tax expense or benefit for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to tax expense in the period of enactment. The measurement of deferred tax assets may be reduced by a valuation allowance based on judgmental assessment of available evidence if deemed more likely than not that some or all of the deferred tax assets will not be realized.

(3)  DEBT

Long-term debt at March 31, 1996 and December 31, 1995 consists of the following:



                                                       March 31,    December 31,
                                                          1996          1995
                                                       --------      -----------
                                                      (Unaudited)
  Note payable, due in 48 monthly installments of
    $4,751 including interest at 9.25%, final
    payment due on May 1, 2000, unsecured              $144,000      $145,000

  Installment note for purchase of equipment,
    interest accrues at the bank's prime rate,
    plus 1.5% (10.00% at December 31, 1995), payable
    in 60 monthly payments of $4,167 plus interest,
    final payment due on January 1, 1998, secured by
    equipment with a carrying value of $59,000 at
    December 31, 1995                                    90,000       102,000

  Note payable, due in 36 monthly installments of
    $3,000, including interest at 6.66%, final
    payment due on November 1, 1997, unsecured           54,000        62,000

  Note payable, due in 36 monthly installments of
    $2,059, including interest at 8.00%, final
    payment due on June 1, 1998, unsecured               49,000        54,000

  Note payable to a bank, due in 36 monthly
    installments of $3,051, including interest at
    9.75% rate, final payment due on February 1, 1998,
    unsecured                                            53,000        61,000

  Notes payable, due in monthly installments from
    $216 to $854, including interest from 8.00% to
    14.06%, final payments due from August 12, 1996 to
    April 27, 1998, secured by vehicles with a
    carrying value of $52,000 at December 31, 1995       61,000        51,000
                                                       --------      --------
                                                        451,000       475,000
  Less current maturities of long-term debt            (221,000)     (182,000)
                                                       --------      --------
  Long-term debt                                       $230,000      $293,000
                                                       --------      --------
                                                       --------      --------

Annual maturities of long-term debt are as follows:

  Year ending December 31-
       1996                              $182,000
       1997                               174,000
       1998                                57,000
       1999                                44,000
       2000                                18,000
                                       ----------
                                         $475,000
                                       ----------
                                       ----------


The Company has outstanding borrowings of $272,000 and $330,000 under a $500,000 revolving line of credit with a bank at December 31, 1995 and March 31, 1996, respectively. Interest accrues at the bank's prime rate plus 1% (9.5% at December 31, 1995), and is payable monthly. All outstanding principal and accrued interest is due on July 11, 1996. The line of credit is secured by all funds in the bank's custody and the Company's accounts receivable and inventory balances.

In June 1996, the Company paid the outstanding balance and terminated this line of credit agreement.

In April 1996, the Company along with Interwest Group and affiliates entered into a $4.3 million revolving line of credit agreement and the Company is jointly and severally liable under the agreement. This agreement includes a provision that should the Company's ownership change by more than 49%, it will be considered an event of default.

Under the provisions of certain debt agreements, the Company is required to maintain compliance with certain financial covenants, among other restrictions, including a trading ratio which is based on the ratio of various fixed assets to accounts payable, accrued expenses and principal outstanding on the loan, and a maximum borrowings ratio based on accounts receivable and inventory.

(4) INCOME TAXES

Deferred income tax assets and liabilities at December 31, 1995, are as follows:

  Current:
    Allowance for doubtful accounts                        $   31,000
    Deferred revenue                                           50,000
                                                          -----------
       Current deferred tax asset                          $   81,000
                                                          -----------
                                                          -----------

  Noncurrent:
    Amortization of noncompetes                            $   18,000
    Deferred revenue                                           38,000
    Customer lists                                             38,000
    Accelerated depreciation for tax and other               (138,000)
                                                          -----------
       Noncurrent deferred tax liabilities, net            $  (44,000)
                                                          -----------
                                                          -----------


Components of the income tax expense are as follows:



                                                            Seven Months
                                                                Ended
                                                            December 31,
                                                                1995
                                                          ----------------

  Current expense                                            $ 72,000
  Deferred benefit                                            (27,000)
                                                           ----------
  Income tax expense                                         $ 45,000
                                                           ----------
                                                           ----------

The income tax expense for the seven month period ended December 31, 1995 is reconciled to the amount computed by applying the statutory federal tax rate to income as follows:

  Income tax expense per federal statutory rate               $15,000     35%
  State income taxes, net of federal deduction                  1,000      3%
  Goodwill amortization                                        22,000     52%
  Nondeductible meals and entertainment                         5,000     12%
  Other nondeductible expenses                                  2,000      5%
                                                              -------    ----
                                                              $45,000    107%
                                                              -------    ----
                                                              -------    ----

(5) COMMITMENTS

The Company has several operating leases for office space, vehicles and equipment, which expire at various times through 2001. In addition, the Company leases its Colorado Springs office and operations facility from a related party under an operating lease agreement which expires on May 31, 2000. Rent expense, related to the operating leases, for the seven months ended December 31, 1995 was $141,000. Aggregate minimum annual rentals under such leases are as follows:

  Year ending December 31-
    1996                                                  $   337,000
    1997                                                      300,000
    1998                                                      260,000
    1999                                                      235,000
    2000                                                      182,000
    Thereafter                                                 80,000
                                                         ------------
                                                           $1,394,000
                                                         ------------
                                                         ------------


(6) RETIREMENT AND BONUS PLANS

The Company has established a 401(k) retirement plan covering substantially all of their employees who have been employed with the Company for one year and who are at least 21 years of age. Each employee's contribution up to a maximum of 10% is matched 50% by the Company. The Company may also make additional cash contributions at the discretion of the Board of Directors. Employees are fully vested in employer contributions after they complete six years of service. Contributions of $38,000 were made for the seven months ended December 31, 1995.

The Company awards bonuses to certain management personnel which are based on various performance factors and are awarded at the discretion of the Company's management. Subsequent to March 31, 1996, the Company awarded and paid bonuses of approximately $35,000 which will be expensed over the remaining nine months of 1996.

(7) RELATED PARTY TRANSACTIONS

At December 31, 1995 and March 31, 1996, the Company owed approximately $422,000 and $356,000 to Interwest Group primarily for cash draws and for its share of insurance which is provided by Anschutz and allocated to the Company.

(8) CONTINGENCIES

The Company is a party to three employment related legal and or administrative proceedings which have arisen out of the ordinary course of business. Although the ultimate resolution of these matters is uncertain, management believes that the actions are without merit and that the outcome will not have a material adverse effect on the Company's financial position or results of operations. The Company has not recorded any liability amounts related to these matters.

(9) FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments include cash and cash equivalents, accounts receivable, accounts payable and other accrued liabilities. The carrying amounts for these financial instruments approximate fair value due to the short-term maturity of these instruments. Debt is also a financial instrument and based upon the difference in prevailing interest rates when the debt was issued and the prevailing interest rates at December 31, 1995, the carrying values approximate fair values.

                             INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholders of Interwest Communications C.S. Corporation
Colorado Springs, CO



We have audited the combined balance sheets (not separately included herein) of Interwest Communications C.S. Corporation and affiliates as of May 31, 1995, March 31, 1995 and 1994 and the accompanying related combined statements of income, retained earnings, and cash flows for the two months ended May 31, 1995 and the years ended March 31, 1995 and 1994. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined balance sheets referred to above present fairly, in all material respects, the combined financial position of Interwest Communications C.S. Corporation and affiliates as of May 31, 1995, March 31, 1995 and March 31, 1994 and the results of their operations and their cash flows for the two months ended May 31, 1995 and the years ended March 31, 1995 and March 31, 1994 in conformity with generally accepted accounting principles.



Hilderbrand & Associates, P.C.
Certified Public Accountants


Colorado Springs, Colorado
August 11, 1995

               INTERWEST COMMUNICATIONS C.S. CORPORATION AND AFFILIATES

                 COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS


                                        TWO MONTHS
                                           ENDED       FOR THE YEARS ENDED
                                          MAY 31,             MARCH 31,
                                           1995           1995        1994
                                       ----------    -----------  -----------
NET SALES                              $1,966,000    $12,075,000  $12,219,000
  Cost of Sales                         1,102,000      7,011,000    7,189,000
                                       ----------    -----------  -----------

GROSS PROFIT                              864,000      5,064,000    5,030,000

SELLING, GENERAL AND ADMINISTRATIVE       865,000      4,212,000    3,912,000
                                       ----------    -----------  -----------

INCOME FROM OPERATIONS                     (1,000)       852,000    1,118,000

  Other Income (Expense), net              29,000           -         (23,000)
                                       ----------    -----------  -----------

INCOME BEFORE INCOME TAXES AND
   MINORITY INTERESTS                      28,000        852,000    1,095,000

  Provision (Benefit) for Income
  Taxes
    Current                                17,000        344,000      379,000
    Deferred                               (9,000)       (30,000)       5,000
                                       ----------    -----------  -----------
                                            8,000        314,000      384,000
                                       ----------    -----------  -----------

INCOME BEFORE MINORITY INTERESTS           20,000        538,000      711,000

  Minority Interests in Income            (10,000)       (71,000)     (84,000)
                                       ----------    -----------  -----------

NET INCOME                                 10,000        467,000      627,000

RETAINED EARNINGS AT BEGINNING
 PERIOD                                 1,603,000      1,136,000      509,000
                                       ----------    -----------  -----------

RETAINED EARNINGS AT END OF PERIOD    $ 1,613,000    $ 1,603,000  $ 1,136,000
                                       ----------    -----------  -----------
                                       ----------    -----------  -----------

                SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

               INTERWEST COMMUNICATIONS C.S. CORPORATION AND AFFILIATES

                          COMBINED STATEMENTS OF CASH FLOWS


                                         TWO MONTHS
                                           ENDED         FOR THE YEARS ENDED
                                           MAY 31,             MARCH 31,
                                         ---------       ---------------------
                                            1995           1995        1994
                                        ----------      --------   -----------
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net income                            $  10,000       $467,000   $  627,000
    Adjustments to reconcile net
       income to net cash provided by
       operating activities:
         Minority interests in net
           income of consolidated
           subsidiary and combined
           affiliates                      10,000         71,000       84,000
       Depreciation and amortization       40,000        118,000      157,000
       Provision for bad debts              5,000         83,000       94,000
       Deferred tax expense
         (benefit)                         (9,000)       (31,000)       5,000
       (Increase) decrease in:
         Receivables                      100,000       (134,000)  (1,452,000)
         Inventories                     (524,000)      (194,000)      59,000
         Prepaid expenses                 (20,000)       (48,000)     (21,000)
         Deposits and other               (10,000)         1,000       (3,000)
       Increase (decrease) in:
         Accounts payable                 318,000        228,000       88,000
         Accrued liabilities              (89,000)         7,000      414,000
         Billings in excess of costs       (2,000)         2,000      (49,000)
         Deposits on uncompleted
           contracts                       45,000        211,000      (26,000)
         Deferred revenues                 29,000         22,000      (62,000)
         Warranty reserves                 18,000         69,000         -
                                        ---------       --------   ----------

NET CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES                      (79,000)       872,000      (85,000)

CASH FLOWS FROM INVESTING
  ACTIVITIES:

  Collection on installment sales           9,000         16,000       15,000
  Purchase of property and equipment      (36,000)      (157,000)     (49,000)
  Proceeds from sales of property
    and equipment                            -             9,000         -
  Loans to minority interest
    shareholder                              -               -        (37,000)
  Purchases of intangible assets          (42,000)       (30,000)        -
                                        ---------       --------   ----------

NET CASH USED IN INVESTING
  ACTIVITIES                              (69,000)      (162,000)     (71,000)

CASH FLOWS FROM FINANCING ACTIVITY:
  Proceeds from short term debt              -               -        480,000
  Payments on short term debt                -               -       (507,000)
  Proceeds from long term debt               -            91,000         -
  Payments on long term debt              (36,000)      (150,000)    (114,000)
                                        ---------       --------   ----------

NET CASH USED IN FINANCING
  ACTIVITIES                              (36,000)       (59,000)    (141,000)
                                        ---------       --------   ----------

NET INCREASE (DECREASE) IN CASH          (184,000)       651,000     (297,000)

CASH, at beginning of year                754,000        103,000      400,000
                                        ---------       --------   ----------

CASH, at end of year                     $570,000       $754,000     $103,000
                                        ---------       --------   ----------
                                        ---------       --------   ----------


                SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

               INTERWEST COMMUNICATIONS C.S. CORPORATION AND AFFILIATES

                        NOTES TO COMBINED FINANCIAL STATEMENTS



1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

     ORGANIZATION -Interwest Communications C.S. Corporation (Interwest C.S.), Work Telcom Services, Inc. (Work Telcom), Interwest Communications Pueblo Corporation (Interwest Pueblo), and Interwest Sound Communications, Inc. (Interwest Sound) are incorporated under the laws of the Sate of Colorado. The companies are affiliated through common ownership and management and are engaged primarily in the business of selling, leasing, installing, and maintaining telephone communication systems.

     PRINCIPLES OF COMBINATION - The combined financial statements include the consolidated accounts of Interwest C.S. and its 58.2% subsidiary, Work Telcom and the affiliated companies of Interwest Pueblo and Interwest Sound. The sole shareholder of Interwest C.S. owns 51% of the outstanding common stock of Interwest Pueblo and his spouse owns 75% of the outstanding common stock of Interwest Sound. The minority interests of Work Telcom, Interwest Pueblo, and Interwest Sound are owned by the respective manager of each company. All material intercompany transactions and balances have been eliminated.

     REVENUE RECOGNITION - Interwest C.S., Work Telcom, and Interwest Pueblo are on the completed contract method under which revenues and costs are recognized at the time a contract is completed, unless it becomes apparent that a contract will result in a loss, then such loss is provided for currently. Accordingly, inventory and labor costs are deferred along with related billings until such time as the contract is complete. Interwest C.S., Work Telcom, and Interwest Pueblo also have maintenance agreements with customers. Revenue received in advance is deferred and recognized over the terms of the maintenance agreements.

     Interwest Sound is on the percentage-of-completion method under which revenues from contracts are recognized by measuring the percentage of costs incurred to date to estimated total costs for each contract. That method is used because management considers total cost to be the best available measure of progress on the contracts. Contract costs include direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. Operating costs are charged to expense as incurred. Provisions for estimated losses on incomplete contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

     ALLOWANCE FOR DOUBTFUL ACCOUNTS - Bad debts are recognized by the establishment of an allowance for expected losses on receivables that may become uncollectible.

     PROPERTY AND EQUIPMENT - Depreciation for property and equipment owned by the companies is computed on a straight-line basis over the estimated life of the related asset, which range from three to ten years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

     INCOME TAXES - The Company accounts for income taxes under the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     RECLASSIFICATION - Certain reclassifications have been made to the combined financial statements to present them on a consistent basis between periods. Such reclassifications had no material effect on net income.


2.   CASH FLOW INFORMATION:
     Cash paid for interest and income taxes consisted of:


                                         TWO MONTHS
                                           ENDED         FOR THE YEARS ENDED
                                           MAY 31,             MARCH 31,
                                         ---------       ---------------------
                                            1995           1995        1994
                                        ---------       --------   ----------

         Interest                        $  2,000      $  24,000    $  31,000
                                        ---------       --------   ----------
                                        ---------       --------   ----------
         Income Taxes                      $  -       $  375,000    $  24,000
                                        ---------       --------   ----------
                                        ---------       --------   ----------

     Non-cash investing and financing activities consisted of:

          Two Months Ended May 31, 1995:

               Purchase of vehicles and equipment with financing through bank loans of $156,000.

               Purchase of inventory and customer lists through notes payable for $261,000.

          Year Ended March 31, 1995:

               Purchase of vehicles and equipment with financing through bank loans and capital lease arrangements of $66,000.

          Year Ended March 31, 1994:

               Purchase of customer list through note payable for $98,000.

          i.   INCOME TAX PROVISION:

     The provisions for incomes taxes for the years ended March 31, 1995 and 1994 approximate the expected statutory rate for Federal income taxes after considering the effects of the surtax exemption and state taxes. Also, in fiscal 1994, the Company realized a tax benefit of approximately $23,000 from the utilization of a net operation loss carrryforward.


4.   PROFIT SHARING PLAN :

     The Companies have established a profit-sharing plan covering substantially all of their employees. The plan is a defined contribution plan that qualifies under Internal Revenue Code Section 401(k). The companies will match an employee's contribution $.50 for every dollar contributed, and will also make additional contributions as cash flows permit. The employers' matching contribution expenses were as follows:



                                         TWO MONTHS
                                           ENDED         FOR THE YEARS ENDED
                                           MAY 31,             MARCH 31,
                                         ---------       ---------------------
                                            1995           1995        1994
                                         ---------       --------   ----------

       Interwest C.S. and Work           $  7,000      $  37,000    $  34,000
         Telcom
       Interwest Pueblo                     1,000          8,000        7,000
       Interwest Sound                      1,000          3,000        4,000
                                        ---------       --------   ----------

                                         $  9,000      $  48,000    $  45,000
                                        ---------       --------   ----------
                                        ---------       --------   ----------

     The Companies also made profit sharing contributions for the years ending March 31, 1995 and 1994 of $-0- and $75,000, respectively.


5.   LEASES:

     PROPERTY LEASED TO OTHERS - Interwest C.S. lease various equipment, to others, with various terms and renewal options. The operating method is used to report revenue from those leasing activities and the cost of those leased assets, less related accumulated depreciation is carried on the Company's balance sheet.

     PROPERTY LEASED FROM OTHERS - Interwest C.S. leases its corporate offices and operations facilities in Colorado Springs under operating leases expiring on March 31, 1996 from its sole shareholder. Interwest C.S. is responsible for all taxes, maintenance and insurance on the property. Rent expense for both years ending March 31, 1995 and 1995 was $48,000 each year and $8,000 for the two months ended May 31,

               INTERWEST COMMUNICATIONS C.S. CORPORATION AND AFFILIATES

                        NOTES TO COMBINED FINANCIAL STATEMENTS


1995. Interwest C.S. also leases its operations facility in Denver under an operating lease which expires September 30, 1995. Interwest Pueblo leases its operations facility in Pueblo under a three year operating lease expiring March 1, 1997.

     At March 31, 1995, future minimum lease payments by year were as follows:



                                                        CAPITAL       OPERATING
          YEAR ENDED MARCH 31,                          LEASES         LEASES
          --------------------                       ----------      ----------

               1996                                  $  15,000       $  74,000
               1997                                     14,000          10,000
                                                    ----------      ----------

          Total future minimum lease payments        $  29,000       $  84,000
                                                    ----------      ----------
                                                    ----------      ----------

6.   SUBSEQUENT EVENTS:

     On June 1, 1995, the sole shareholder of Interwest C.S. and 51% shareholder of Interwest Pueblo sold his common stock in those companies to Interwest Group, Inc. (formerly West Hazmat Companies, Inc.).

                       U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                     FORM  10-KSB

[X] Annual Report Pursuant to Section 13 OR 15(d) of the Securities Exchange
    Act of 1934 [Fee Required]

For Fiscal year ended      JANUARY 31, 1996
                     ------------------------------------------
                                          or
[ ] Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange
    Act of 1934 [No Fee Required]

For the transition period from      N/A         to         N/A
                              ------------------  -----------------
Commission file number                 0-19578
                      ---------------------------------------------

             INTERNET COMMUNICATIONS CORPORATION
    -------------------------------------------------------
     Exact name of registrant as specified in its charter)

         COLORADO                                   84-1095516
- ------------------------------           -------------------------------
State or other jurisdiction of           (I.R.S. Employer Identification
incorporation or organization             Number)

7100 E. Belleview Ave., Suite 201, Greenwood Village, Colorado 80111
- ------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code (303) 770-7600
                                                   --------------

Securities registered pursuant to Section 12(b) of the Act:  NONE

Securities registered pursuant to Section 12(g) of the Act:

                              COMMON STOCK, NO PAR VALUE
                                   (Title of Class)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing
requirements for the past 90 days.             [X] Yes     [ ] No

At April 22, 1996, 2,400,686 shares of Common Stock, no par value, were outstanding. The aggregate market value of the Common Stock held by non-affiliates of the Registrant on that date was approximately $6,184,528.

Total revenues for the fiscal year ended January 31, 1996 is $18,528,000
                                                             -----------

Documents incorporated by reference: May 3,1996 Proxy Statement (Part III)
                                     -------------------------------------
Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (S 229.405 of this chapter) is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB
or any amendment to this Form 10-KSB.                 [ X ]

Page 1 of  32  pages.           Exhibits are indexed on page 18.
          ----
(Complete Copy)

                                        PART I


Item 1.  DESCRIPTION OF BUSINESS

THE COMPANY

    Internet Communications Corporation ("Internet" or "the Company") is a multi-faceted telecommunications company providing a broad range of data communications equipment, services and carrier circuits to business and individual clients. These clients are engaged in the fields of retail, banking, education, insurance, libraries, health care and other business enterprises. To meet its purpose of being a single source supplier of all necessary products and services, the Company maintains three divisions. These divisions include the design and monitoring of communication networks; the resale, installation and maintenance of telecommunications equipment; and the lease and sale of dedicated, high speed fiber optic circuits.

    Network design services include the customized design and monitoring of a communications network which allows the high speed transmission of data, voice, fax and video within a defined geographical area. This division also provides the technical support necessary to effectively install and maintain the efficient operation of the network and its individualized component parts. As each customer is unique in their requirements for data transmission and requires the integration of a wide range of complex technologies, Internet seeks to create a telecommunications network which is unique to that customer and their industry.

    As an integral part of providing data communications services, Internet, by contractual agreement, resells, installs, maintains, and repairs data communications equipment manufactured by such companies as Tellabs Operations, Inc. ("Tellabs"), 3Com Corporation, Cisco, Wellfleet, Network Equipment Technologies (NET), Premisys, Motorola ICG (formerly Codex Corp.), Gandalf Technologies, Inc., Racal-Datacom, Inc., and Scitec. This division enables Internet to directly provide the customers with equipment which it feels is the most compatible to operate within their individually designed systems and most economical for their communications needs. These products consist of modems, multiplexers, network control and interchange devices, and frame relay and ISDN access devices.

Internet has non-exclusive agreements with long distance carriers such as WilTel, Inc., Sprint, QWEST, ICG, MCI and AT&T. Pursuant to the agreements with these companies, Internet resells and/or leases these fiber optic carrier circuits to its customers for the local and long distance transmission of voice, data, fax, and video communications. These circuits, also known as dedicated lines, provide the means by which data transmissions are carried throughout the United States and the various locations within a customer's communications network.

    In the past, Internet maintained a software development division which developed various software products related to its core business of communication networks. Sales of the Company's software products have not been significant during the past two years, nor are they expected to be in the future. As further discussed in Software Design and Development included elsewhere herein, the Company experienced a substantial write-down of software development costs in fiscal 1995. As a result, the Company intends to refocus its efforts towards its core business of selling and supporting telecommunications products. The Company currently does not have definitive commitments for software development, however, it may on a limited basis develop software if it can be done with reasonable assurance that such development can be done profitably. The Company will also continue to provide software maintenance and support for its customers, based on contract terms discussed later in this section.

    The Company's headquarters and principal offices are located at 7100 East Belleview Avenue, Suite 201, Greenwood Village, Colorado 80111. Its telephone number is (303) 770-7600.

INDUSTRY OVERVIEW AND MARKET NICHE

    Formerly, the telecommunications industry was a monopoly controlled by AT&T which required consumers to use a single provider for a wide range of communications needs for the transmission over phone lines of voice, data, fax, and video information. Such transmissions require the use of data circuits which are telephone lines engineered to allow data transmission and specialized communications equipment which are commonly referred to as modems, data service units, pads, switches, and multiplexers.

    In addition, AT&T provided all long distance telephone line service, dedicated data and voice circuits and local exchange service through a series of wholly-owned or majority-owned local monopolies. After years of anti-trust litigation with the Department of Justice, AT&T divested itself, in January 1984, of 22 Bell Operating Companies which now provide only local exchange service. AT&T was permitted to continue as a supplier of both intrastate and interstate long distance service and dedicated lines.

Recent legal and business decisions have introduced elements of significant change into the telecommunications industry. Major access providers (telephone service providers, cable providers, wireless providers, and others) have undertaken significant investment programs resulting in mergers and consolidations, new service offerings from traditional access providers, and in general confusion in the marketplace. While these firms may not be direct competitors, their actions do introduce an element of uncertainty and opportunity into the industry environment.

    The industry in which Internet competes is comprised primarily of single-source, one dimensional equipment suppliers and/or resellers. These companies typically resell data communications equipment to customers based on price discounts not matched by the manufacturer. Unlike the Company, they frequently do not provide the range of "value-added" services such as design, installation, maintenance, repair or related services such as network management or carrier circuits.

    Internet, being a multiple-source provider, is able to approach each customer's communications needs from a network design perspective. Internet begins by evaluating a customer's individual business information requirements, and then designs a comprehensive communications network that best meets those requirements. Internet thereafter recommends and supplies the necessary equipment, software and dedicated circuits that best perform within their overall network design.

PRINCIPAL DIVISIONS

    NETWORK MANAGEMENT SERVICES

    The design of a customer's communications network is provided as part of the sales proposal at no additional cost and it is this aspect of the Company's business that gives it the ability to provide a value-added service within the telecommunications industry. Because communications networks require the integration and installation of a wide range of complex technologies, the Company's customers which include commercial enterprises, government agencies, banks, educational institutions, insurance companies and others are increasingly turning to outside firms which have the expertise and experience to design and create a customized data communication network.

    To meet this demand, Internet offers network system analysis, network system design, and network management services. Network analysis involves providing customers with technical communications system consulting services. Network design involves providing a comprehensive, customized, communications system based on each customer's specific needs. Network management involves providing trained communications technicians who monitor and evaluate both the overall performance of a customer's entire network as well as each individual component of the system. Network management also assists in the future reconfiguration and the addition of new equipment to a network as well as tracking performance for long- term network growth. Internet's network management facilities operate 24 hours a day, seven days a week at the Company's office in the Denver metropolitan area. A trained communications technician is present at Internet's facilities at all times.

    COMMUNICATIONS EQUIPMENT:  DIRECT SALES

    Internet's management and engineers are constantly evaluating products, services, and newly available industry technology. In order to supply the best performing communications equipment to its customers, negotiations with potential suppliers are continually in process. Internet believes it is able to provide technologically advanced products at a cost below its competitors because it is a value-added reseller and has non-exclusive dealer agreements
with suppliers.   This enables the Company to offer products below the
manufacturer's list price by offering discounts and making up any lost margins by selling other services such as data circuits and equipment maintenance and installation.

    By offering a selection of equipment from a variety of sources Internet can provide customers with the best communications equipment to fit their particular needs and their specially designed communications network.

    The multiplexers, modems and switching devices manufactured by Internet's suppliers are utilized within a communications network to interface signal transmissions within the network; convert digital signals into analog and visa versa for transmission over dedicated circuits between two or more user locations, and allocate and breakdown various signals between user locations and within the overall network.

    Pursuant to Internet's agreements with its suppliers, Internet receives preferential pricing, credit and delivery terms by virtue of being a value-added integrator/reseller and maintaining certain inventory levels. Typically, the agreements are for a twelve month period and are automatically renewed annually unless an earlier termination occurs by either party on 30 to 60 days notice. The agreements are non-exclusive and allow Internet the right to sell the manufacturers' products throughout the United States.

    In February, 1994, the Company formed a joint venture with Inacom Corp., Omaha, Nebraska, for the purpose of opening an office in Minneapolis, Minnesota for direct sales of both companies' products and services. Late in 1994, the joint venture expanded its operations into Milwaukee, Wisconsin and Omaha, Nebraska. The joint venture proved to be an unprofitable undertaking for the Company. Effective June 1, 1995, the joint venture was dissolved, and the Company integrated the joint venture's remaining operation (the Minneapolis office) into Internet.

COMMUNICATIONS EQUIPMENT:  INDIRECT SALES
    Internet signed a one-year agreement in early 1992 with Tellabs which granted the Company master distribution rights to sell Tellabs 300 Series products to other distributors located in the Western United States. In January 1993, Tellabs and Internet entered into a subsequent agreement which replaced and expanded the 1992 agreement in the area of technological development. In the Product Development, Supply and License Agreement (the "Agreement"), Tellabs granted Internet primary responsibility for ongoing development of the 300 Series packet-switching products in exchange for near-exclusive domestic distribution rights for the reseller channel. Pursuant to the Agreement, all value-added resellers located in the United States purchasing the Tellabs 300 Series products must now order and purchase these products directly from Internet. Internet maintains sufficient quantities of inventory to deliver the product as it is ordered by these resellers. The Agreement is for a period of four years, expiring in late 1996. Under this agreement, the Company was to make a substantial financial commitment in the development and maintenance of software for Tellabs' products. As discussed under Software Design and Development, included elsewhere herein, the Company completed development in early 1995 of the software development, but realized in late 1994 that the market for the product had deteriorated substantially. This resulted in a substantial write-down of the software development by the Company in 1994 resulting in a significant fiscal 1995 loss. The Company retains the existing distribution rights and will provide software support and maintenance for the 300 Series products at a level requiring a significantly lower financial obligation to the Company.

    The Company added several new product lines into the Indirect Sales channel in fiscal 1995 and fiscal 1996. Those products are manufactured by such companies as Premisys, Cisco, Scitec, Gandalf and N E T.


COMMUNICATIONS EQUIPMENT:  INSTALLATION, MAINTENANCE AND REPAIR

    In addition to merely reselling communications equipment, Internet offers
its customers installation, maintenance, and repair services.   The Company's
field engineers perform all equipment installations whether on site in Colorado or elsewhere in the United States. Equipment maintenance is provided on site in Colorado and other locations throughout the United States by Internet technicians or by way of subcontracts with Codex, Tellabs, AT&T and other independent service companies. Internet also fulfills warranty requirements on products sold by the Company (which generally involve replacement of defective parts), as well as offering extended maintenance agreements during and after expiration of the manufacturer's original warranty.

DEDICATED LINE SERVICES

    Internet provides to its customers, at reduced rates, circuits for long distance data transmissions to and from cities throughout the United States. Internet purchases high speed T1-Fiber Optic circuits from major carriers such as WilTel which run to major cities and carry up to 24 data circuits per line. T1 circuits are an AT&T developed standard for digital transmission of voice, data and video at an extremely high speed rate of transmission. Internet presently has installed T1 circuits in Colorado Springs, Dallas, Chicago, Kansas City, Houston, Los Angeles, San Francisco, Las Vegas, Phoenix, Detroit, Washington D.C., Casper, Billings, Salt Lake City, Omaha, Oklahoma City, Eau Claire, Atlanta, Orlando, Charlotte, Seattle, Minneapolis, Helena, Cheyenne, New York City, Boise, Portland, and Albuquerque.

SOFTWARE DESIGN AND DEVELOPMENT

    As previously discussed, effective January 1993, the Company signed the Agreement with Tellabs, a manufacturer of data communications equipment, whereby the Company became a national distributor of the Tellabs 300 Series packet-switching products and has granted the Company a non-exclusive license for the use of its technology during the four-year term of the Agreement. The Company is obligated to provide technical development and enhancements of the manufacturer's products in the form of sustaining engineering. The Company is obligated to spend each year 12% of the total revenues from sales of the manufacturer's products for the prior year. Due to declining sales of this technology, this is not considered to be a significant continuing obligation.

    During the past two years the Company has met this commitment and capitalized significant costs related to software development. During the fourth quarter of fiscal 1995 the Company re-evaluated the net realizability of its capitalized software. At that time it was determined that due to technological changes in the market as well as delays in completing development, the projected market for its software product was substantially lower than previously anticipated. While the Company completed the software development subsequent to year-end, the related capitalized costs were in excess of the anticipated future profit from the sale of the product. In conjunction with the completion of the software, the Company has closed its software development office and written down certain specialized computer equipment to its estimated net realizable value. This has resulted in a write-off of $1,475,000 of cost in fiscal 1995, a substantial portion of which had previously been capitalized during that year.

    The Company may, as some future time, determine to develop new software products. However, such development efforts would expect to be on a limited basis.

SALES AND MARKETING

    Internet's sales and marketing functions are currently staffed by four (4) sales managers and seventeen (17) account executives. Internet's direct sales account executives initially contact potential customers from referrals from other customers or by direct mail or telephone. Follow-up meetings are then scheduled to evaluate and provide recommendations as to system design and equipment necessary to effectively operate within their network.

    Indirect sales representatives work directly with resellers located in a defined geographic region. Many of these resellers have been referred to Internet as a result of their past association with the product manufacturer. New resellers are solicited by the sales representatives in areas where the product is not currently available. Internet has indirect account executives located in Los Angeles and New Jersey.

RECENT DEVELOPMENTS

    In January, 1996, Internet established two new product groups - LAN (Local Area Network) and Internet Services. The LAN group was formed to address customer needs in local area network design, consulting, installation, and maintenance. The Internet Services group was formed to take advantage of customer requests for access and services related to the "internet". Both product offerings are considered to be complimentary offering which further leverage Internet's relationship with its customers.


CUSTOMERS

    No single customer accounted for more than 10% of sales in the fiscal year ended January 31, 1996.

SEASONALITY

    The sales of the Company are not seasonal to any significant extent. Sales may decrease or increase at various times throughout a year due to customers delaying purchases while waiting for new product announcements and increasing purchases subsequent to such announcements.

BACKLOG

    The Company receives orders and is awarded contracts for the sale and installation of network systems to be installed in the future. As of January 31, 1996, there were fifty-three (53) orders received from various customers which will account for approximately $315,000 in future sales. Substantially all of these orders are expected to be shipped and installed before April 30, 1996.

    In addition, the Company has on-going contracts with customers that range from one (1) to five (5) years for network management, maintenance service and data circuits which provides monthly recurring revenue to the Company. The total monthly revenue provided by these contracts was $673,000 per month as of January 31, 1996.

COMPETITION

    The Company competes with numerous dealers and distributors in the Rocky Mountain Region and the United States for the original sale of data communications products. The Company's management believes that these distributors and dealers do not pose serious competition to Internet's business because management knows of no other competitor providing comprehensive, value-added services such as network analysis, design, and management, as well as providing dedicated lines. However, it is possible that larger companies with more capital and technical personnel available to it will in the future come into direct competition with the Company. Also, the Company competes with the direct manufacturers' local sales representatives. However, these sales representatives typically focus on larger accounts and sell only products of the manufacturers they represent, prohibiting the flexibility and cost savings of combining products of numerous manufacturers.

    With respect to the sale and lease of dedicated lines, several major carriers presently represent the Company's greatest competition--including AT&T, MCI, and Sprint. Heavily regulated by the Federal Communications Commission ("FCC"), these companies derive most of their revenues through long distance dial tone services to businesses and residences. These companies also actively market dedicated data and voice circuits. In addition, WilTel, ACI, ITT, and WTCI, offer dedicated circuits in both the voice and data environments. These carriers typically offer their circuits at a price below AT&T, MCI, and Sprint, and closer to the Company's pricing, representing intense competition. However, management believes these carriers do not offer products and services such as network management, equipment or training.

GOVERNMENT REGULATION

    The Company's operations are subject to regulation by the Federal Communications Commission ("FCC") under the Communications Act of 1934, as amended. The FCC establishes the prices that the Company and the other intercity carriers competing with AT&T are able to charge customers. In August 1982, the FCC substantially deregulated non-facilities-based, territorial resale carriers such as the Company, and no longer requires certification of these type of carriers or the filing of tariffs. The Company and other such carriers will, however, still be subject to the duty to provide service upon reasonable request, as well as not to engage in discriminatory activities. While the FCC has elected not to exercise its authority to regulate the rates and services of the Company, the FCC may elect to do so in the future. To the extent the FCC should elect to regulate territorial resale carriers, the Company's rates and the services it could render would be established and controlled by the FCC. This could have the effect of reducing the rates the Company could charge and therefore reduce operating revenues as well as limiting the services it currently offers to its customers.

    The Company's ability to provide intrastate dedicated line service is also subject to regulation in each state by the appropriate state regulatory agency. Colorado's and other states' publicly utility commissions permit certain re-sellers and certified carriers such as Internet to carry intrastate long distance and dedicated line traffic without regulation. Only the local exchange companies such as U.S. West are permitted to carry intrastate (local) traffic.




EMPLOYEES

    On March 31, 1996, the Company employed seventy (70) full-time employees, including three (3) executive officers, twenty-one (21) in sales and marketing, thirty (30) in network operations and technical services, twenty (21) in accounting and administration and three (3) in product development. The Company has non-compete and confidentiality agreements with its sales account executives and engineers.



Item 2.  DESCRIPTION OF PROPERTIES

    The Company leases approximately 26,000 square foot facility located at 7100 East Belleview Avenue, Suite 201, Greenwood Village, Colorado 80111. The Company currently pays rental of approximately $31,000 per month. The Company also leases 2,000 square feet of general office space in Edina, Minnesota at a cost of $900 per month.

    Internet's software development office in Boulder, Colorado was closed in March, 1995. A sub-lease agreement with another tenant was negotiated which offset the majority of the cost of Internet's lease. Both the lease and the related sub-lease expired in March, 1996.

Item 3.  LEGAL PROCEEDINGS

    Internet is not a party to, nor is any of Internet's property subject to, any material legal proceedings. Internet knows of no legal proceedings contemplated or threatened against it.

Item 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

    There were no matters submitted to a vote of security holders during the quarter ending January 31, 1996.

                                       PART II

Item 5.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) PRINCIPAL MARKET OR MARKETS. Internet's Common Stock is traded on the NASDAQ Small-Cap Market under the symbol INCC. In the previous years and prior to June 13, 1994, Warrants to purchase Common Stock were traded under the symbol INCCW. All Warrants not exercised by June 13, 1994 expired under their own terms on that date.

    The following table represents the range of high and low bid prices for the Common Stock and Warrants for the eight fiscal quarters ended January 31, 1996.


                                   Quarter Ended
                 ----------------------------------------------------
                 Apr. 30,94    Jul.31,94     Oct.31,94     Jan.31,95
                 ----------    ---------     ---------    -----------
Security        High   Low    High   Low   High   Low     High   Low

Common          9.88   5.63   6.00   3.13  6.63   3.88    8.25   3.63

Warrants        4.13   .44    .63    .03   N/A    N/A     N/A    N/A


                                  Quarter Ended
                -----------------------------------------------------
                Apr. 30,95     Jul.31,95     Oct.31,95     Jan.31,96
                -----------------------------------------------------
Security        High   Low    High   Low   High   Low     High   Low

Common          6.75   4.25   6.50   3.90  7.75   4.12    6.50   3.50

Warrants        N/A    N/A    N/A    N/A   N/A    N/A     N/A    N/A


(b) APPROXIMATE NUMBER OF HOLDERS OF COMMON STOCK AND WARRANTS. As of April 15, 1996, there were 174 record holders and an additional estimated 2,500 beneficial holders of Internet's Common Stock.

(c) DIVIDENDS. Internet has paid no cash dividends on its Common Stock and has no present intention of paying cash dividends in the foreseeable future, although there exists no restrictions that limit Internet's ability to pay dividends. It is the present policy of the Board of Directors to retain all earnings to provide for the growth of the Company. Payment of cash dividends in the future will depend upon, among other things, the Company's future earnings, requirements for capital improvements and financial condition.

Item 6. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following is management's discussion and analysis of certain significant factors which have affected the Company's financial condition and results of operations during the periods included in the accompanying financial statements.

FINANCIAL CONDITION

    The financial condition of the Company at January 31, 1996 as compared to the previous year is discussed below. All known significant trends and events in financial condition, liquidity and capital resources are also discussed below.

The company's cash position has decreased by $256,000 (including the decline in marketable securities) from the prior year. The current ratio was 1.20 as of January 31, 1996 as compared to 1.64 for the prior year. Working capital was $892,000 as of January 31, 1996 and had declined from $2,052,000 for the prior year. While revenues increased by 13.3% over the prior year, the balance of net trade receivables declined by 1.8% due to collection efforts by Company personnel.

Inventory increased from $738,000 as January 31, 1995 to $1,398,000 at January 31, 1996. This increase was due to stocking of new equipment lines, extended manufacturer lead times, and delays in customer delivery. Trade accounts payable increased by $495,000 over the prior fiscal year to $2,523,000 as of January 31, 1996. This resulted from increased activity from a 13.3% increase in revenues, increased inventory balances, and a dispute with a vendor over the accuracy of its billings to the company. Deferred revenues increased by 23.3% to $662,000. This balance reflected one month of advanced billings on the company's multi-year customer services and circuits contracts.

During fiscal year ended January 31, 1996, working capital was most significantly affected by the current year's operating loss of $977,000 and expenditures for capital equipment of $873,000 and leasehold improvements of $141,000. The Company increased its use of its lines of credit during the fiscal year. The balance drawn as of January 31, 1996 was $1,000,000 up from $350,000 at the previous year-end. The total credit facility is $1,750,000 of which $450,000 is held as collateral for a performance bond on a significant customer contract. During the year, the Company was in violation of loan agreement covenants. However, the lender has waived those violations and extended the line of credit to June 30, 1996. It is management's opinion that the Company has adequate working capital and bank credit to fund its on-going operations.

During the fiscal year, the Company elected to dissolve its joint venture with Inacom by buying the joint venture's operations. All customers were transferred to the Company; all offices except for Minneapolis were closed, and operations were streamlined. The results of the joint venture increased the Company's operating loss by $209,000 over the life of the joint venture.


RESULTS FROM OPERATIONS

Revenues for the year ended January 31, 1996 ("1995") increased by 13.3% over the prior year. The table below shows revenue results by categories:


                                             1995          1994        % Change
                                             ----          ----        --------
    Equipment revenues                     $9,899        $9,532           3.9%
    Data circuit revenues                   5,585         4,546          22.9%
    Equipment services revenues             2,328         1,871          24.4%
    Network management revenues               630           378          66.7%
    Other revenues                             86            23         273.9%
                                           ------            --
    Total Revenues                        $18,528       $16,350          13.3%

The growth in services revenues which include data circuit revenues, equipment services revenues, and network management revenues results from an increasing emphasis on the sale of services by the Company. These revenues grew to $8,543,000 during the current fiscal year, an increase of 25.7% over the prior fiscal year. 29% of customers buying services in 1995 increased their purchase of services in 1996.

During Fiscal Year 1996, the Company was organized into two main sales organizations - a direct sales force focusing on selling equipment and services to direct end-user sales and an indirect sales force focusing on equipment-only sales to resellers. During the fiscal year, the Company's direct sales group generated equipment and services revenues of $15,064,000, an increase of 16.9% over the prior year. The indirect sales force generated equipment-only revenues of $3,033,000, a decrease of 12.5%. The decrease in indirect sales force revenue is attributable to increased price pressure from resellers and competition in the marketplace.

In Fiscal 1995, the Company formed a strategic sales group targeting complimentary product relationships with system integrators and a national accounts program. Neither the strategic sales nor the national accounts sales groups provided sufficient revenues to justify continued investment, and as a result those groups were disbanded during the fourth quarter.

Cost of Sales increased by 12.6% over the prior year. This was due to increased revenue activity. Overall gross margin percentage increased to 27.1% for fiscal year 1996 as compared to 26.6% for fiscal year 1995. This results from the increase in services revenues which generally have a higher gross margin.

Selling expenses increased by $340,000 or 18.6% from the prior fiscal year. The expense growth resulted from increased headcount relating to a number of sales programs which were begun early in the fiscal year and subsequently shut down due to lack of revenue generation. Expense levels also increased due to normal commissions expenses related to higher revenue levels.

General and Administrative expenses increased by 28.5% or $680,000 to $3,066,000 for fiscal year ended January 31, 1996. The expense growth related a number of factors including higher headcount and salary costs of $353,000 incurred in anticipation of higher revenue levels and increased depreciation and amortization relating to capital equipment purchases and office space remodeling and rent ($79,000). Additional increases were reported in professional services and insurance costs ($53,000), public company expenses ($36,000), and bad debt expense ($42,000). Expenses increased in numerous other categories due to increased levels of revenue and general operations activities.

The Company recorded a $61,000 loss for its share of the joint venture operations during the fiscal year just ended. The joint venture was dissolved on May 31, 1995 with Internet Communications taking control of all operations. All offices, except for Minneapolis, were closed. All customer contracts and relationships were transferred to Internet Communications.

Software Development and Maintenance expenses included the write-off of capitalized software expenses and the down-sizing of the Company's software development program. In the prior fiscal year, the Company re-evaluated the net realizability of its capitalized software in light of product development schedules and changing market requirements and wrote down its investment by $1,475,000 to $50,000. During the fiscal year ended January 31, 1996, the Company determined that there were no distinguishable revenues which could be attributed to the capitalized software and that the remaining asset which then totaled $137,000 should be written off to expense. The Company continues to provide technical support for specific product lines of Tellabs equipment with targeted resources.

In the third and fourth quarter, the Company took steps to reduce the growth of operating expenses. Total headcount of the company was reduced from a high of 96 employees (including the Inacom joint venture) to 73 employees on January 31, 1996. Non-productive programs were canceled. The organizational structure was simplified and focused on key tasks.

OUTLOOK

Company management believes that Internet Communications is in a high growth marketplace in which data, voice, and video networks are of strategic importance to commercial and governmental enterprises. The Company recognizes the significant impact on the marketplace, customer satisfaction, and on the Company statement of operations of value-added services. In Fiscal Year 1997 (ending January 31, 1997), marketing and sales programs will be directed at growing the services products of the Company. Significant resources will be devoted to consulting, training, network management, and network maintenance services. Important revenue-generation programs will instituted around local area network (LAN) capabilities and internet access services for commercial customers. The sale of communications equipment will continue to be an important source of revenues, but the Company will emphasize "systems" sales in which a variety of long-term services are perceived as the higher value components of the system.

The Company will select business opportunities, combining an entrepreneurial bias for action with disciplined business planning and an expectation for results. Expenses will be managed aggressively, seeking to optimize the balance between growth and profitability. The Company expects to seek outside investment in order to strengthen its working capital and to fund geographic and product-line growth.

Item 7.  FINANCIAL STATEMENTS

    Information with respect to this item is contained in the financial statements appearing on Item 13 in Part IV of this Report. Such information is incorporated herein by reference.

Item 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

    None.

                                       PART III

    The information required by Part III, Items 9, 10, 11 and 12 of Form 10-KSB is incorporated herein by reference to Registrant's definitive Proxy Statement to be filed in connection with the Annual Meeting of Shareholders to be held in May 1996.


                                       PART IV

Item 13. EXHIBITS, FINANCIAL STATEMENTS, AND REPORTS ON FORM 8-K

(a) 1. The following Financial Statements are filed as part of this Report:

                                                                           Page
                                                                           ----

    Index to Financial Statements                                          F-1

    Independent Auditors' Reports                                          F-2

    Balance Sheets, January 31, 1996                                       F-3

    Statements of Operations, For the
    Years Ended January 31, 1996 and 1995                                  F-4

    Statement of Stockholders' Equity, For the Period
    from February 1, 1994 through January 31, 1996                         F-5

         Statements of Cash Flows, For the
         Years Ended January 31, 1996 and 1995                             F-6

         Notes to Financial Statements                                     F-7


    2. There are no Financial Statement Schedules required to be filed as part of this Report.

    3. EXHIBITS:

(a) None

(b) None

(c) No reports on Form 8-K were filed during the quarter ending January 31, 1996.

                        INTERNET TO COMMUNICATIONS CORPORATION

                            NOTES TO FINANCIAL STATEMENTS

                                      SIGNATURES


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the under-signed, thereunto duly authorized.



                                            INTERNET COMMUNICATIONS CORPORATION


Date:    April 30, 1996                     By:  /s/  Thomas C. Galley
                                                 -------------------------------
                                                 Thomas C. Galley, President and
                                                 Principal Executive Officer


Date:    April 30, 1996                     By:  /s/  Benjamin T. Kelly
                                                 -------------------------------
                                                 Benjamin T. Kelly,
                                                 Principal Financial Officer and
                                                 Treasurer




SIGNATURES


Date:    April 30, 1996                     By:  /s/ Thomas C. Galley
                                                 -------------------------------
                                                 Thomas C. Galley, Director

                         INTERNET COMMUNICATIONS CORPORATION

                             NOTES TO FINANCIAL STATEMENTS

Date:    April 30, 1996                     By:  /s/  Arnell J. Galley
                                                 -------------------------------
                                                 Arnell J. Galley, Director


Date:    April 30, 1996                     By:  /s/  Peter A. Guglielmi
                                                 -------------------------------
                                                 Peter A. Guglielmi, Director

                         INTERNET COMMUNICATIONS CORPORATION

                                 FINANCIAL STATEMENTS
                                   JANUARY 31, 1996

                         INTERNET COMMUNICATIONS CORPORATION

                            INDEX TO FINANCIAL STATEMENTS
                                                                           PAGE
                                                                           ----

INDEPENDENT AUDITOR'S REPORT . . . . . . . . . . . . . . . . . . . . . . . F- 2

BALANCE SHEET-January 31, 1996 . . . . . . . . . . . . . . . . . . . . . . F- 3

STATEMENTS OF OPERATIONS-For the Years Ended January 31, 1996 and 1995 . . F- 4

STATEMENT OF STOCKHOLDERS' EQUITY-For the Period from
 February 1, 1994 through January 31, 1996 . . . . . . . . . . . . . . . . F- 5

STATEMENTS OF CASH FLOWS-For the Years Ended January 31, 1996 and 1995 . . F- 6

NOTES TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . F- 7

                             INDEPENDENT AUDITOR'S REPORT





To the Board of Directors and Stockholders
Internet Communications Corporation
Englewood, Colorado




We have audited the accompanying balance sheet of Internet Communications Corporation as of January 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the years ended January 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Internet Communications Corporation as of January 31, 1996, and the results of its operations and its cash flows for the years ended January 31, 1996 and 1995, in conformity with generally accepted accounting principles.




HEIN + ASSOCIATES LLP




April 24, 1996
Denver, Colorado

                         INTERNET COMMUNICATIONS CORPORATION

                                    BALANCE SHEET
                                   JANUARY 31, 1996


                                        ASSETS
                                        ------
CURRENT ASSETS:
    Cash                                                               473,000
    Receivables:
       Trade, net of $133,000 allowance for doubtful accounts        2,757,000
       Other                                                           400,000
    Inventory                                                        1,398,000
    Prepaid expenses and other                                         397,000
                                                                       -------
       Total current assets                                          5,425,000


FURNITURE AND EQUIPMENT, net                                         1,943,000


OTHER ASSETS                                                            82,000
                                                                        ------


TOTAL ASSETS                                                        $7,450,000
                                                                    ----------
                                                                    ----------



    LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
    Note payable$                                                    1,000,000
    Accounts payable                                                 2,523,000
    Unearned income                                                    662,000
    Accrued expenses and other                                         348,000
                                                                       -------
       Total current liabilities                                     4,533,000


COMMITMENTS (NOTE 4)


STOCKHOLDERS' EQUITY:
    Preferred stock, $.0001 par value, 100,000,000 shares authorized, no shares issued and outstanding

    Common stock, no par value, 4,500,000 shares authorized,         5,202,000
       2,400,686 shares issued and outstanding

    Stockholders' notes                                                (35,000)
    Accumulated deficit                                             (2,250,000)
                                                                    ----------
       Total stockholders' equity                                    2,917,000
                                                                    ----------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $7,450,000
                                                                    ----------
                                                                    ----------

                SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                         INTERNET COMMUNICATIONS CORPORATION

                               STATEMENTS OF OPERATIONS



                                                         FOR THE YEARS ENDED
                                                             JANUARY 31,
                                                             -----------
                                                         1996            1995
                                                         -----           ----
NET SALES:
    Equipment                                        $9,899,000     $9,532,000
    Data communication services                       8,629,000      6,818,000
                                                      ---------      ---------
                                                     18,528,000     16,350,000
COST OF SALES                                       (13,502,000)   (11,996,000)
                                                     ----------    -----------
                                                     ----------    -----------
    Gross margin                                      5,026,000      4,354,000


OPERATING EXPENSES:
    Selling                                           2,172,000      1,832,000
    General and administrative                        3,066,000      2,386,000
    Software development and maintenance                832,000      1,955,000
    Equity in loss of joint venture                      61,000        148,000
                                                      ---------      ---------
                                                      6,131,000      6,321,000
                                                      ---------      ---------


LOSS BEFORE INCOME TAXES
                                                     (1,105,000)    (1,967,000)
    Income tax benefit                                  128,000        137,000
                                                        -------        -------

NET LOSS                                              $(977,000)   $(1,830,000)
                                                      ---------    -----------
                                                      ---------    -----------

NET LOSS PER COMMON SHARE                                $(.41)          $(.78)
                                                          -----          -----
                                                          -----          -----

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING            2,397,000      2,352,000
                                                      ----------     ---------
                                                      ----------     ---------







                SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                         INTERNET COMMUNICATIONS CORPORATION

                          STATEMENT OF STOCKHOLDERS' EQUITY
            FOR THE PERIOD FROM FEBRUARY 1, 1994 THROUGH JANUARY 31, 1996


                                    COMMON STOCK              TREASURY STOCK          STOCKHOLDERS'   ACCUMULATED
                                    ------------              --------------
                                SHARES        AMOUNT        SHARES       AMOUNT          NOTES          DEFICIT        TOTAL
                               ---------   ----------    ---------     ---------     -----------     ------------   ----------
BALANCES, February 1, 1994    2,267,803   $4,516,000       14,000     $(39,000)     $(161,000)       $557,000     $4,873,000


  Stock options
    exercised                    26,525       56,000          -            -              -               -           56,000
  Warrants exercised            165,358      902,000          -            -              -               -          902,000
  Reduction of
    stockholders' note              -            -            -            -          105,000             -          105,000
  Retirement of
    treasury stock                  -            -         55,000     (253,000)           -               -         (253,000)
  Net loss                          -            -            -            -              -        (1,830,000)    (1,830,000)
                                   ---          ---          ---          ---            ---         ---------     ----------


BALANCES, January 31, 1995    2,459,686    5,474,000       69,000     (292,000)       (56,000)     (1,273,000)     3,853,000


  Stock options exercised        10,000       20,000          -            -              -               -           20,000
  Reduction of
    Stockholders' note                                                                 21,000             -          21,000
  Retirement of Treasury
    stock                       (69,000)    (292,000)     (69,000)     292,000            -               -              -
  Net loss                          -            -            -            -              -          (977,000)      (977,000)
                                                             ----         ---            ---         ---------     ---------

BALANCES, January 31, 1996   $2,400,686   $5,202,000          -            -         $(35,000)    $(2,250,000)    $2,917,000
                              ---------   ----------         ----         ----       ---------    -----------     ----------
                              ---------   ----------         ----         ----       ---------    -----------     ----------


                SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                         INTERNET COMMUNICATIONS CORPORATION

                               STATEMENTS OF CASH FLOWS

                                                          FOR THE YEARS ENDED
                                                             JANUARY 31,
                                                             -----------
                                                          1996          1995
                                                          ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss                                  $(977,000)   $(1,830,000)
    Adjustments to reconcile net income(loss) to
      net cash from operating activities:
         Depreciation and amortization                  658,000        564,000
         Bad debt expense and debt forgiveness          116,000        129,000
         Deferred income taxes                              -         (100,000)
         Write-down of software                         137,000      1,475,000
         Loss in joint venture                           61,000        148,000
         Changes in operating assets and
           liabilities:
              (Increase) decrease in:
                   Receivables                          (62,000)    (1,337,000)
                   Income taxes                             -           83,000
                   Inventory                           (660,000)       (98,000)
                   Prepaid expenses and other           258,000        (90,000)
              Increase (decrease) in:
                   Accounts payable                     495,000      1,199,000
                   Unearned income                      125,000         97,000
                   Accrued expenses and other            52,000         55,000
                                                         ------         ------
              Net cash provided by operating
                activities                              203,000        295,000


CASH FLOWS FROM INVESTING ACTIVITIES:
    Software development costs                         (100,000)      (688,000)
    Capital expenditures                             (1,014,000)      (732,000)
    Proceeds from marketable securities                 157,000        137,000
    Purchase of marketable equity securities                -         (105,000)
    Investment in joint venture                         (36,000)      (175,000)
                                                       ---------       --------
              Net cash used in investing
                activities                             (993,000)    (1,563,000)


CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from debt                                2,965,000      2,375,000
    Repayment of debt                                (2,315,000)    (2,025,000)
    Proceeds from notes receivable                       25,000         70,000
    Purchase of treasury stock                              -         (253,000)
    Proceeds from sale of stock, net                     16,000        958,000
                                                         ------         ------
              Net cash provided by financing
                activities                              691,000      1,125,000
                                                        -------      ---------

(DECREASE) IN CASH                                      (99,000)      (143,000)

CASH, beginning of period                               572,000        715,000
                                                        --------       -------


CASH, end of period                                    $473,000       $572,000
                                                        --------       --------
                                                        --------       --------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION -
    Interest paid                                       $64,000        $32,000
                                                        --------      ---------
                                                        --------      ---------


                 SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                         INTERNET COMMUNICATIONS CORPORATION

                            NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

NATURE OF OPERATIONS - Internet Communications Corporation (the Company) was incorporated in 1986 as a Colorado corporation. The Company is currently a wide and local area integrater of data communications equipment, services and carrier circuits.

CASH EQUIVALENTS - The Company considers all highly liquid monetary instruments purchased with an original maturity of three months or less to be cash equivalents. Occasionally, the Company has funds in a financial institution in excess of amounts insured by the Federal Deposit Insurance Corporation.

CONCENTRATIONS OF CREDIT RISK - Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly effected by changes in economic or other conditions.

Substantially all of the Company's accounts receivables result from hardware sales and services. This concentration of customers may be similarly affected by changes in economic or other conditions. However, historical credit losses incurred by the Company have not been significant. The Company's activities are throughout the United States.

A Director of the Company also serves as an officer of a major vendor with which the Company purchased approximately $3,400,000 of product during fiscal 1996. This amount is not considered a material amount to the vendor.

INVENTORY - Inventory, which consists of finished goods (communications equipment), is stated at the lower of cost (first-in, first-out method) or market.

INVESTMENT IN JOINT VENTURE - During the year ended January 31, 1995, the Company had a 50% interest in a joint venture, which served as a marketing center for the sale of communication products and services. The Company's investment in the joint venture was accounted for under the equity method of accounting. During the year ended January 31, 1996, the Company purchased the remaining 50% interest in the joint venture for $36,000. The results of operations of the former joint venture from its purchase date of June 1, 1995 have been combined into the accompanying financial statements. Prior operations of the joint venture were not significant relative to the Company.

FURNITURE AND EQUIPMENT - Furniture and equipment are stated at cost and depreciation is calculated generally on a straight-line basis over the estimated useful lives of five to seven years. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the respective accounts and any profit or loss on the disposition is reflected in operations.

                         INTERNET COMMUNICATIONS CORPORATION

                            NOTES TO fINANCIAL STATEMENTS

Furniture and equipment consist of the following at January 31, 1996:

Telecommunications equipment                                        $2,406,000
Office furniture and equipment                                       1,369,000
Transportation equipment                                                37,000
Leasehold improvements                                                 265,000
                                                                     ---------
                                                                     4,077,000

Less accumulated depreciation and amortization                      (2,134,000)
                                                                     ----------


Total furniture and equipment                                       $1,943,000
                                                                     ----------
                                                                     ----------

SOFTWARE DEVELOPMENT COSTS - The cost of developing computer software for which technological feasibility has been established is capitalized and amortized to operations in the greater of the amount computed using either the straight-line method of generally five years or the ratio of current gross revenue to total anticipated revenue over the estimated useful life of the software. Software development costs capitalized during the years ended January 31, 1996 and 1995 were $100,000 and $688,000, respectively. Amortization of capitalized software development costs for the years ended January 31, 1996 and 1995 was $13,000 and $7,000, respectively. Amortization of computer software commences when the product is completed. The net realizable value of such deferred costs is reviewed by management on a periodic basis, and costs in excess of net realizable value is charged to operations. During the year ended January 31, 1996, and 1995, the Company expensed $137,000 and $1,475,000, respectively, which was primarily software development costs, based on the evaluation by management of its future realizable value (see Note 2).

Costs for maintenance and customer support are charged to expense when the related revenue is recognized or when those costs are incurred, whichever occurs first.

Costs incurred in researching, designing and planning for the development of new software are charged to operations in the year incurred.

REVENUE RECOGNITION - Revenue on system installation is recognized as work is performed under the Company's contracts with its customers. Revenue on maintenance contracts is recognized over the term of the agreement. Unearned income represents current month's advance billings and revenue received in advance for services under contract. These amounts will be recognized as revenue when earned. Commissions paid in advance are expensed generally over the term of the related noncancelable service agreements.

INCOME TAXES - The Company accounts for income taxes under the liability method of SFAS No. 109, whereby current and deferred tax assets and liabilities are determined based on tax rates and laws enacted as of the balance sheet date. Deferred tax expense or benefit represents the change in the deferred tax asset/liability balance.

                         INTERNET COMMUNICATIONS CORPORATION

                            NOTES TO FINANCIAL STATEMENTS

    USE OF ESTIMATES - The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

    FAIR VALUE OF FINANCIAL INSTRUMENTS - The estimated fair values for financial instruments under SFAS No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. At January 31, 1996, the Company believes the carrying values of its receivables, notes payables and accounts payable approximate their estimated fair values.

    IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS - In March 1995, the Financial Accounting Standards Board issued a new statement titled "Accounting for Impairment of Long-Lived Assets." This new standard is effective for years beginning after December 15, 1995 and would change the Company's method of determining impairment of long-lived assets. Although the Company has not performed a detailed analysis of the impact of this new standard on the Company's financial statements, the Company does not believe that adoption of the new standard will have a material effect on the financial statements.

    In October 1995, the Financial Accounting Standards Board issued a new statement titled "Accounting for Stock-Based Compensation" (FAS 123). The new statement is effective for fiscal years beginning after December 15, 1995. FAS 123 encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options, and other equity instruments to employees based on fair value. Companies that do not adopt the fair value accounting rules must disclose the impact of adopting the new method in the notes to the financial statements. Transactions in equity instruments with non-employees for goods or services must be accounted for on the fair value method. The Company currently does not intend to adopt the fair value accounting prescribed by FAS 123, and will be subject only to the disclosure requirements prescribed by FAS 123. However, the Company intends to continue its analysis of FAS 123 and may elect to adopt its provisions in the future.


    NET LOSS PER SHARE - Net loss per share is based upon the weighted average number of shares outstanding, including common stock equivalents outstanding during the period. Fully diluted net income per share assumes conversion of all potentially dilutive outstanding warrants and options. Common stock equivalents were anti-dilutive for the years ended January 31, 1996 and 1995, and therefore, are not included in the computation of net loss per share.


2.  SOFTWARE DEVELOPMENT EXPENSE:

    During the years ending January 31, 1996 and 1995, the Company re-evaluated the net realizability of its capitalized software. At those times, it was determined that due to technological changes in the market as well as delays in completing development, the projected market for its software product was substantially lower than previously anticipated. The related capitalized costs were in excess of the anticipated future profit from the sale of the product. In conjunction with the completion of the software, the Company has closed its software development office and written down certain specialized computer equipment to its estimated net realizable value. This has resulted in a write-off of $137,000 of cost in fiscal 1996 and $1,475,000 in fiscal 1995 of cost, a substantial portion of which was capitalized during the related year. These amounts are included in software development and maintenance expense. The Company is currently not involved in any other software development projects.


3.  NOTE PAYABLE:

    The Company has a line-of-credit for $1,750,000 with interest at prime plus 1% (totaling 9.5% at January 31, 1996). This facility consists of a general use line-of-credit of $1,300,000 and a $450,000 facility to support the performance bond which will expire upon the release of the bond. As of January 31, 1996, there was $1,000,000 outstanding under the line-of-credit and another $450,000 was committed under a performance bond. The line-of-credit is collateralized by accounts receivable and inventory and expires in June 1996. As of January 31, 1996, the Company was not in compliance with certain financial loan covenants, however, such covenants have been waived.


4.  COMMITMENTS:

    The Company leases office space and equipment under noncancelable operating leases. Total rental expense for the years ended January 31, 1996 and 1995 was $298,000 and $262,000, respectively. The total minimum rental commitments for the years ending January 31 are as follows:

                                  1997                                $327,000
                                  1998                                 331,000
                                  1999                                 342,000
                                  2000                                 323,000
                                  2001                                 331,000
                                  Thereafter                           678,000
                                                                       -------
                                                                    $2,332,000
                                                                    ----------
                                                                    ----------

5. STOCKHOLDERS' EQUITY:

The Company has authorized 100,000,000 shares of preferred stock that may be issued in such

                         INTERNET COMMUNICATIONS CORPORATION

                            NOTES TO FINANCIAL STATEMENTS

series and preferences as determined by the Company's Board of Directors.


The Company has issued shares of common stock to certain employees for notes, which have an outstanding balance of $35,000 as of January 31, 1996. During fiscal 1995, these notes were reduced by $105,000, including the forgiveness by the Company of approximately $35,000.

The Company's Board of Directors have granted non-qualified options to various officers, employees, and others. Generally, the options are granted at the current market price of the Company's common stock, however, there have been occasions where options have been granted at below the market price and the Company has recorded the difference as an expense. The exercise periods have ranged between one to four years. During fiscal 1995 and 1994, non-qualified options for 21,500 and 8,000 were granted to employees.

At its March 18, 1996 Board of Directors meeting, the Company adopted a Incentive Stock Plan (Plan), subject to shareholder approval, that authorizes the issuance of up to 625,000 shares of common stock. Pursuant to the plan, the Company may grant "incentive stock options" (intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended), non-qualified stock options and stock purchase rights or a combination thereof.

Incentive stock options may not be granted at an exercise price of less than the fair market value of the common stock on the date of grant (except for holders of more than 10% of common stock, whereby the exercise price must be at least 110% of the fair market value at the date of grant for incentive stock options). The term of the options may not exceed ten years. In July 1995, options were granted under the plan for 91,000 options (including 2,000 options which were subsequently terminated) which will vest over the next four years, beginning in July 1996. These options are exercisable through July 2009 at $3.875 per share. No options have been exercised.

During the fiscal year ended January 31, 1996, the Company also adopted the Non Employee Directors' Stock Option Plan (Outside Directors' Plan), which provides for the grant of stock options to non-employee directors of the Company and any subsidiary. An aggregate of 40,000 shares of common stock are reserved for issuance under the Outside Directors' Plan. The exercise price of the options will be the fair market value of the stock on the date of grant. Outside directors are automatically granted options to purchase 10,000 shares initially and an additional 2,000 shares for each subsequent year that they serve. All options granted vest over a 3-year period from the date of grant. In July 1995, one director was granted options to purchase 10,000 shares each, exercisable at $6.125 per share. No options have been exercised.

                         INTERNET COMMUNICATIONS CORPORATION

                            NOTES TO FINANCIAL STATEMENTS



    Option activity is as follows:


                                                                     EXERCISE
                                                      OPTIONS          PRICE
                                                      -------      ------------

    BALANCE, February 1, 1994                        358,949      $1.34-$13.06

         Options granted                              21,500       $3.65-$4.50
         Options exercised                           (26,525)      $1.34-$2.75
         Options expired                             (66,500)      $1.98-$4.94
                                                     ---------

    BALANCE, January 31, 1995                        287,424      $1.87-$13.06

         Options granted                             107,000             $3.88
         Options exercised                           (10,000)            $2.00
         Options expired                             (87,624)     $1.87-$13.06
                                                     ---------

    BALANCE, January 31, 1996                        296,800
                                                     ---------
                                                     ---------

    Options exercisable at January 31, 1996 totaled approximately $953,000.

    In April 1996, employees owing options totaling 189,800 options (including those options issued during the fiscal year ending January 31, 1996 and 75,000 options to officers/directors granted in 1993), exchanged their options, which generally would have expired in April 1996 for 313,000 new qualified incentive stock options (including 180,000 options to officers and directors) which will vest 25% at time of grant and 25% on each of succeeding three anniversaries exercisable at $3.75 per share (except for affiliates which will be exercisable at $4.13). These options are ten year options.


6.  INCOME TAXES:

    Deferred income taxes are provided for differences between the tax and book basis of assets and liabilities as a result of temporary differences in the recognition of revenues or expenses for tax and financial reporting purposes.

                         INTERNET COMMUNICATIONS CORPORATION

                            NOTES TO FINANCIAL STATEMENTS



At January 31, 1996, these differences consist of the following:


    Deferred revenue                                                  $685,000
    Depreciation difference                                             74,000
    Income tax loss carryforward                                         9,000
    Other                                                               29,000
                                                                        -------
         Total                                                         797,000

         Less valuation allowance                                     (797,000)
                                                                        -------

         Net                                                           $  --
                                                                        -------
                                                                        -------

Income tax benefit is comprised of the following:

                                                       1996              1995
                                                     ---------        ---------

Current benefit                                     $128,000           $37,000
Deferred benefit                                         -             100,000
                                                                        -------

                                                    $128,000          $137,000
                                                     --------          --------
                                                     --------          --------

As of January 31, 1996, the Company has income tax loss carryforwards of approximately $1,850,000 which expire in the years 2006 through 2011. During the year ended January 31, 1996, the Company utilized approximately $530,000 in net operating losses by carrying them back to prior years to offset taxable income.

                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON,  D.C.  20549



                                    FORM  10-Q SB


[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

    For the quarterly period ended APRIL 30, 1996
                                   --------------
                                          or

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF    1934


    For the transition period from     N/A    to    N/A
                                     ---------     --------
                           Commission file number  0-19578
                                                   --------

                         INTERNET COMMUNICATIONS CORPORATION
- --------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)


             COLORADO                                  84-1095516
    ------------------------------          -------------------------------
    State or other jurisdiction of          (I.R.S. Employer Identification
    incorporation or organization                     Number)

       7100 E. BELLEVIEW AVENUE, SUITE 201, GREENWOOD VILLAGE, COLORADO  80111
    -------------------------------------------------------------------------
          (Address of principal executive offices)              (Zip Code)

         Registrant's telephone number, including area code   (303) 770-7600
                                                              --------------


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing
requirements for the past 90 days.           [X] Yes      [ ] No

At April 30, 1996, 2,400,686 shares of Common Stock, no par value were outstanding

                         INTERNET COMMUNICATIONS CORPORATION


                                        INDEX

                                                              PAGE
                                                              ----

         Form 10-Q SB Cover Page                                1

         Index Page                                             2

Part I   Condensed Balance Sheets                               3
         April 30, 1996 and January 31, 1996

         Condensed Statements of Operations                     4
         Three months ended April 30, 1996 & 1995

         Condensed Statements of Cash Flows                     5
         Three months ended April 30, 1996 & 1995

         Notes to Condensed Financial Statements                6

         Management's Discussion and Analysis of Financial      7 - 8
         Condition and Results of Operations

Part II  Other Information

         Item 1 - Legal Proceedings                             9

         Item 2 - Changes in Securities                         9

         Item 3 - Defaults upon Senior Securities               9

         Item 4 - Submission of Matters to a Vote of            9
                  Securities Holders

         Item 5 - Other Information                             9

         Item 6 - Exhibits and Reports on Form 8-K              9

         Signature Page                                         10

                         INTERNET COMMUNICATIONS CORPORATION
                               CONDENSED BALANCE SHEETS


                                                       April 30,           January 31,
                                                         1996                 1996
                                                      (Unaudited)

                              ASSETS
CURRENT ASSETS:
   Cash                                                 $266,000            $473,000
   Receivables:
          Trade, net of allowance                     $2,297,000          $2,757,000
          Other                                         $361,000            $400,000
   Inventory                                          $1,182,000          $1,398,000
   Prepaid expenses and other                           $377,000            $397,000
                                                   -------------       -------------
          Total current assets                        $4,483,000          $5,425,000

FURNITURE AND EQUIPMENT, NET                          $1,900,000          $1,943,000


OTHER ASSETS:                                            $69,000             $82,000

TOTAL ASSETS                                          $6,452,000          $7,450,000
                                                   -------------       -------------
                                                   -------------       -------------

          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Note payable                                       $1,100,000          $1,000,000
   Accounts payable                                   $1,656,000          $2,523,000
   Unearned income                                      $672,000            $662,000
   Accrued expenses and other                           $304,000            $348,000
                                                   -------------       -------------
          Total current liabilities                   $3,732,000          $4,533,000

STOCKHOLDERS' EQUITY:
   Common stock, no par value                         $5,202,000          $5,202,000
   Stockholders' notes                                  ($35,000)           ($35,000)
   Accumulated deficit                               ($2,447,000)        ($2,250,000)
                                                   -------------       -------------
          Total stockholders' equity                  $2,720,000          $2,917,000
                                                   -------------       -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $6,452,000          $7,450,000
                                                   -------------       -------------
                                                   -------------       -------------



            See accompanying notes to these condensed financial statements

                         INTERNET COMMUNICATIONS CORPORATION
                          CONDENSED STATEMENTS OF OPERATIONS



                                                   For the three months ended April 30,
                                                          1996               1995
                                                       (Unaudited)        (Unaudited)

NET SALES:
   Equipment                                          $1,258,000          $2,607,000
   Data communication services                        $2,356,000          $2,110,000
                                                   -------------       -------------
                                                      $3,614,000          $4,717,000

COST OF SALES                                        ($2,548,000)        ($3,248,000)
                                                   -------------       -------------
GROSS MARGIN                                          $1,066,000          $1,469,000

OPERATING EXPENSES:
   Selling                                              $493,000            $524,000
   General and administrative                           $734,000            $676,000
   Software development & maintenance                    $36,000            $133,000
   Equity in loss of joint venture                            $0             $39,000
                                                   -------------       -------------
                                                      $1,263,000          $1,372,000
                                                   -------------       -------------
INCOME BEFORE INCOME TAXES                             ($197,000)            $97,000

INCOME TAX EXPENSE                                            $0                  $0
                                                   -------------       -------------
NET INCOME (LOSS)                                      ($197,000)            $97,000
                                                   -------------       -------------
                                                   -------------       -------------

NET INCOME PER COMMON SHARE                        $       (0.08)        $      0.04
                                                   -------------       -------------
                                                   -------------       -------------

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING             2,397,000           2,521,000
                                                   -------------       -------------
                                                   -------------       -------------


            See accompanying notes to these condensed financial statements

                         INTERNET COMMUNICATIONS CORPORATION
                          CONDENSED STATEMENTS OF CASH FLOWS


                                                      For the three months ended April 30,
                                                         1996                   1995
                                                      (UNAUDITED)            (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:

   Net income                                          ($197,000)            $97,000
   Adjustments to reconcile net income to
   net cash from operating activities:
      Depreciation and amortization                      188,000             149,000
      Changes in operating assets and liabilities:
       (Increase) decrease in:
          Receivables- net                               499,000            (660,000)
          Inventory                                      216,000            (219,000)
          Prepaid expenses and other                      33,000              74,000
        Increase (decrease) in:
          Accounts payable                              (867,000)            140,000
          Unearned income                                 10,000              15,000
          Accrued expenses                               (44,000)             98,000
                                                      ------------         -----------
        Net cash (used in) provided by
        operating activities                            (162,000)           (306,000)



CASH FLOWS FROM INVESTING ACTIVITIES:
   Software development costs                                -              (100,000)
   Capital expenditures                                 (145,000)           (118,000)
   Purchase of marketable securities                         -                (2,000)
                                                     ------------         -----------

        Net cash used in investing activities           (145,000)           (220,000)


CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from debt                                    100,000             765,000
   Repayment of debt                                         -              (550,000)
   Proceeds from notes receivable                            -                 2,000
   Purchase of treasury stock                                -                (2,000)
                                                      ------------         -----------
       Net cash provided by (used in) financing
        Activities                                       100,000             215,000
                                                      ------------         -----------



INCREASE (DECREASE) IN CASH                             (207,000)           (311,000)
CASH, beginning of period                                473,000             572,000
                                                      -----------         -----------

CASH, END OF PERIOD                                     $266,000            $261,000
                                                      ------------         -----------
                                                      ------------         -----------


           SEE ACCOMPANYING NOTES TO THESE CONDENSED FINANCIAL STATEMENTS.

                         INTERNET COMMUNICATIONS CORPORATION


                       NOTES TO CONDENSED FINANCIAL STATEMENTS
                                    APRIL 30, 1996
                                     (Unaudited)


NOTE 1 -- BASIS OF PRESENTATION

The financial statements included herein have been prepared by Internet Communications Corporation (Internet or the Company), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission and include all adjustments which are, in the opinion of management, necessary for a fair presentation. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The Company believes that the disclosures are adequate to make the information presented not misleading; however, it is suggested that these financial statements be read in conjunction with the financial statements and the notes thereto which are incorporated by reference in the Company's Annual Report on Form 10-K SB for the fiscal year ended January 31, 1996. The financial data for the interim periods may not necessarily be indicative of results to be expected for the year.

                         INTERNET COMMUNICATIONS CORPORATION


                       MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                     FINANCIAL CONDITION AND RESULTS OF OPERATIONS


The following is management's discussion and analysis of certain significant factors which have affected the Company's financial condition and results of operations during the periods included in the accompanying condensed financial statements.


FINANCIAL CONDITION

The current ratio as of April 30, 1996 remained unchanged (1.20) when compared to January 31, 1996 (1.20), and working capital decreased by $141,000 for the period from January 31, 1996 to April 30, 1996. The Company's cash and cash equivalents at April 30, 1996 were $266,000 compared to $473,000 at January 31, 1996. Trade accounts receivable decreased $460,000 at April 30, 1996, when compared to January 31, 1996 primarily due to collection efforts by Company personnel. Inventory balances decreased $216,000 compared to January 31, 1996 due to decreased vendor lead time, stock rotation to vendors and improved customer delivery time. During the three months ending April 30, 1996 the Company purchased $ 145,000 of capital assets used primarily in technological services.

The Company increased its use of its line of credit during the first quarter of fiscal 1997. The balance drawn on at April 30, 1996 was $1,100,000 an increase of $100,000 from January 31, 1996. The total credit facility is $1,750,000 of which $450,000 is held as collateral for a performance bond on a significant customer contract. During the first quarter ending April 30, 1996, the Company was in violation of loan agreement covenants. However, the lender has waived those violations and extended the line of credit to June 30, 1996. It is management's opinion that the Company has adequate working capital and bank credit to fund its on-going operations. Accounts Payable decreased $867,000 when compared to January 31, 1996. This primarily resulted from payment to vendors with cash generated through operations.

On May 29,1996, the Company entered into a stock exchange agreement with Interwest Group, Inc. (Group), under which the Company proposes to acquire all of the issued and outstanding common stock of Interwest Communications C. S. Corporation in exchange for 2,306,541 shares of the Company's common stock. The share exchange agreement is subject to shareholder approval. In connection with this agreement, Group advanced the Company $900,000 in the form of a promissory note due December 31, 1996. If not paid when due, the Note is convertible into common stock at $3.00 per share.

RESULTS OF OPERATIONS:

For the three months ended April 30, 1996, the Company reported revenues of $3.6 million respectively, resulting in net losses of $197,000 respectively, compared to revenues of $4.7 million with net income of $97,000 for the three months ended April 30, 1995.

Sales for the three months ended April 30, 1996, decreased 23% compared to the same periods in 1995. The decrease in sales for the three months of fiscal 1997 was primarily the result of reduced equipment sales generated from the Company's resale sales channel, partially offset by an increase in data communication service sales of 12% when compared to the same period last year. Gross margin as a percentage of sales was 29.5% for the three months ending April 30, 1996, compared to 31.2% for the same periods of fiscal 1996. The decrease in gross margin percentage during the three months ended April 30, 1996 when compared to the same period last year was the result of lower margin equipment sales. The Company's gross margin percentage can vary significantly from period to period due to changes in the relative mix of equipment and service sales.

Selling expense as a percentage of revenues increased slightly (13.6%) for the three months ended April 30, 1996 compared to the same periods of fiscal 1996 (11.1%). The increase is the result of greater sales force compensation per revenue dollar for data communication service sales vs equipment sales.

General and Administrative expenses increased $58,000 for the three month period ending April 30, 1996 when compared to the same periods in fiscal 1996. These operating expense increases reflect the inclusion of operating expenses of former Internet-Inacom operations acquired on June 1, 1995, expansion of office facilities and general increase in expenses due to higher anticipated revenue activity.

Software development & maintenance expense decreased $97,000 during the quarter ending April 30, 1996 when compared to the same period last year. The decrease is the result of the Company's de-emphasis of software development. See related discussion in form 10-KSB dated January 31, 1996.

                         INTERNET COMMUNICATIONS CORPORATION


                                       PART II


ITEM 1.   LEGAL PROCEEDINGS

            NONE


ITEM 2.   CHANGES IN SECURITIES

            NONE


ITEM 3.   DEFAULTS UPON SENIOR SECURITIES

            NONE

ITEM 4.   SUBMISSION OF MATTER TO A VOTE OF SECURITIES HOLDERS

            NONE

ITEM 5.   OTHER INFORMATION

Subsequent to the quarter ended April 30, 1996, the Company filed Form 8K dated May 14, 1996.



ITEM 6.   EXHIBITS AND REPORTS ON FORM 8-K

            NONE

                                      SIGNATURES



Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNET COMMUNICATIONS CORPORATION




By:  /s/   Thomas C. Galley
   ----------------------------------------------
      Thomas C. Galley, President

Date:  June 12, 1996





By:  /s/   Benjamin T. Kelly
   ----------------------------------------------

      Benjamin T. Kelly, Chief Financial Officer and Treasurer

Date:  June 12, 1996